Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made as of May 19, 2022 by and among THE MANITOWOC COMPANY, INC., a Wisconsin corporation (“Manitowoc”), GROVE U.S. L.L.C., a Delaware limited liability company (“Grove”), MANITOWOC CRANE GROUP GERMANY GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung) (“Manitowoc Germany” and collectively with Manitowoc and Grove, the “Borrowers”, and each, a “Borrower”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrowers are party to that certain Credit Agreement dated as of March 25, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”), by and among the Borrowers, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower Representative has requested that the Lenders and the Administrative Agent agree to make certain amendments to the Existing Credit Agreement; and

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to amend the Existing Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.
Amendments to the Existing Credit Agreement. Effective as of the Effective Date, the parties hereto agree that the Existing Credit Agreement is hereby amended as follows:
1.1.
The Existing Credit Agreement (excluding the Exhibits and Schedules thereto, which, except as set forth in clause (b) below shall remain in the original form delivered or most recently amended, as applicable) is amended as set forth in the marked terms on Exhibit A hereto.
1.2.
Exhibit H to the Existing Credit Agreement is amended as set forth in the marked terms on Exhibit B hereto.

In each of Exhibit A and Exhibit B hereto, deletions of text are indicated by struck-through text (indicated in the same manner as the following example: ~~stricken text~~) and insertions of text are indicated by bold, double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on such Exhibit.

2.
Conditions Precedent. This Amendment shall become effective on the date (the “Effective Date”) upon which the following conditions precedent are satisfied (or waived in accordance with Section 9.02 of the Existing Credit Agreement):
2.1.
The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by each Loan Party, each Lender, and the Administrative Agent, (ii) counterparts of each other Loan Document set forth on Exhibit C hereto being executed in connection herewith signed on behalf of each party thereto and (iii) such other documents, instruments and agreements as further described in the list of closing documents attached as Exhibit C, each in form and substance reasonably satisfactory to the Administrative Agent.
2.2.
The Administrative Agent and the Lenders shall have received payment (or evidence of payment, as applicable) of all fees required to be paid, and all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of one primary U.S. counsel, one primary European counsel and one additional local counsel in each other relevant jurisdiction counsel for the Administrative Agent) for which invoices have been presented at least one (1) Business Day prior to the Effective Date and that are required to be paid, in each case of such fees and such expenses, on or before the Effective Date.
3.
Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:
3.1.
This Amendment has been duly executed and delivered by each Loan Party. This Amendment and the Credit Agreement constitute legal, valid and binding obligations of each Loan Party, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.2.
As of the date hereof and upon giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects).
3.3.
The execution and delivery by the Loan Parties of this Amendment and the performance by each Loan Party of this Amendment and the Credit Agreement (a) has been duly authorized by all necessary corporate or other organizational actions, and, if required, actions by equity holders, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (c) do not violate any Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (d) do not violate or result in a default in any material respects under any material indenture, material agreement or other material instrument binding upon any Loan Party or any of its Restricted Subsidiaries or the assets of any Loan Party or any of its Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries (other than, for the avoidance of doubt, payments under and as required by the Loan Documents), and (e) do not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents, and except, in the case of clauses (b) and (c) above, where the failure to take such action or such violation could not reasonably be expected to result in a Material Adverse Effect.
4.
Reference to and Effect on the Existing Credit Agreement; Reaffirmation.
4.1.
Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended

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hereby.
4.2.
Except as specifically amended above, the Existing Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. Each Loan Party party hereto hereby expressly acknowledges the terms of this Amendment (and, for the avoidance of doubt, ratifies the terms of Amendment No. 1). Each Loan Party party hereto (i) agrees that, except as specifically provided herein, this Amendment (and, for the avoidance of doubt, Amendment No. 1) and the transactions contemplated hereby and thereby shall not limit or diminish its obligations arising under or pursuant to the Credit Agreement, the Security Agreements or the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement, the Security Agreements and each and every other Loan Document to which it is a party and (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents and all filings made with a Governmental Authority in connection therewith.
4.3.
Notwithstanding the foregoing, each Loan Party party hereto confirms to the Administrative Agent for the benefit of the Secured Parties that (i) its obligations under, and the Liens granted by it in and pursuant to, the Collateral Documents are not discharged or (except as set out in the subsequent clause (ii)) otherwise affected by the amendments or other provisions of this Amendment (and, for the avoidance of doubt, Amendment No. 1) and shall accordingly remain in full force and effect; and (ii) the Secured Obligations shall after the Effective Date extend to the obligations of each Loan Party under the Credit Agreement (as modified by this Amendment (and, for the avoidance of doubt, Amendment No. 1)) and each other Loan Document, subject to the proviso to the definition of “Secured Obligations” in the Credit Agreement.
4.4.
Except as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
4.5.
This Amendment is a Loan Document.
5.
GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
6.
Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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7.
Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
8.
No Novation. Neither the execution, delivery and acceptance of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of the Existing Credit Agreement or any Liens or Secured Obligations under the Existing Credit Agreement or any other Loan Document, or to pay, extinguish, release, satisfy or discharge (a) the Secured Obligations under the Existing Credit Agreement, (b) the liability of any Loan Party under the Existing Credit Agreement or the other Loan Documents or any Secured Obligations or other obligations evidenced thereby or (c) any mortgages, deeds of trust, liens, security interests or contractual or legal rights securing all or any part of such Secured Obligations.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

THE MANITOWOC COMPANY, INC.

By: /s/ Brian P. Regan
Name: Brian P. Regan

Title: Executive Vice President and Chief Financial Officer

GROVE U.S. L.L.C.

By: /s/ Brian P. Regan
Name: Brian P. Regan

Title: Vice President and Treasurer

MANITOWOC CRANE GROUP GERMANY GMBH

By: /s/ Corinne Pouyet
Name: Corinne Pouyet

Title: Managing Director

MANITOWOC CRANE GROUP U.S. HOLDING, LLC

By: /s/ Brian P. Regan
Name: Brian P. Regan

Title: Vice President and Treasurer

Signature Page to Amendment No. 2 to Credit Agreement

The Manitowoc Company, Inc.

MANITOWOC CRANE COMPANIES, LLC

By: /s/ Brian P. Regan
Name: Brian P. Regan

Title: Vice President and Treasurer

MANITOWOC CP, INC.

By: /s/ Brian P. Regan
Name: Brian P. Regan

Title: Vice President and Treasurer

MGX EQUIPMENT SERVICES, LLC

By: /s/ Brian P. Regan
Name: Brian P. Regan

Title: Vice President and Treasurer

ASPEN EQUIPMENT, LLC

By: /s/ Brian P. Regan
Name: Brian P. Regan

Title: Vice President and Treasurer

MANITOWOC CRANE GROUP HOLDING GERMANY GMBH

By: /s/ Corinne Pouyet
Name: Corinne Pouyet

Title: Managing Director

Signature Page to Amendment No. 2 to Credit Agreement

The Manitowoc Company, Inc.

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Issuing Bank, Swingline Lender and a Lender

By: /s/ Kevin Podwika

Name: Kevin Podwika

Title: Authorized Officer

Signature Page to Amendment No. 2 to Credit Agreement

The Manitowoc Company, Inc.

BANK OF MONTREAL, as a Lender

By: /s/ Clayton Foster

Name: Clayton Foster

Title: Vice President

Signature Page to Amendment No. 2 to Credit Agreement

The Manitowoc Company, Inc.

BANK OF AMERICA, N.A., as a Lender

By: /s/ Bradley E. Handrich

Name: Bradley E. Handrich

Title: Vice President

Signature Page to Amendment No. 2 to Credit Agreement

The Manitowoc Company, Inc.

EXHIBIT A

Modified Credit Agreement

[Attached]

Conformed Copy Incorporating

Amendment No. 1, dated June 17, 2021

Amendment No. 2, dated May 19, 2022

ACTIVE ~~266156116v~~278128968v.~~10~~12

CREDIT AGREEMENT

dated as of

March 25, 2019
,

as amended by Amendment No. 1 dated as of June 17, 2021 and by Amendment No. 2 dated as of May 19, 2022 among

THE MANITOWOC COMPANY, INC.

The Other Borrowers and Loan Parties Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Syndication Agent

and

BANK OF AMERICA, N.A. and BANK OF MONTREAL,

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.,

as Sole Lead Arranger

and

JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A. and BANK OF MONTREAL,
as Joint Bookrunners

ASSET BASED LENDING

Page

Article I Definitions 1

SECTION 1.01. Defined Terms 1

SECTION 1.02. Classification of Loans and Borrowings ~~64~~63

SECTION 1.03. Terms Generally ~~64~~63

SECTION 1.04. Accounting Terms; GAAP ~~65~~63

SECTION 1.05. Status of Obligations ~~65~~64

SECTION 1.06. Determination of U.S. Dollar Amounts ~~66~~64

SECTION 1.07. Interest Rates; ~~LIBOR~~Benchmark Notification ~~66~~65

SECTION 1.08. Limited Conditionality ~~67~~65

SECTION 1.09. Additional Borrowers ~~68~~66

Article II The Credits ~~69~~67

SECTION 2.01. Commitments ~~69~~67

SECTION 2.02. Loans and Borrowings ~~69~~68

SECTION 2.03. Requests for Revolving Borrowings ~~70~~68

SECTION 2.04. Protective Advances ~~71~~69

SECTION 2.05. Swingline Loans ~~72~~70

SECTION 2.06. Letters of Credit ~~73~~72

SECTION 2.07. Funding of Borrowings ~~80~~78

SECTION 2.08. Interest Elections ~~80~~79

SECTION 2.09. Termination and Reduction of Commitments; Increase in Commitments ~~82~~80

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt ~~84~~83

SECTION 2.11. Prepayment of Loans ~~86~~84

SECTION 2.12. Fees ~~87~~85

SECTION 2.13. Interest ~~88~~86

SECTION 2.14. Alternate Rate of Interest ~~89~~87

SECTION 2.15. Increased Costs ~~92~~90

SECTION 2.16. Break Funding Payments ~~94~~92

SECTION 2.17. Withholding of Taxes; Gross-Up ~~95~~92

SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Setoffs ~~99~~97

SECTION 2.19. Mitigation Obligations; Replacement of Lenders ~~102~~99

SECTION 2.20. Defaulting Lenders ~~103~~100

SECTION 2.21. Returned Payments ~~105~~102

SECTION 2.22. Banking Services, Designated Secured Foreign Products and Swap Agreements ~~105~~103

SECTION 2.23. Judgment Currency ~~106~~103

SECTION 2.24. MIRE Events ~~106~~103

~~SECTION 2.25. Encumbrance of Specified Wisconsin Real Property 106~~

Article III Representations and Warranties ~~107~~104

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(Continued)

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SECTION 3.01. Organization; Powers ~~107~~104

SECTION 3.02. Authorization; Enforceability ~~107~~104

SECTION 3.03. Governmental Approvals; No Conflicts ~~107~~104

SECTION 3.04. Financial Condition; No Material Adverse Change ~~107~~105

SECTION 3.05. Properties ~~108~~105

SECTION 3.06. Litigation and Environmental Matters ~~108~~105

SECTION 3.07. Compliance with Laws; No Default ~~109~~106

SECTION 3.08. Investment Company Status ~~109~~106

SECTION 3.09. Taxes ~~109~~106

SECTION 3.10. ERISA; Pension Plans ~~109~~106

SECTION 3.11. Disclosure ~~109~~106

SECTION 3.12. Solvency ~~110~~107

SECTION 3.13. Insurance ~~110~~107

SECTION 3.14. Capitalization and Subsidiaries ~~110~~107

SECTION 3.15. Security Interest in Collateral ~~110~~107

SECTION 3.16. Employment Matters ~~110~~108

SECTION 3.17. Margin Regulations ~~111~~108

SECTION 3.18. Use of Proceeds ~~111~~108

SECTION 3.19. Common Enterprise ~~111~~108

SECTION 3.20. Anti-Corruption Laws and Sanctions ~~111~~108

SECTION 3.21. Centre of Main Interest ~~111~~108

SECTION 3.22. Affected Financial Institution ~~111~~109

SECTION 3.23. Plan Assets; Prohibited Transactions ~~112~~109

Article IV Conditions ~~112~~109

SECTION 4.01. Effective Date ~~112~~109

SECTION 4.02. Each Credit Event ~~116~~113

Article V Affirmative Covenants ~~116~~113

SECTION 5.01. Financial Statements; Borrowing Base and Other Information ~~117~~114

SECTION 5.02. Notices of Material Events ~~120~~117

SECTION 5.03. Existence; Conduct of Business ~~121~~118

SECTION 5.04. Payment of Taxes ~~121~~118

SECTION 5.05. Maintenance of Properties ~~121~~119

SECTION 5.06. Books and Records; Inspection Rights ~~122~~119

SECTION 5.07. Compliance with Laws and Material Contractual Obligations ~~122~~119

SECTION 5.08. Use of Proceeds ~~122~~120

SECTION 5.09. Insurance ~~123~~120

SECTION 5.10. Casualty and Condemnation ~~123~~120

SECTION 5.11. Appraisals ~~123~~120

SECTION 5.12. Field Examinations ~~124~~121

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SECTION 5.13. Financial Assistance ~~124~~121

SECTION 5.14. Additional Collateral; Further Assurances ~~124~~121

SECTION 5.15. Banking Services; European Cash Management ~~127~~123

SECTION 5.16. Transfer of Accounts of German Loan Parties ~~128~~124

SECTION 5.17. Post-Closing Matters ~~128~~124

SECTION 5.18. Centre of Main Interests and Establishments ~~128~~124

Article VI Negative Covenants ~~128~~125

SECTION 6.01. Indebtedness ~~129~~125

SECTION 6.02. Liens ~~133~~130

SECTION 6.03. Fundamental Changes ~~136~~132

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions ~~137~~133

SECTION 6.05. Asset Sales ~~140~~136

SECTION 6.06. Sale and Leaseback Transactions ~~142~~138

SECTION 6.07. Swap Agreements ~~142~~138

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. ~~142~~139

SECTION 6.09. Transactions with Affiliates ~~145~~141

SECTION 6.10. Restrictive Agreements ~~145~~141

SECTION 6.11. Amendment of Material Documents ~~146~~142

SECTION 6.12. Fixed Charge Coverage Ratio ~~146~~143

SECTION 6.13. Rental Inventory ~~146~~143

SECTION 6.14. Buy-Back Limitations ~~146~~143

Article VII Events of Default ~~147~~143

Article VIII The Administrative Agent ~~150~~146

SECTION 8.01. Authorization and Action ~~150~~146

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc. ~~152~~149

SECTION 8.03. Posting of Communications ~~153~~150

SECTION 8.04. Reliance ~~155~~151

SECTION 8.05. Successor Administrative Agent ~~155~~151

SECTION 8.06. Acknowledgements of Lenders and Issuing Bank ~~156~~152

SECTION 8.07. Collateral Matters. ~~158~~154

SECTION 8.08. Credit Bidding ~~161~~157

SECTION 8.09. Certain ERISA Matters ~~162~~158

SECTION 8.10. Flood Laws ~~163~~159

Article IX Miscellaneous ~~163~~159

SECTION 9.01. Notices ~~163~~160

SECTION 9.02. Waivers; Amendments ~~165~~161

SECTION 9.03. Expenses; Indemnity; Damage Waiver ~~168~~164

SECTION 9.04. Successors and Assigns ~~171~~167

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(Continued)

Page

SECTION 9.05. Survival ~~174~~170

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution ~~174~~170

SECTION 9.07. Severability ~~176~~172

SECTION 9.08. Right of Setoff ~~176~~172

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process ~~177~~173

SECTION 9.10. WAIVER OF JURY TRIAL ~~178~~174

SECTION 9.11. Headings ~~178~~174

SECTION 9.12. Confidentiality ~~178~~174

SECTION 9.13. Several Obligations; Nonreliance; Violation of Law ~~179~~175

SECTION 9.14. USA PATRIOT Act ~~179~~175

SECTION 9.15. Disclosure ~~180~~175

SECTION 9.16. Appointment for Perfection ~~180~~175

SECTION 9.17. Interest Rate Limitation ~~180~~176

SECTION 9.18. No Fiduciary Duty, etc ~~180~~176

SECTION 9.19. Intercreditor Agreements ~~181~~176

SECTION 9.20. Limitation on Subsidiaries ~~181~~177

SECTION 9.21. Acknowledgment and Consent to Bail-In of Affected Financial Institutions ~~181~~177

SECTION 9.22. Acknowledgment Regarding Any Supported QFCs ~~182~~177

Article X Loan Guaranty of Domestic Loan Parties ~~182~~178

SECTION 10.01. Guaranty ~~182~~178

SECTION 10.02. Guaranty of Payment ~~183~~178

SECTION 10.03. No Discharge or Diminishment of Loan Guaranty ~~183~~178

SECTION 10.04. Defenses Waived ~~183~~179

SECTION 10.05. Rights of Subrogation ~~184~~180

SECTION 10.06. Reinstatement; Stay of Acceleration ~~184~~180

SECTION 10.07. Information ~~184~~180

SECTION 10.08. Termination ~~184~~180

SECTION 10.09. Taxes ~~184~~180

SECTION 10.10. Maximum Liability ~~185~~180

SECTION 10.11. Contribution. ~~185~~181

SECTION 10.12. Liability Cumulative ~~186~~182

SECTION 10.13. Keepwell ~~186~~182

Article XI Loan Guaranty of German Loan Parties ~~186~~182

SECTION 11.01. Guaranty ~~186~~182

SECTION 11.02. Guaranty of Payment ~~187~~182

SECTION 11.03. No Discharge or Diminishment of Loan Guaranty ~~187~~183

SECTION 11.04. Defenses Waived ~~187~~183

SECTION 11.05. Rights of Subrogation ~~188~~184

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(Continued)

Page

SECTION 11.06. Reinstatement; Stay of Acceleration ~~188~~184

SECTION 11.07. Information ~~188~~184

SECTION 11.08. Termination ~~188~~184

SECTION 11.09. Taxes ~~189~~184

SECTION 11.10. Maximum Liability ~~189~~185

SECTION 11.11. Contribution. ~~189~~185

SECTION 11.12. Liability Cumulative ~~190~~186

SECTION 11.13. Keepwell ~~190~~186

SECTION 11.14. German Guaranty Limitations ~~190~~186

Article XII The Borrower Representative. ~~193~~188

SECTION 12.01. Appointment; Nature of Relationship ~~193~~188

SECTION 12.02. Powers ~~193~~189

SECTION 12.03. Employment of Agents ~~193~~189

SECTION 12.04. Successor Borrower Representative ~~193~~189

SECTION 12.05. Execution of Loan Documents; Borrowing Base Certificate ~~193~~189

Article XIII Subordination of Intercompany Indebtedness. ~~193~~189

SECTION 13.01. Subordination of Intercompany Indebtedness ~~193~~189

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(Continued)

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SCHEDULES:

Commitment Schedule

~~Schedule 1.01(b) – Specified Cranes~~

Schedule 1.01(c) – Existing Letters of Credit

Schedule 2.06(n) – Foreign Line LCs

Schedule 3.05(a) – Mortgaged Real Property

Schedule 3.05(b) – Leased Properties

Schedule 3.05(c) – Non-Mortgaged Real Property

Schedule 3.06 – Disclosed Matters
Schedule 3.13 – Insurance
Schedule 3.14 – Capitalization and Subsidiaries
Schedule 5.17 – Post-Closing Matters

Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments

Schedule 6.09 – Transactions with Affiliates
Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Borrowing Base Certificate
Exhibit C – Form of Compliance Certificate
Exhibit D – Joinder Agreement
Exhibit E-1 – U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-2 – U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-3 – U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-4 – U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F – List of Closing Documents

Exhibit G – Form of Notice of Designated Secured Foreign Products

Exhibit H – Form of Borrowing Request

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(Continued)

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CREDIT AGREEMENT dated as of March 25, 2019 (as it may be amended or modified from time to time, this “Agreement”) among THE MANITOWOC COMPANY, INC., a Wisconsin corporation, GROVE U.S. L.L.C., a Delaware limited liability company, MANITOWOC CRANE GROUP GERMANY GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Syndication Agent, and BANK OF AMERICA, N.A. and BANK OF MONTREAL, as Co-Documentation Agents.

The parties hereto agree as follows:

Article I

Definitions
SECTION I.01.
Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to the term (a) “Accounts” in the Domestic Security Agreement and (b) “Trade Receivables” in the German Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, by which any Loan Party or any Restricted Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person (or business line or division thereof), whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Acquisition-Related Incremental Commitments” has the meaning set forth in Section 2.09(f).

“Additional Junior Indebtedness” means Indebtedness for borrowed money of any Loan Party (and the Guarantees thereof by any Loan Party); provided that (a) such Indebtedness shall be secured on a second-priority (or other junior priority) basis by the assets of any Loan Party and (b) such Indebtedness shall be subject to a Junior Intercreditor Agreement.

(Continued)

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“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any ~~Eurodollar~~Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted ~~LIBO~~Term SOFR Rate” means, with respect to any ~~Eurodollar~~Term Benchmark Borrowing denominated in U.S. Dollars for any Interest Period ~~or for any ABR Borrowing~~, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative and collateral agent for the Secured Parties hereunder or, as applicable, such branches or affiliates of JPMorgan Chase Bank, N.A. as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity. References to the “Administrative Agent” shall include any other branch or affiliate of JPMorgan Chase Bank, N.A. designated by JPMorgan Chase Bank, N.A. for the purpose of performing such obligations in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. With respect to any Person organized under the laws of Germany an “Affiliate” shall in any event include the direct or indirect shareholder(s) of a Person or any entity affiliated to such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz).

“Agent Indemnitee” has the meaning assigned to it in Section 9.03(c).

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“Aggregate Availability” means, at any time, an amount equal to (a) the lesser of (i) the Aggregate Commitment and (ii) the Aggregate Borrowing Base minus (b) the Aggregate Revolving Exposure.

“Aggregate Borrowing Base” means, at any time, the sum of the Domestic Borrowing Base at such time plus the German Borrowing Base at such time.

“Aggregate Commitment” means, at any time, the aggregate of the Commitments of all of the Lenders, as increased and/or reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment equals $275,000,000.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders.

“Agreed Currencies” means U.S. Dollars and each Alternative Currency.

“Allocable Amount” has the meaning assigned to such term in Section 10.11(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted ~~LIBO~~Term SOFR Rate for a one month Interest Period ~~on~~as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus ~~1~~1.00%; provided that for the purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London~~5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined ~~in accordance with~~pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternate Rate” means the sum of (a) a rate per annum selected by the Administrative Agent, in its reasonable discretion based on market conditions, reflecting the cost to the Lenders of obtaining funds, plus (b) the Applicable Rate for Term Benchmark Loans denominated in Dollars. When used in reference to any Loan or Borrowing, “Alternate Rate” refers to whether

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such Loan, or the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Alternate Rate.

“Alternative Currency” means Sterling and Euros.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement dated as of the Amendment No. 1 Effective Date, by and among the Company, the other Borrowers party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means June 17, 2021.

“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement dated as of the Amendment No. 2 Effective Date, by and among the Company, the other Borrowers party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means May 19, 2022.

“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and its Affiliates from time to time concerning or relating to money-laundering, bribery or corruption, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

“Applicable Overnight Rate” means, with respect to any Swingline Loan, LC Disbursement, Protective Advance or other applicable obligation bearing interest at the Applicable Overnight Rate, (a) if made to the German Borrower and denominated in U.S. Dollars, the Overnight Rate, (b) if denominated in Sterling, the applicable Daily Simple RFR for Sterling, and (c) if denominated in Euro, the applicable Daily Simple RFR for Euro.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment (provided that, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time) and (b) with respect to Protective Advances, a percentage based upon such Lender’s share of the Aggregate Revolving Exposure (with the Swingline Exposure of each Lender calculated assuming that all of the Lenders have funded their participations in all Swingline Loans outstanding at such time) and the Unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Lender’s Commitment shall be disregarded in the foregoing calculation.

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“Applicable Rate” means, for any day, with respect to any Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “~~Eurodollar~~Term Benchmark, Applicable Overnight Rate, CBR and RFR Spread”, as the case may be, based upon the Average Quarterly Availability as of the most recent determination date:

	Average Quarterly Availability	ABR Spread	~~Eurodollar~~Term Benchmark, Applicable Overnight Rate, CBR and RFR Spread
Category 1	≥ 50% of Aggregate Commitment	0.25%	1.25%
Category 2	< 50% of Aggregate Commitment	0.50%	1.50%

For purposes of the foregoing, the Applicable Rate shall be determined as of the beginning of each fiscal quarter of the Company and shall be effective during the period commencing on and including the first day of each fiscal quarter of the Company and ending on the last day of such fiscal quarter, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of any fiscal quarter of the Company, the Average Quarterly Availability during the most recently ended fiscal quarter of the Company shall be used; provided that (i) the Average Quarterly Availability shall be deemed to be in Category 2 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver any Borrowing Base Certificate or related information required to be delivered hereunder, during the period from the expiration of the time for delivery thereof until each such Borrowing Base Certificate and related information is so delivered and (ii) the Average Quarterly Availability shall be deemed to be in Category 1 during the period from the Effective Date to, and including, the last day of the first full fiscal quarter of the Company ending after the Effective Date.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent and, if the Borrower Representative’s consent is required for the related assignment, the Borrower Representative (such approval not to be unreasonably withheld or delayed).

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“Auditor’s Determination” has the meaning assigned to such term in Section 11.14(c).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 2.14.

“Average Quarterly Availability” means, for any fiscal quarter of the Company, an amount equal to the average daily Aggregate Availability during such fiscal quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party (or any Subsidiaries of the Loan Parties if the Borrower Representative has provided written notice to the Administrative Agent of the services in favor of such Subsidiaries to be secured) by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

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“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding or proposal, or has had a receiver, interim receiver, receiver and manager, sequestrator, monitor, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) ~~Eurodollar~~Term Benchmark Loan, the Relevant Rate for ~~such~~the applicable Agreed Currency; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its~~ and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, ~~(i)~~ in the case of any Loan denominated in an Alternative Currency ~~and (ii) in the case of an Other Benchmark Rate Election~~, “Benchmark Replacement” shall mean the alternative set forth in (~~3~~2) below:

~~(1) in the case of any Loan denominated in U.S. Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1) in the case of any Loan denominated in U.S. Dollars, the ~~sum of: (a)~~Adjusted Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~;

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(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar credit facilities for which it acts as the administrative agent; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined reasonably and in good faith by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

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~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time~~;~~.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar credit facilities for which it acts as the administrative agent.~~

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in U.S. Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day~~,~~”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably and in good faith decides, in consultation with the Borrower Representative, may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in good faith that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in good faith, in consultation with the Borrower Representative, that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower Representative pursuant to Section 2.14(c); or~~

~~(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely ~~as of a specific date~~, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR

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Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), in each case, a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely ~~as of a specific date~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income Tax purposes, to whom such Tax relates.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” or “Borrowers” means, individually or collectively, the Domestic Borrowers and the German Borrower.

“Borrower Joinder Effective Date” has the meaning set forth in Section 1.09.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowing” means (a) Revolving Loans of the same Type and Agreed Currency made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term Benchmark Loans as to which a single Interest Period is in effect, (b) a Swingline Loan and (c) a Protective Advance.

“Borrowing Base Certificate” means a certificate, setting forth the calculation of each Borrowing Base, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent in its Permitted Discretion.

“Borrowing Base Collateral” means all Collateral consisting of the Accounts, Collection Accounts, Inventory, Equipment and/or Mortgaged Real Property, respectively, of the applicable Loan Parties.

“Borrowing Bases” means, collectively, the Domestic Borrowing Base and the German Borrowing Base.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means, as applicable, (A) any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago, (B) in relation to Loans denominated in Sterling ~~and in relation to the calculation or computation of LIBOR~~, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (C) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (D) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day.

“Buy-Back Arrangements” means arrangements whereby the Company or a Restricted Subsidiary of the Company in the ordinary course of business enters into an agreement with a customer or third party financing company (a) to guarantee to repurchase crane products at a later date at an agreed upon price or (b) to guarantee a minimum crane product residual value at the end

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of an underlying finance term for such crane products, including guarantees of minimum crane product residual value in connection with Sale and Leaseback Transactions.

“Buy-Back Obligations” means repurchase or guarantee obligations of the Company or its Restricted Subsidiaries arising out of Buy-Back Arrangements. For the avoidance of doubt, guarantees by the Company or any of its Restricted Subsidiaries of customer payment obligations shall not constitute Buy-Back Obligations.

“Canada” means, collectively, Canada and each province and territory thereof.

“Canadian Dollars” and “Cdn.$” means dollars in the lawful currency of Canada.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP, but excluding, without duplication, (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during any period, the excess of the gross amount of such purchase price over the credit granted by the seller of such assets for the assets being traded in at such time, (b) expenditures made during any period to consummate one or more Permitted Acquisitions and (c) expenditures during such period that, pursuant to a written agreement, are reimbursed in cash by a third Person (excluding the Company or any of its Affiliates) during such period.

“Capital Impairment” has the meaning assigned to such term in Section 11.14(a).

“Cash Dominion Period” means any period of time, at the election of the Administrative Agent or at the direction of the Required Lenders, (i) when a Specified Event of Default has occurred and is continuing, or (ii) commencing with the date on which Aggregate Availability is less than the greater of (x) 10% of the Line Cap and (y) $20,000,000, and continuing until such subsequent date as when the Aggregate Availability has exceeded the greater of (x) 10% of the Line Cap and (y) $20,000,000 for sixty (60) consecutive days; provided that such period shall be in effect immediately (without any action by the Administrative Agent or Required Lender) commencing with the date on which Aggregate Availability is less than 7.5% of the Line Cap and continuing until such subsequent date as either (A) the Aggregate Availability has exceeded the greater of (x) 10% of the Line Cap and (y) $20,000,000 for sixty (60) consecutive days or (B) (x) the Aggregate Availability has exceeded 7.5% of the Line Cap for sixty (60) consecutive days and (y) the Administrative Agent or the Required Lenders have elected to terminate such Cash Dominion Period.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

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“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, ~~or~~ (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, or (c) any other Foreign Currency determined after the Amendment No. 2 Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) zero; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means for any day, for any Loan denominated in (a) Euro, a rate equal to the ~~positive~~ difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the ~~last~~ five ~~(5)~~most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest ~~level from such series of days~~ and the lowest ~~level from such series of days~~Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the ~~positive~~ difference (which may be a positive or negative value or zero) of (i) the average of ~~SONIA for the last~~Daily Simple RFR for Sterling Borrowings for the five ~~(5)~~most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest ~~level from such series of days~~ and the lowest ~~level from such series of days~~such Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Foreign Currency determined after the Amendment No. ~~1~~2 Effective Date, ~~an adjustment~~a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CFC” means a “controlled foreign corporation” under Section 957 of the Code.

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“CFC Holding Company” means (a) a Domestic Restricted Subsidiary with no material assets or business activities other than the ownership or management of Equity Interests in, or Indebtedness of, one or more CFCs or (b) a pass-through entity (including a partnership or disregarded entity for U.S. federal income Tax purposes) that owns directly or indirectly Equity Interests in, or Indebtedness of, one or more CFCs.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, (b) the occurrence of a change in control, or other similar provision, as defined in (i) the Junior Notes Indenture or (ii) any Permitted Term Loan Agreement or any agreement or instrument evidencing any other Junior Indebtedness, Permitted Long-Term Indebtedness or Subordinated Indebtedness with a principal amount exceeding $20,000,000 (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing), or (c) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ or managers’ qualifying shares) of the ordinary voting and economic power of the German Borrower so long as assets of the German Borrower are included in the Borrowing Base.

“Change in Law” means the occurrence after the Amendment No. ~~1~~2 Effective Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Amendment No. ~~1~~2 Effective Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, or any European equivalent regulation (such as the European Market and Infrastructure Regulation) and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

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“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, German Revolving Loans, Swingline Loans or Protective Advances.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property of a Loan Party subject to a Lien created by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that is at any time subject to a Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations; provided that, “Collateral” shall not include any Excluded Assets.

“Collateral Access Agreement” has the meaning assigned to such term in the applicable Security Agreement.

“Collateral Documents” means, collectively, the Domestic Collateral Documents, the German Collateral Documents, and any other Loan Documents that create, perfect or evidence Liens to secure the Secured Obligations.

“Collection Account” has the meaning assigned to such term in the applicable Security Agreement.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Protective Advances and Swingline Loans hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial U.S. Dollar Amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 8.03(c).

“Company” means The Manitowoc Company, Inc., a Wisconsin corporation.

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“Compliance Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C or another form which is reasonably acceptable to the Administrative Agent.

“Computation Date” is defined in Section 1.06.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means, collectively, accounts of the Loan Parties maintained with the Administrative Agent from time to time as zero balance, cash management accounts pursuant to and under any agreement between the Loan Parties and the Administrative Agent, as modified and amended from time to time, and through which disbursements of the Borrowers, any other Loan Party and any designated Subsidiary of the Borrowers are made and settled on a daily basis with no uninvested balance remaining overnight.

“Corresponding Debt” has the meaning assigned to such term in Section 8.07(e).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.22.

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“Co-Documentation Agent” means each of Bank of America, N.A. and Bank of Montreal, each in its capacity as a co-documentation agent for the credit facility evidenced by this Agreement.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Customary Mandatory Prepayment Terms” means, in respect of any Indebtedness, terms requiring any obligor in respect of such Indebtedness to pay (or offer to pay) such Indebtedness (a) in the event of a “change in control” (or similar event), (b) in the event of an “asset sale” (or similar event, including condemnation or casualty), provided that such mandatory payment (or offer to pay) can be avoided pursuant to customary reinvestment rights (it being understood that the terms of such Indebtedness may include additional customary means of avoiding the applicable payment (or offer to pay)) and (c) in the case of any Indebtedness that constitutes a term loan, on account of annual “excess cash flow” on terms approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed); provided that, unless otherwise agreed to by the Administrative Agent pursuant to an intercreditor agreement in form and substance reasonably acceptable to it, with respect to the foregoing clause (b), if any Secured Obligations are required to be prepaid as a result of an event described therein, then, to the extent the Net Proceeds of such event are proceeds of Collateral, such Net Proceeds shall repay such Secured Obligations prior to the repayment of such other Indebtedness. The Company may provide a certificate of a Financial Officer to the effect that the terms of any reinvestment rights or other means of avoiding the applicable payment (or offer to pay) referred to in clause (b) above are customary, and such determination shall be conclusive unless the Administrative Agent shall have objected to such determination within ten (10) Business Days following its written confirmation to the Borrower Representative of the Administrative Agent’s receipt of such certificate and the draft documentation governing such Indebtedness.

“Customer” has the meaning assigned to such term in Section 2.17(h).

“Daily Simple ESTR” means, for any Business Day, an interest rate per annum equal to ESTR based on the published rate of ESTR as of the Business Day of such request; provided that if the Daily Simple ESTR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple ESTR due to a change in the applicable ESTR shall be effective from and including the effective date of such change in the ESTR without notice to the Borrowers.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to ~~the greater of (a)~~, (i) for any RFR Loan denominated in Sterling, SONIA ~~plus (w) in the case of Loans with an Interest Period of one month, 0.0326%, (x) in the case of Loans with an Interest Period of three months, 0.1193%, (y) in the case of Loans with an Interest Period of six months, 0.2766%, and (z) in the case of Loans with an Interest Period of twelve months, 0.4644%, in each case,~~ for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is ~~a~~an

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RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not ~~a~~an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day ~~and (~~(provided, that for any request for a Swingline Loan denominated in Sterling, SONIA shall be based on the published rate for SONIA as of the Business Day of such request), (ii) for any Swingline Loan denominated in Euros, ~~ESTR plus (w) in the case of Loans with an Interest Period of one month, 0.0456%, (x) in the case of Loans with an Interest Period of three months, 0.0753%, (y) in the case of Loans with an Interest Period of six months, 0.1537%, and (z) in the case of Loans with an Interest Period of twelve months~~Daily Simple ESTR, and (iii) for any RFR Loan denominated in U.S. Dollars, Adjusted Daily Simple SOFR; provided that if the Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

~~, 0.2993%, in each case, for the day~~ “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (~~A~~i) if such ~~RFR Interest~~SOFR Rate Day is ~~a~~an RFR Business Day, such ~~RFR Interest~~SOFR Rate Day or (~~B~~ii) if such ~~RFR Interest~~SOFR Rate Day is not ~~a~~an RFR Business Day, the RFR Business Day immediately preceding such ~~RFR Interest Day and (b) zero~~SOFR Rate Day (provided, that for any request for a Swingline Loan, SOFR shall be based on the published rate for SOFR as of the Business Day of such request), in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple ~~RFR~~SOFR due to a change in ~~the applicable RFR~~SOFR shall be effective from and including the effective date of such change in ~~the RFR~~SOFR without notice to ~~the Borrower Representative. Notwithstanding the foregoing, solely for purposes of determining the Applicable Overnight Rate based on Daily Simple RFR, any such determination of SONIA or ESTR shall be made as of the applicable RFR Interest Day (or if not a Business Day, the Business Day immediately preceding such RFR Interest Day) rather than the day 5 Business Days prior to such RFR Interest Day or the Business Day immediately preceding such RFR Interest Day.~~ any Borrower.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides in good faith that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another comparable convention in its reasonable good faith discretion.~~

~~“Daily Simple SOFR Borrowing” means, as to any Borrowing, the Daily Simple SOFR Loans comprising such Borrowing.~~

~~“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.~~

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“Default” means any event or condition described in Article VII which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Deposit Account” has the meaning assigned to such term in the applicable Security Agreement.

“Deposit Account Control Agreement” has the meaning assigned to such term in the applicable Security Agreement.

“Designated Secured Foreign Products” means agreements between, on the one hand, any Lender and/or Affiliate of a Lender, on the other hand, any Loan Party or any Foreign Subsidiary of any Loan Party; provided that (a) the applicable Loan Party has provided the Administrative Agent written notice of such Loan Party’s designation of any such line of credit or debt obligation as a “Designated Secured Foreign Product” pursuant to the form attached hereto as Exhibit G, and (b) such Indebtedness shall be permitted by Section 6.01(m).

“Designated Secured Foreign Products Obligations” means any and all obligations of any Foreign Subsidiaries of the Loan Parties, whether absolute or contingent and howsoever and

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whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Designated Secured Foreign Products.

“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.

“Disqualified Capital Stock” means that portion of any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change in Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change in Control) on or prior to the final maturity date of the Loans.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“DLL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, between the Administrative Agent and De Lage Landen Financial Services Inc., as may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof.

“Document” has the meaning assigned to such term in the applicable Security Agreement.

“Domestic Borrowers” means, individually or collectively, the Company and Grove U.S. L.L.C., a Delaware limited liability company, and any other Person who becomes a Domestic Borrower under this Agreement pursuant to Section 1.09 upon the execution and delivery of a Joinder Agreement.

“Domestic Borrowing” means a Borrowing comprised of Domestic Revolving Loans.

“Domestic Borrowing Base” means, at any time, the sum of (a) 85% of the Eligible Accounts (excluding any Eligible Credit Insured Accounts) of the Domestic Loan Parties at such time, plus (b) without duplication of other Eligible Accounts, 90% of the Eligible Credit Insured Accounts of the Domestic Loan Parties at such time, plus (c) the lesser of (i) 75% of the Eligible Inventory of the Domestic Loan Parties at such time and (ii) the product of 85% of the Net Orderly

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Liquidation Value multiplied by the Eligible Inventory of the Domestic Loan Parties at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis, plus (d) the Domestic PP&E Component at such time in an aggregate amount for the foregoing clause (d), together with clause (d) of the definition of “German Borrowing Base”, not to exceed 25% of the ~~aggregate Domestic Borrowing Base at such time minus (e)~~ Aggregate Commitment at such time, plus (e) the lesser of (i) 95% of the Eligible Rental Fleet Cranes of the Domestic Loan Parties at such time and (ii) the product of 85% of the Net Orderly Liquidation Value multiplied by the Eligible Rental Fleet Cranes of the Domestic Loan Parties at such time, valued at the lower of cost or market value in an aggregate amount for the foregoing clause (e), together with clause (e) of the definition of “German Borrowing Base”, not to exceed 20% of the Line Cap at such time, minus (f) Reserves pertaining to the Domestic Loan Parties (without duplication of any Reserves accounted for in the Domestic PP&E Component), such Eligible Accounts, such Eligible Credit Insured Accounts or such Eligible Inventory. The Domestic Borrowing Base at any time shall be determined by reference to the most recent applicable Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 4.01(j) or 5.01(f), subject to adjustments for changes to, or implementation of, Reserves established by the Administrative Agent in its Permitted Discretion as provided herein.

“Domestic Collateral Documents” means the Domestic Security Agreement, the Mortgages and each other pledge agreement, security agreement, or other collateral agreement that is entered into by any Domestic Loan Party in favor of the Administrative Agent, securing the Secured Obligations, in each case, entered into pursuant to the terms of this Agreement or any other Loan Document (including Section 5.14).

“Domestic LC Exposure” means, at any time, the sum of (a) the aggregate undrawn U.S. Dollar Amount of all outstanding Domestic Letters of Credit at such time plus (b) the aggregate U.S. Dollar Amount of all LC Disbursements in respect of Domestic Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The Domestic LC Exposure of any Lender at any time shall be its Percentage of the total Domestic LC Exposure at such time.

“Domestic Letter of Credit” means any Letter of Credit issued for the account of a Domestic Borrower under the Commitments pursuant to this Agreement.

“Domestic Loan Parties” means, collectively, the Company and each direct and indirect wholly-owned Material Domestic Restricted Subsidiary or other Person organized under the laws of the U.S. that is or becomes a party hereto and to the Domestic Security Agreement on the Effective Date or pursuant to Section 5.14.

“Domestic PP&E Component” means, at the time of any determination, an amount equal to (a) the sum of (i) the sum of the following amounts calculated for each item of Eligible Equipment of the Domestic Loan Parties: the applicable Equipment Amortization Factor for such Eligible Equipment multiplied by 85% of the Net Orderly Liquidation Value of such Eligible

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Equipment plus (ii) the sum of the following amounts calculated for each parcel of Eligible Real Property of the Domestic Loan Parties: the applicable Real Property Amortization Factor for such Eligible Real Property multiplied by 75% of the fair market value of such Eligible Real Property less (b) Reserves applicable to the Domestic PP&E Component and, without duplication of Reserves set forth in clause (~~e~~f) of the definition of “Domestic Borrowing Base,” the Domestic Loan Parties and established by the Administrative Agent in its Permitted Discretion.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary organized under the laws of a jurisdiction located in the U.S.

“Domestic Revolving Exposure” means, with respect to any Lender at any time, and without duplication, the sum of (a) the U.S. Dollar Amount of the outstanding principal amount of such Lender’s Domestic Revolving Loans plus (b) the U.S. Dollar Amount of such Lender’s Domestic LC Exposure plus (c) the U.S. Dollar Amount of such Lender’s Domestic Swingline Exposure plus (d) the U.S. Dollar Amount of such Lender’s Applicable Percentage of the aggregate principal amount of Protective Advances to any Domestic Borrower outstanding at such time.

“Domestic Revolving Loan” means a Loan made by a Lender to a Domestic Borrower pursuant to Section 2.01.

“Domestic Security Agreement” means that certain ABL Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, between the Domestic Loan Parties and the Administrative Agent, for the benefit of the Secured Parties.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

“Domestic Swingline Exposure” means, at any time, the U.S. Dollar Amount of the aggregate principal amount of all outstanding Domestic Swingline Loans that the Lenders have purchased participations in pursuant to the terms hereof. The Domestic Swingline Exposure of any Lender at any time shall be its Percentage of the total Domestic Swingline Exposure at such time.

~~“Early Opt-in Election” means, if the then current Benchmark with respect to U.S. Dollars is LIBO Rate, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower Representative to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

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~~(2) the joint election by the Administrative Agent and the Borrower Representative to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower Representative and the Lenders.~~

“EBITDA” means, for any period, the sum (without duplication) of Net Income for such period plus, to the extent Net Income has been reduced thereby:

(a) all income taxes paid or accrued for such period (other than income taxes attributable to unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b) total interest expense determined in accordance with GAAP;

(c) Non-Cash Charges less any non-cash items increasing Net Income for such period;

(d) restructuring charges; provided, that the aggregate amount of add-backs pursuant to this clause (d) does not exceed (x) $25,000,000 for such period, and (y) $75,000,000 ~~for~~after the Amendment No. 2 Effective Date and during the term of this Agreement;

(e) pro forma “run rate” cost savings, operating expense reductions and other synergies (in each case, net of amounts actually realized) related to acquisitions, divestitures, dispositions, mergers, Divisions, amalgamations, consolidations or other investments or related to restructurings, operational changes, strategic initiatives, cost savings initiatives, operational improvements, entry into new markets, reductions in force or other similar initiatives and actions that are reasonably identifiable and projected by the Company in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or that are expected to be taken within twelve (12) months of the date of consummation of such acquisition, divestiture, disposition, merger, Division, amalgamation, consolidation or other investment or the initiation of such restructuring, operational change, strategic initiative, cost savings initiative, operational improvement, entry into new market, reduction in force and other similar initiative or action, in each case so long they are reasonably identifiable and quantifiable and factually supportable; provided that, in each case, such adjustments are set forth in a Certificate of a Financial Officer which states the amount of such adjustment or adjustments and that such adjustment or adjustments are based on the reasonable good faith beliefs of the applicable Financial Officer executing such certificate at the time of such execution; provided, further, that the aggregate amount of add-backs pursuant to this clause (e) (not counting for purposes of applying this limitation, amounts pursuant to this clause (e) that are permitted to be made in accordance with Article 11 of Regulation S X) does not exceed 15.0% of Consolidated EBITDA for such period (calculated prior to giving effect to any such addback pursuant to this clause (e)); and

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(f) any expenses, fees, costs or charges (including all transaction, restructuring and transition costs, fees and expenses (including diligence costs, cash severance costs, retention payments to employees, lease termination costs and reserves)) or any amortization thereof related to any Equity Offering, Investment permitted under Section 6.04, sale of assets, acquisition, disposition, discontinued operations, recapitalization or the incurrence or issuance of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof and including fees, expenses or charges relating to Amendment No. 1 or any joinders to this Agreement ) (whether or not successful) or extinguishment or redemption of Indebtedness (and termination of any Swap Obligations or other derivative instruments) including (i) such fees, expenses or charges related to the offering of the Junior Notes and this Agreement ~~entered into on the Effective Date~~, including all amendments hereto and (ii) any amendment or other modification of the Junior Notes, this Agreement or any other Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof);

all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP (to the extent applicable).

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

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“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrowers and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means, at any time, the Accounts of any Loan Party which are not excluded as ineligible by virtue of one or more of the criteria set forth below. Eligible Accounts shall not include any Account of a Loan Party:

(a)
which is not subject to a first priority perfected security interest in favor of the Administrative Agent;
(b)
which is subject to any Lien, unless such Lien constitutes (x) a Lien in favor of the Administrative Agent, (y) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or (z) a Lien that is permitted under Section 6.02(b);
(c)
(i) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date therefor, or (ii) which has been written off the books of such Loan Party or otherwise designated as uncollectible;
(d)
which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible under clause (c) above;
(e)
which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Loan Parties exceeds 25% (or such greater percentage as the Administrative Agent may determine from time to time in its Permitted Discretion) of the aggregate amount of Eligible Accounts of all Loan Parties (but will only be ineligible to the extent of such excess);
(f)
with respect to which any covenant, representation or warranty contained in any Loan Document has been breached or is not true in any material respect (or, with respect to any covenant, representation or warranty which is subject to any materiality qualifier, has been breached or is not true in any respect);
(g)
which (i) does not arise from the bona fide sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest (but only to the extent thereof);

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(h)
for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party or if such Account was invoiced more than once;
(i)
with respect to which any check or other instrument of payment has been returned uncollected for any reason;
(j)
which is owed by an Account Debtor which, to the knowledge of any Loan Party or Subsidiary thereof, has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, administrative receiver, administrator, compulsory manager, liquidator or other similar officer of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, administrative receiver, administrator, compulsory manager, liquidator or other similar officer, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, administration, winding-up, or voluntary or involuntary case under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law (other than, in any such case, post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the United States Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due or has had a moratorium declared in respect of it, (v) become insolvent, or (vi) ceased operation of its business;
(k)
which is owed by any Account Debtor which, to the knowledge of any Loan Party or Subsidiary thereof, has sold all or a substantially all of its assets;
(l)
which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada, or, solely with respect to any Account Debtor of the German Loan Parties, in any Eligible European Jurisdiction or (ii) is not organized under applicable laws of the U.S., any state of the U.S., or, solely with respect to the German Loan Parties, any Eligible European Jurisdiction, unless, in any such case, such Account is backed by a letter of credit or bank guarantee reasonably acceptable to the Administrative Agent;
(m)
which is owed in any currency other than U.S. Dollars or Canadian Dollars, or, solely with respect to the German Loan Parties, Canadian Dollars, Sterling or Euro;
(n)
which is owed by (i) any Governmental Authority of any country other than the U.S. unless such Account is backed by a letter of credit or bank guarantee reasonably acceptable to the Administrative Agent or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction; provided that up to $10,000,000 (based on the face amount thereof) of such Accounts in the aggregate shall not be rendered ineligible pursuant to this cause (n);

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(o)
which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;
(p)
which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;
(q)
which is subject to any counterclaim, deduction, defense, setoff or dispute (which shall include any current account arrangement (Kontokorrentabrede)), but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;
(r)
which is evidenced by any promissory note, chattel paper or instrument;
(s)
which is owed by an Account Debtor which is a Sanctioned Person;
(t)
with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business (but only to the extent of any such reduction), or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;
(u)
which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, foreign, provincial or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;
(v)
unless the Administrative Agent has established a Reserve in its Permitted Discretion, which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods (including but not limited to by way of retention of title), or which indicates any party other than such Loan Party as payee or remittance party;
(w)
which was created on cash on delivery terms;
(x)
which is subject to any limitation on assignment or other restriction (whether arising by operation of law, by agreement or otherwise) which would under the local governing law of the contract have the effect of restricting the assignment for or by way of security or the creation of security, in each case, unless the Administrative Agent has determined that such limitation is not enforceable;
(y)
as to which the contract or agreement underlying such Account is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction

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other than (i) in the case of Accounts owing to any Domestic Loan Party, the U.S., any state thereof or the District of Columbia or (ii) in the case of any German Loan Party, the U.S., any state thereof or the District of Columbia or any Eligible European Jurisdiction;
(z)
as to which the Administrative Agent in its Permitted Discretion determines may not be paid by reason of the Account Debtor’s inability to pay; or
(aa)
which is subject to any Factoring Agreement or any other receivables purchase agreement, factoring agreement, supply chain financing agreement or other similar agreement.

In the event that an Account of a Loan Party in excess of $2,500,000 which was previously an Eligible Account ceases to be an Eligible Account hereunder (other than due to payment) and any Loan Party or the Borrower Representative has knowledge of the same, such Loan Party or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of a Loan Party, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication hereunder or under the foregoing eligibility criteria and to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.

“Eligible Credit Insured Accounts” means, at any time, Accounts that would otherwise constitute Eligible Accounts and are fully backed by credit insurance reasonably acceptable to the Administrative Agent, naming the Administrative Agent as an additional insured and loss payee (calculated net of the amount of any premiums, deductibles, co-insurance, fees or similar costs of and amounts relating to such credit insurance payable by any Loan Party).

“Eligible Equipment” means, at any time, the Equipment of any Loan Party which are not excluded as ineligible by virtue of one or more of the criteria set forth below. Eligible Equipment shall not include any Equipment that does not meet each of the following requirements:

(a) such Loan Party has good title to such Equipment;

(b) other than to the extent the Administrative Agent shall have established a Reserve in its Permitted Discretion for liabilities that secure any other Liens, such Equipment is subject to a first priority perfected Lien in favor of the Administrative Agent governed by the laws of the jurisdiction in which the Equipment in question is located and is free and clear of all other Liens of any nature whatsoever (except for Liens ~~is~~as permitted under Section 6.02(b), or Permitted Encumbrances, in each case, which do not have priority over the Lien in favor of the

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Administrative Agent); provided, however, that Equipment subject to a certificate of title (such as, but not limited to, vehicles) shall constitute Eligible Equipment regardless of whether the Administrative Agent’s Lien has been noted on such certificate (except as set forth in Section 5.14);

(c) the full purchase price for such Equipment has been paid by such Loan Party;

(d) such Equipment ~~(except for Specified Cranes that are leased to a customer of a Loan Party)~~ is located on premises (i) owned by such Loan Party, which premises are subject to a first priority perfected Lien (subject to Permitted Encumbrances) in favor of the Administrative Agent, unless (x) such Loan Party shall have delivered to the Administrative Agent a Collateral Access Agreement or (y) such premises are owned by such Loan Party in fee title free and clear of any Liens (other than Permitted Encumbrances), or (ii) leased by such Loan Party where (x) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (y) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion (provided, however, that no such Reserve pursuant to this clause (y) shall be established against such Equipment prior to the ninetieth (90th) day after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion));

(e) such Equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Loan Party in the ordinary course of business of such Loan Party;

(f) such Equipment (i) is not subject to any agreement which restricts the ability of such Loan Party to use, sell, transport or dispose of such Equipment or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such Equipment and (ii) has not been purchased from a Sanctioned Person;

(g) such Equipment does not constitute “Fixtures” under the applicable laws of the jurisdiction in which such Equipment is located; or

~~(h) such Equipment is not a Specified Crane leased to a customer unless such Specified Crane is (x) in the case of Specified Cranes owned by Domestic Loan Parties, located in the U.S., and (y) in the case of Specified Cranes owned by German Loan Parties, located in Germany; or~~

(~~i~~h) such Equipment as to which the Administrative Agent has determined in its Permitted Discretion is not marketable for sale or lease.

~~Notwithstanding the foregoing, the Specified Cranes shall constitute Eligible Equipment so long as the Specified Cranes satisfy all of the criteria for Eligible Equipment set forth above, other than the Specified Cranes that may be Inventory and not Equipment.~~ In the event that Equipment of any Loan Party which was previously Eligible Equipment with an aggregate value

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in excess of $5,000,000 ceases to be Eligible Equipment hereunder (other than as a result of a sale or disposition) and any Loan Party or the Borrower Representative shall have knowledge of the same, such Loan Party or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible European Jurisdiction” means each of Austria, Belgium, Denmark, Finland, France, Germany, Italy, Ireland, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom, provided that the Administrative Agent may, in its Permitted Discretion, remove one or more of the countries comprising the Eligible European Jurisdictions and subsequently reinstate one or more removed countries back as Eligible European Jurisdictions.

“Eligible Inventory” means, at any time, the Inventory (including raw materials and work-in-process) of any Loan Party which are not excluded as ineligible by virtue of one or more of the criteria set forth below (unless the inclusion of such Inventory is permitted in the Permitted Discretion of the Administrative Agent). Eligible Inventory of a Loan Party shall not include any Inventory:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent, governed by the laws of the jurisdiction in which the Inventory in question is located;

(b) which is subject to any Lien, unless such Lien constitutes (x) a Lien in favor of the Administrative Agent, (y) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or (z) a Lien that is permitted under Section 6.02(b);

(c) unless accounted for in the most recent Inventory appraisal when determining the Net Orderly Liquidation Value percentage, which is, in the Administrative Agent’s Permitted Discretion, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in any Loan Document has been breached or is not true in any material respect (or, with respect to any covenant, representation or warranty which is subject to any materiality qualifier, has been breached or is not true in any respect) and which does not conform to all applicable standards imposed by any Governmental Authority;

(e) in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

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(f) which is not finished goods or which constitutes spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return (unless undamaged and able to be resold in the ordinary course of business in an aggregate amount not to exceed $50,000,000), repossessed goods, defective or damaged goods, goods held by such Loan Party on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g) which (i) if such Loan Party is a Domestic Loan Party, is not located in the U.S. or is in transit with a common carrier from vendors and suppliers or (ii) if such Loan Party is a German Loan Party, is not located in Germany or is in transit with a common carrier from vendors and suppliers; provided that, (x) the foregoing criteria shall not exclude Inventory in transit among Loan Parties located in the same country from being eligible and (y) notwithstanding the foregoing provisions of this clause (g), up to $5,000,000 of Inventory in transit from vendors and suppliers or among Loan Parties not located in the same country may be included as Eligible Inventory despite the foregoing provision of this clause (g) so long as:

(A) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory and (2) evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payee and otherwise covering such risks as the Administrative Agent may reasonably request;

(B) if the bill of lading is non-negotiable, the inventory must be in transit within the U.S. or Germany, and the Administrative Agent shall have received, if requested, a duly executed Collateral Access Agreement, in form and substance satisfactory to the Administrative Agent, from the applicable customs broker, freight forwarder or carrier for such Inventory;

(C) if the bill of lading is negotiable, the inventory must be in transit from outside the U.S. or Germany, and the Administrative Agent shall have received (1) confirmation that the bill is issued in the name of such Loan Party and consigned to the order of the Administrative Agent, and an acceptable agreement has been executed with such Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and has granted the Administrative Agent access to the Inventory, (2) confirmation that such Loan Party has paid for the goods, and (3) an estimate from such Loan Party of the customs duties and customs fees associated with the Inventory in order to establish an appropriate Reserve;

(D) the common carrier is not an Affiliate of the applicable vendor or supplier; and

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(E) the customs broker is not an Affiliate of any Loan Party;

(h) which is located in any location leased by such Loan Party unless (A) (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion (provided, however, that no such Reserve pursuant to this clause (ii) shall be established against any such Inventory prior to the ninetieth (90th) day after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion)) and (B) at least $250,000 of Inventory of the Loan Parties is located at such location;

(i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion (provided, however, that no such Reserve pursuant to this clause (ii) shall be established against any such Inventory prior to the ninetieth (90th) day after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion));

(j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor, unless (i) such processor has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion (provided, however, that no such Reserve pursuant to this clause (ii) shall be established against any such Inventory prior to the ninetieth (90th) day after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion));

(k) which is a discontinued product or component thereof (unless such discontinuance does not adversely impact the salability of the remaining Inventory);

(l) which is the subject of a consignment by such Loan Party as consignor; provided that consigned Inventory may be eligible if the applicable consignee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require;

(m) which contains or bears any intellectual property rights licensed to such Loan Party by a third party, unless the Administrative Agent is satisfied in its Permitted Discretion that it may sell or otherwise dispose of such Inventory after the occurrence and during the continuance of an Event of Default in accordance with the terms of the Loan Documents, and, so long as the terms of the contract(s) pursuant to which such license is granted are binding on the applicable Loan

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Party, without, in any material respect, (i) infringing the rights of such licensor, or (ii) violating such contract with such licensor;

(n) which is not reflected in a current perpetual inventory report of such Loan Party (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);

(o) for which reclamation rights have been asserted by the seller;

(p) which has been acquired from a Sanctioned Person;

(q) for which (i) any contract or related documentation (such as invoices or purchase orders) relating to such Inventory includes retention of title rights in favor of the vendor or supplier thereof, (ii) under applicable governing laws, retention of title may be imposed unilaterally by the vendor or supplier thereof, provided that Inventory of a Loan Party which may be subject to any rights of retention of title shall not be excluded from Eligible Inventory solely pursuant to this clause (q) in the event that (A) the Administrative Agent shall have received evidence reasonably satisfactory to it that the full purchase price of such Inventory has or will have been paid or (B) a Letter of Credit has been issued under and in accordance with the terms of this Agreement for the purchase of such Inventory and (iii) the completion of, manufacture, sale or other disposition thereof by the Administrative Agent following an Event of Default requires the consent of any Person that has not been obtained and constitutes a breach or default under any contract or agreement to which the applicable Loan Party is a party or to which such Inventory is subject;

(r) that ~~is a Specified~~constitutes a Rental Fleet Crane;

(s) which was not produced, in all material respects, in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder; or

(t) as to which the Administrative Agent has determined, in its Permitted Discretion, is ineligible, based on such credit and collateral determinations as the Administrative Agent may deem appropriate with respect to evaluating whether advancing against such asset is reasonably likely to result in a loss with respect to such advance; provided that, in making such determination, the Administrative Agent shall take into account the blended advance rates determined in the most appraisal; provided further that the Administrative Agent has delivered to the Borrower Representative notice and detail of such determination.

In the event that Inventory of any Loan Party in excess of $2,500,000 which was previously Eligible Inventory ceases to be Eligible Inventory hereunder (other than as a result of a sale or disposition), and any Loan Party or the Borrower Representative has knowledge of the same, such Loan Party or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

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“Eligible Real Property” means the Mortgaged Real Property owned by a Domestic Loan Party (i) that is acceptable in the sole discretion of the Administrative Agent for inclusion in the Domestic Borrowing Base, and (ii) in respect of which the deliveries required under Section 4.01(n) have been delivered to the Administrative Agent.

“Eligible Rental Fleet Cranes” means, at any time, the Rental Fleet Cranes of any Loan Party which are not excluded as ineligible by virtue of one or more of the criteria set forth below. Eligible Rental Fleet Cranes shall not include any Rental Fleet Crane that does not meet each of the following requirements:

(a) such Loan Party has good title to such Rental Fleet Crane;

(b) other than to the extent the Administrative Agent shall have established a Reserve in its Permitted Discretion for liabilities that secure any other Liens, such Rental Fleet Crane is subject to a first priority perfected Lien in favor of the Administrative Agent governed by the laws of the jurisdiction in which the Rental Fleet Crane in question is located and is free and clear of all other Liens of any nature whatsoever (except for Liens as permitted under Section 6.02(b), or Permitted Encumbrances, in each case, which do not have priority over the Lien in favor of the Administrative Agent);

(c) the full purchase price for such Rental Fleet Crane has been paid by such Loan Party;

(d) such Rental Fleet Crane is controlled by any Loan Party (or on lease or rent with a customer in the ordinary course of business) and is not located outside of the United States or Germany;

(e) such Rental Fleet Crane (i) is in good working order and condition (ordinary wear and tear excepted), (ii) is held for sale, lease or rental (or is leased or rented to other Persons) by such Loan Party in the ordinary course of business by such Loan Party, and (iii) constitutes “Inventory” under the UCC;

(f) other than any lease, rental agreement or other similar agreement with the applicable customer, such Rental Fleet Crane (i) is not subject to any agreement which restricts the ability of such Loan Party to use, sell, transport or dispose of such Rental Fleet Crane or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such Rental Fleet Crane and (ii) has not been purchased from, or leased to, a Sanctioned Person;

(g) such Rental Fleet Crane does not constitute “Fixtures” under the applicable laws of the jurisdiction in which such Rental Fleet Crane is located;

(h) such Rental Fleet Crane has not been determined by the Administrative Agent in its Permitted Discretion to not be marketable for sale or lease; or

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(i) any other eligibility criteria consistent with comparable asset-based lending transactions involving rental assets, as determined by the Administrative Agent in its Permitted Discretion based upon the results of field examinations, appraisals and other due diligence of Rental Fleet Cranes of such Loan Party.

Notwithstanding anything to the contrary in this Agreement, no Rental Fleet Crane shall be included in the Domestic Borrowing Base or German Borrowing Base until the Administrative Agent shall have received, and be reasonably satisfied with the results of, a field examination and appraisal with respect to Rental Fleet Cranes owned by Domestic Loan Parties or German Loan Parties, as applicable, from an examiner reasonably acceptable to the Administrative Agent, and such other appropriate due diligence as determined by the Administrative Agent in its Permitted Discretion. In the event that Rental Fleet Cranes of any Loan Party with an aggregate value in excess of $5,000,000 and which were previously Eligible Rental Fleet Cranes cease to be Eligible Rental Fleet Crane hereunder (other than as a result of a sale or disposition) and any Loan Party or the Borrower Representative shall have knowledge of the same, such Loan Party or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, Release or threatened Release of any Hazardous Material or to (iv) health and safety matters as relates to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) any violation of any applicable Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed by or imposed on the Company or any Restricted Subsidiary with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the applicable Security Agreement.

“Equipment Amortization Factor” means, with respect to any Equipment on any date of determination, 1 minus a fraction, the numerator of which is the number of full fiscal quarters of the Company elapsed as of such date (including any such fiscal quarter ending on such date) since March 31, 2019 (or, if later, the date of the Administrative Agent’s receipt of the results of the most recent completed appraisal of such Equipment conducted at the request of the Loan Parties pursuant to Section 5.11 hereof) and the denominator of which is 28.

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“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing; provided that “Equity Interests” shall not include Indebtedness that is convertible (but has not yet been converted) into Equity Interests.

“Equity Offering” means any public or private sale or issuance of Qualified Capital Stock of the Company, other than (i) public offerings with respect to the Company’s common stock on Form S-8 and (ii) issuances to any Subsidiary of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice of the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical status, within the meaning of Title IV of ERISA.

“Establishment” means, in respect of any Person, any place of operations where such Person carries out a non-transitory economic activity with human means and goods, assets or services.

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

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“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“EURIBOR Interpolated Rate” means, at any time, with respect to any Eurodollar Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent in good faith (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

“EURIBOR Rate” means, with respect to any ~~Eurodollar~~Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate ~~at approximately 11:00 a.m., Brussels time, two~~two (2) TARGET Days prior to the commencement of such Interest Period~~; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate~~.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters ~~as of~~ published at approximately 11:00 a.m. Brussels time two (2) TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower Representative, which specification shall be consistent with such specification generally under other substantially similar credit facilities for which it acts as the administrative agent. ~~If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.~~

“Euro” or “€” means the single currency of the Participating Member States.

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~~“Eurodollar”, when used in reference to a Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBOR Rate.~~

“~~Eurodollar~~Eurocurrency Payment Office” of the Administrative Agent ~~shall mean~~means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into U.S. Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of U.S. Dollars with such Foreign Currency, for delivery two (2) Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower Representative, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” has the meaning assigned to such term in the definition of the term “Excluded Assets”.

“Excluded Assets” means (a) any lease, license, contract, document, instrument or agreement to which any Loan Party is a party, to the extent that the creation of a Lien on such assets would, (i) under the express terms of such lease, license, contract, document, instrument or agreement, result in a breach of the terms of, create a right of termination in favor of any other party thereto (other than the Loan Parties or any of their Restricted Subsidiaries), or constitute a default or violation under, such lease license, contract, document, instrument or agreement (other than to the extent that any such term (x) has been waived (without any obligation on the Loan Parties to obtain such waiver) or (y) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law) or (ii) require governmental or regulatory, consent, or authorization not obtained (without any requirement to obtain such approval, consent or authorization); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term or such Governmental Authority has otherwise expressly consented in writing to the creation of a Lien hereunder, such assets shall automatically cease to constitute “Excluded Assets”, (b) (i) any

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property that is subject to a purchase money Lien or a financing or capital lease permitted under the Loan Documents if the agreement pursuant to which such Lien is granted (or in the document providing for such financing or capital lease) prohibits or requires the consent of any Person other than any Borrower and/or its Affiliates which has not been obtained (without any obligation on the Loan Parties to obtain such consent) as a condition to the creation of any other Lien on such property and (ii) any property that is subject to a Lien permitted by Section 6.02(bb), (c) any leasehold interests in real property and improvements and Fixtures thereon, (d) ~~subject to Section 5.14(j), any~~any Non-Mortgaged Real Property (and improvements and Fixtures relating thereto), (e) payroll accounts, trust accounts, employee benefit accounts and zero-balance disbursement accounts (that are not collection accounts) and other deposit accounts (that are not collection accounts) with an aggregate amount on deposit therein of not more than $500,000 at any one time for all Loan Parties (provided that the amount on deposit in any individual deposit account for such deposit account to constitute “Excluded Assets” pursuant to the foregoing de minimis threshold must be less than $100,000 at all times) (such accounts, collectively, the “Excluded Accounts”), (f) any application for registration of a Trademark filed in the U.S. Patent and Trademark Office on the basis of the applicant's intent-to-use such Trademark pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until evidence of use has been filed with the U.S. Patent and Trademark Office pursuant to Section 1(d) of the Lanham Act or Section 1(c) of the Lanham Act (15 U.S.C. §1051, et seq.) with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any such Trademark application or the registration that issues from such application under applicable federal law, (g) any asset or property of Unrestricted Subsidiaries and Excluded Subsidiaries, (h) other than with respect to the Secured Obligations of the German Loan Parties, any Equity Interests in or assets of (A) a direct or indirect Foreign Subsidiary of the Company or a CFC Holding Company, except that Excluded Assets shall not include 65% of the outstanding voting Equity Interests and 100% of the non-voting Equity Interests of each such First Tier Foreign Subsidiary or CFC Holding Company, provided, however, that no more than 65% of the voting Equity Interests of a First Tier Foreign Subsidiary or CFC Holding Company, as applicable, in the aggregate, may be pledged to secure the Secured Obligations or (B) a direct or indirect Subsidiary of a CFC, (i) any aircraft, (j) any other property, to the extent the granting of a Lien therein is prohibited by any Requirement of Law (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law), (k) any assets if and for so long as the burden or cost (including any adverse Tax consequences) of obtaining a security interest therein or perfection thereof exceeds the practical benefits to the Secured Parties afforded thereby as reasonably determined between the Borrower Representative and the Administrative Agent, (l) any governmental or regulatory licenses, authorizations, permits, approvals and consents to the extent a security interest therein is prohibited or restricted thereby or requires any consent or authorization from a Governmental Entity not obtained (without any requirement to obtain such consent or authorization), (m) Equity Interests in any joint venture to the extent a pledge thereof is not permitted by the terms of the applicable joint venture or similar agreements and documents; provided that, immediately upon the ineffectiveness, lapse or

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termination of any such prohibitions, such assets shall automatically cease to constitute “Excluded Assets”), (n) margin stock and (o) accounts receivable sold under any Factoring Agreement permitted hereunder; provided further that (x) “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets) and (y) the foregoing exclusions shall not apply to any asset or property of the Company and its Subsidiaries on which a Lien has been granted to secure any obligations under any Junior Indebtedness.

“Excluded Subsidiary” means a Subsidiary that is not a German Loan Party and is (A) a direct or indirect Subsidiary of a CFC or CFC Holding Company, (B) a CFC or a CFC Holding Company, (C) non-wholly owned, (D) a captive insurance company, (E) a not-for-profit or special purpose entity, (F) a Subsidiary to the extent the cost of obtaining a guarantee by such Subsidiary (including adverse tax consequences) outweighs the benefit afforded thereby as reasonably determined by the Administrative Agent and the Borrower Representative, (G) is not a Material Restricted Subsidiary, (H) an Unrestricted Subsidiary and (I) a Subsidiary to the extent the provision of a guarantee is otherwise prohibited by Requirements of Law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or regulations or contractual provisions existing on the Effective Date (or, if later, on the date such Person becomes a Subsidiary, if not entered into in contemplation thereof).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, being a resident for the purposes of or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal, and German withholding Taxes (excluding German withholding Taxes imposed on payments of interest to a Recipient with respect to which the applicable Recipient fulfills the conditions relating to that Recipient to be entitled to claim a full exemption from Tax imposed by Germany on interest under

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an income Tax treaty subject to completing the applicable procedural formalities) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any withholding Taxes imposed under FATCA, (e) any VAT for which Section 2.17(h) applies and (f) any German Taxes levied due to the fact that any Secured Obligations is secured (directly or indirectly) by real estate located in Germany (inländische Grundstücke) or domestic rights treated as real property under German civil law (inländische Rechte, die den Vorschriften des Bürgerlichen Rechts über Grundstücke unterliegen).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of March 3, 2016, by and among the Company, the other loan parties party thereto, the financial institutions party thereto as lenders and Wells Fargo Bank, National Association, as administrative agent.

“Existing Junior Secured Notes” means the senior secured notes issued under that certain Indenture dated as of February 18, 2016, among the Company, as successor by merger to MTW Cranes Escrow Corp., as issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and collateral agent, as it may be amended, supplemented or otherwise modified prior to the date hereof.

“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement described on Schedule 1.01(c) hereto.

“Extenuating Circumstance” means any period during which the Administrative Agent has determined in its sole discretion (i) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email or fax or through Electronic System, and (ii) to accept a Borrowing Request or Interest Election Request telephonically.

“Factor” means, collectively, one or more purchasers of receivables under a Factoring Agreement.

“Factoring Agreement” means one or more receivables purchase agreements (or similar agreements) entered into by a Foreign Subsidiary of the Company (other than a German Restricted Subsidiary) with one or more Factors, as the same may be amended, modified, supplemented and/or replaced from time to time so long as any such replacement agreement is on terms no less

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favorable to the Company or its Restricted Subsidiaries that are in any material respect than those terms set forth in the Factoring Agreements as in effect on the Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned to such term in Section 1.07.

“FCCR Test Period” means any period (a) commencing on the last day of the most recent period of four consecutive fiscal quarters of the Company then ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) on or prior to the date Aggregate Availability is less than the greater of (x) 10% of the Line Cap and (y) $20,000,000 at any time and (b) ending on the first day after Aggregate Availability has exceeded the greater of (x) 10% of the Line Cap and (y) $20,000,000 for sixty (60) consecutive days.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the U.S.

“FEMA” means the Federal Emergency Management Agency (or any successor agency).

“Field Exam and Appraisal Period” means any period of time (a) commencing with the date on which the Aggregate Availability is less than the greater of (x) 12.5% of the Line Cap and (y) $25,000,000 at any time and (b) ending on the first day after Aggregate Availability has exceeded the greater of (x) 12.5% of the Line Cap and (y) $25,000,000 for sixty (60) consecutive days.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, regional treasurer or controller of the Company.

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“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which the Company, any Domestic Subsidiary and/or any CFC Holding Company described in clause (b) of the definition thereof, directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus Unfinanced Capital Expenditures to (b) Fixed Charges, all calculated for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date), all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness actually made (for the avoidance of doubt, other than prepayments and repayments of the Revolving Loans), plus expenses for Taxes paid in cash, plus, solely for purposes of determining satisfaction of the Payment Conditions, Restricted Payments paid in cash (other than Restricted Payments made by any Loan Party or any Subsidiary of a Loan Party to any Loan Party that subsequently distributes the proceeds of such Restricted Payments to one or more Loan Parties), plus Financing Lease Obligation payments, plus quarterly reductions in the Domestic PP&E Component pursuant to clauses (a)(i) and (a)(ii) of the definition thereof during such period, plus, quarterly reductions in the German PP&E Component pursuant to clause (a) of the definition thereof during such period, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixtures” has the meaning assigned to such term in the applicable Security Agreement.

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~LIBO~~the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate ~~or~~, each Daily Simple RFR or the Central Bank Rate, as applicable. As of the Amendment No. 1 Effective Date, the Floor is 0%.

“Foreign Currencies” means Agreed Currencies other than U.S. Dollars.

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“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for Tax purposes.

“Foreign Pension Plan” means any pension plan, pension undertaking, supplemental pension, retirement savings or other retirement income plan, obligation or arrangement or any kind that is not subject to U.S. law and that is established, maintained or contributed to by any Loan Party or any of its Subsidiaries or Affiliates in respect of which any Loan Party or any of its Subsidiaries or Affiliates has any liability, obligation or contingent liability.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Account” has the meaning assigned to such term in Section 4.01(a).

“GAAP” means generally accepted accounting principles in the U.S.

“German Borrower” means Manitowoc Crane Group Germany GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung).

“German Borrower LC Exposure” means, at any time, the sum of (a) the aggregate undrawn U.S. Dollar Amount of all outstanding German Letters of Credit at such time plus (b) the aggregate U.S. Dollar Amount of all LC Disbursements in respect of German Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The German Borrower LC Exposure of any Lender at any time shall be its Percentage of the total German Borrower LC Exposure at such time.

“German Borrower Swingline Exposure” means, at any time, the U.S. Dollar Amount of the aggregate principal amount of all outstanding German Swingline Loans that the Lenders have purchased participations in pursuant to the terms hereof. The German Borrower Swingline Exposure of any Lender at any time shall be its Percentage of the total German Borrower Swingline Exposure at such time.

“German Borrowing” means a Borrowing comprised of German Revolving Loans.

“German Borrowing Base” means, at any time, the sum of (a) 85% of the Eligible Accounts (excluding any Eligible Credit Insured Accounts) of the German Borrower at such time, plus (b) without duplication of other Eligible Accounts, 90% of the Eligible Credit Insured Accounts of the German Borrower at such time, plus (c) the lesser of (i) 75% of the Eligible Inventory of the German Borrower at such time and (ii) the product of 85% of the Net Orderly Liquidation Value multiplied by the Eligible Inventory of the German Borrower at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis, plus (~~c~~d) the German PP&E Component at such time in an aggregate amount not to exceed 25% of the ~~aggregate~~ German

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~~Borrowing Base~~Sublimit at such time, plus (e) the lesser of (i) 95% of the Eligible Rental Fleet Cranes of the German Borrower at such time and (ii) the product of 85% of the Net Orderly Liquidation Value multiplied by the Eligible Rental Fleet Cranes of the German Borrower at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis, in an aggregate amount for the foregoing clause (e), together with clause (e) of the definition of “Domestic Borrowing Base”, not to exceed 20% of the Line Cap at such time, minus (~~d~~f) Reserves pertaining to the German Borrower (without duplication of any Reserves accounted for in the German PP&E Component), such Eligible Accounts, such Eligible Credit Insured Accounts or such Eligible Inventory. The German Borrowing Base at any time shall be determined by reference to the most recent applicable Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 4.01(j) or 5.01(f), subject to adjustments for changes to, or implementation of, Reserves established by the Administrative Agent in its Permitted Discretion as provided herein.

“German Collateral” has the meaning assigned to such term in Section 8.07(d).

“German Collateral Documents” means the German Security Agreements and each other pledge agreement, security agreement, or other collateral agreement (including each intellectual property right security transfer and assignment agreement) that is entered into by any German Loan Party (or any share pledge with respect to the shares of any German Loan Party) in favor of the Administrative Agent, securing the German Secured Obligations, in each case, entered into pursuant to the terms of this Agreement or any other Loan Document (including Section 5.14).

“German GAAP” means generally accepted accounting principles in Germany.

“German Guaranty Limitations” means Section 11.14 of this Agreement.

“German Holdings” means Manitowoc Crane Group Holding Germany GmbH.

“German Insolvency Event” means:

(a) a German Relevant Entity is unable or admits its inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, including a stoppage of payment situation (Zahlungsunfähigkeit), a status of over‑indebtedness (Überschuldung), the presumed inability to pay its debts as they fall due (drohende Zahlungsunfähigkeit), or actual insolvency proceedings;

(b) a moratorium is declared in respect of any Indebtedness of a German Relevant Entity;

(c) (i) such German Relevant Entity is otherwise in a situation to file for insolvency because of any of the reasons set out in Sections 17 to 19 of the German Insolvency Code and (ii)

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a petition for insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines insolvenzverfahrens) has been filed based on Sections 17 to 19 of the German Insolvency Code (Insolvenzordnung); or

(d) any procedure or step analogous to the foregoing taken in any jurisdiction;

provided that, this definition shall not apply to any insolvency petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of notice thereof to any German Relevant Entity becoming aware of the same.

“German Letter of Credit” means any Letter of Credit issued for the account of the German Borrower under the Commitments pursuant to this Agreement.

“German Loan Parties” means, collectively, the German Borrower, German Holdings and each Material German Restricted Subsidiary or other Person that is organized under the laws of Germany and guarantees the German Secured Obligations or becomes a party to a German Security Agreement pursuant to Section 5.14.

“German PP&E Component” means, at the time of any determination, an amount equal to (a) the sum of the following amounts calculated for each item of Eligible Equipment of the German Borrower: the applicable Equipment Amortization Factor for such Eligible Equipment multiplied by 85% of the Net Orderly Liquidation Value of such Eligible Equipment less (b) Reserves applicable to the German PP&E Component and, without duplication of Reserves set forth in clause (~~d~~f) of the definition of “German Borrowing Base,” the German Borrower and established by the Administrative Agent in its Permitted Discretion.

“German Relevant Entity” means any German Loan Party or any Loan Party capable of becoming the subject of insolvency proceedings under the German Insolvency Code (Insolvenzordnung).

“German Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of Germany.

“German Revolving Exposure” means, with respect to any Lender at any time, and without duplication, the sum of (a) the U.S. Dollar Amount of the outstanding principal amount of such Lender’s German Revolving Loans plus (b) the U.S. Dollar Amount of such Lender’s German Borrower LC Exposure plus (c) the U.S. Dollar Amount of such Lender’s German Borrower Swingline Exposure plus the (d) U.S. Dollar Amount of such Lender’s Applicable Percentage of the aggregate principal amount of Protective Advances to the German Borrower outstanding at such time.

“German Revolving Loan” means a Loan made by a Lender to the German Borrower pursuant to Section 2.01.

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“German Secured Obligations” means all Secured Obligations of the German Loan Parties arising under the Loan Documents. For the avoidance of doubt, the German Secured Obligations exclude all Secured Obligations of the Domestic Loan Parties.

“German Security Agreements” means, collectively, any (a) global assignment agreement between a German Loan Party as assignor and the Administrative Agent as assignee, regarding the assignment of trade receivables, insurance claims and/or intra-group receivables, (b) security transfer agreement between a German Loan Party as transferor and the Administrative Agent as transferee, regarding the security transfer of title of inventory ~~and machinery, and (c~~, cranes, current moveable assets, fixed moveable assets, fixtures, equipment and machinery, (c) security transfer and assignment agreement between a German Loan Party as transferor and the Administrative Agent as transferee, regarding intellectual property rights, (d) share pledge agreement between, inter alios, a Loan Party as pledgor and the Administrative Agent as pledgee, regarding the shares in a German Loan Party and (e) account pledge agreement between, inter alios, a German Loan Party as pledgor and the Administrative Agent as pledgee, regarding the pledge over certain bank accounts that, in each case, is governed by the laws of Germany.

“German Sublimit” means an amount equal to $75,000,000, as such sublimit may be increased from time to time pursuant to Section 2.09(e).

“German Subsidiary” means a Subsidiary organized under the laws of Germany.

“German Swingline Loan” has the meaning assigned to such term in Section 2.05.

“Germany” means the Federal Republic of Germany.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any European supranational body) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the European Central Bank and the Council of Ministers of the European Union.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary

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obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01 or 11.01, as the case may be.

“Guarantor Payment” has the meaning assigned to such term in Section 10.11(a).

“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

~~“Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR Rate.”~~

~~“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”~~

“Improved Mortgaged Real Property” means any Mortgaged Real Property that constitutes “improved real property” or on which any “building” (in each case, as defined in the Flood Laws) is located.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) deferred compensation, trade payables and accrued expenses incurred in the ordinary course of business, (ii) earnout obligations contingent on the performance of an acquired business except as provided in clause (k) below and (iii) royalty payments payable in the ordinary course of business in respect of

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non-exclusive licenses), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of such Indebtedness will be the lesser of (x) the fair market value of such property as determined by such Person in good faith at such time and (y) the amount of such Indebtedness, (f) all Guarantees by such Person of Indebtedness of others, (g) all Financing Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) obligations under any earnout that has become a liability on the balance sheet of such Person in accordance with GAAP without giving effect to footnotes thereto and (k) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction, in each case, to the extent required to be shown as a liability on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in the foregoing, the term “Indebtedness” shall not include (i) licenses and operating leases or (ii) accrued and unpaid interest, premium, fees or expenses unless capitalized in accordance with the terms of the applicable agreements governing the applicable Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made or required to be made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Insolvency Event” has the meaning assigned to such term in Article XIII.

“Intercompany Indebtedness” has the meaning assigned to such term in Article XIII.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, for any period, the sum of, without duplication:

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(a) the aggregate of the interest expense, net of interest income, with respect to outstanding Indebtedness for such period (including, (a) the net amortization of original issue discount and original issuance premium from the issuance of Indebtedness; (b) the net costs under Swap Obligations with respect to Indebtedness; (c) all capitalized interest; and (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing), but excluding (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (ii) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (iii) non cash interest expense attributable to the movement of the mark to market valuation of Indebtedness or obligations under Swap Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (iv) any one time cash costs associated with breakage in respect of hedging agreements for interest rates, (v) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) incurred in connection with any Factoring Agreements, (vi) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (vii) any payments with respect to make whole premiums or other breakage costs of any Indebtedness, (viii) penalties and interest relating to taxes, (ix) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) interest expense attributable to a direct or indirect parent entity resulting from push down accounting and (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any acquisition or Investment permitted hereunder; and

(b) the interest component of financing lease obligations paid, accrued or scheduled to be paid or accrued during such period;

all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (in each case, other than a Swingline Loan), the first Business Day of each calendar month and the Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date, (c) with respect to any ~~Eurodollar~~Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date. To the extent not addressed pursuant to the foregoing clauses (a) through (d), the Interest Payment Date for interest payable on Loans or other amounts bearing interest based on the Applicable Overnight Rate shall be the day that any such Loan or amount is required to be repaid and the Maturity Date.

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“Interest Period” means with respect to any ~~Eurodollar~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, twelve months) thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless~~, in the case of a Eurodollar Borrowing only,~~  such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period ~~pertaining to a Eurodollar Borrowing~~ that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(~~f~~e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the applicable Security Agreement.

“Investment” has the meaning assigned to such term in Section 6.04.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means, individually and collectively, (a) as of the Effective Date, each of JPMorgan Chase Bank, N.A., Bank of America, N.A. and Bank of Montreal, each in its capacity as an issuer of Letters of Credit and (b) any other Lender from time to time designated by the Borrower Representative as an Issuing Bank, with the consent of such Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimit” means, as of the Effective Date, (i) $25,000,000, in the case of each of JPMorgan Chase Bank, N.A., Bank of America, N.A. and Bank of Montreal, each in its

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capacity as an Issuing Bank, and (ii) as of the date any Lender is designated as an Issuing Bank, such amount as shall be designated to the Administrative Agent and the Borrower Representative in writing by another Issuing Bank. Each Issuing Bank’s Issuing Bank Sublimit may be decreased or increased from time to time with the written consent of the Company and such Issuing Bank.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D and/or such other joinder form reasonably acceptable to the Administrative Agent and the Borrower Representative.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Junior Indebtedness” means, as applicable, the Indebtedness incurred pursuant to the Junior Notes or a Permitted Term Loan Agreement and any Additional Junior Indebtedness.

“Junior Indebtedness Amount” means an aggregate principal amount equal to the sum of:

(x) $~~300,000,000~~370,000,000; plus

(y) an additional unlimited amount; provided that the Fixed Charge Coverage Ratio computed on a Pro Forma Basis as of the last day of the most recent four fiscal quarter period of the Company for which financial statements have been delivered pursuant to Section 5.01 (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01, the most recent financial statements referred to in Section 3.04(a)), shall be greater than ~~1.1~~1.0 to 1.0.

“Junior Intercreditor Agreement” means, as applicable, the Junior Notes Intercreditor Agreement, or any other intercreditor agreement entered into in connection with any Junior Indebtedness, by and among the Administrative Agent, the other creditors party thereto, and each of the Loan Parties party thereto, in form and substance reasonably acceptable to the Administrative Agent.

“Junior Notes” means the notes issued under the Junior Notes Indenture.

“Junior Notes Indenture” means that certain Indenture dated as of the date hereof, among the Company, as issuer, the guarantors from time to time party thereto, and U.S. Bank National Association, as trustee, collateral agent and paying agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Junior Notes Intercreditor Agreement, and as it may be refinanced or replaced (including any increase in the amount of Junior Notes issued thereunder) in accordance with and as contemplated by Section 6.08(b)(viii).

“Junior Notes Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, between the Administrative Agent, and U.S. Bank National Association, as

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collateral agent, under the Junior Notes, and acknowledged and consented to by the Company and each other Loan Party, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn U.S. Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate U.S. Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Percentage of the total LC Exposure at such time.

“Lead Arranger” means JPMorgan Chase Bank, N.A., in its capacity as sole lead arranger for the credit facility evidenced by this Agreement.

“Leased Properties” has the meaning assigned to such term in Section 3.05(b).

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption or otherwise, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).

“Letter of Credit Currency” means each Agreed Currency.

“Letters of Credit” means the letters of credit or bank guarantees issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require and shall include the Existing Letters of Credit.

~~“LIBO Interpolated Rate” means, at any time, with respect to any Eurodollar Borrowing denominated in U.S. Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent in good faith (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

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~~“LIBO Rate” means, with respect to any Eurodollar Borrowing denominated in U.S. Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to such Agreed Currency then the LIBO Rate shall be the LIBO Interpolated Rate.~~

~~“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing denominated in U.S. Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, which selection shall be consistent with such selection generally under other substantially similar credit facilities for which it acts as the administrative agent); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

~~“LIBOR” has the meaning assigned to such term in Section 1.07.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, assignment or transfer by way of security or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, financing or capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” means any Permitted Acquisition the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by a Borrower or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the Limited Condition Acquisition Agreement.

“Limited Condition Acquisition Agreement” means, with respect to any Limited Condition Acquisition, the definitive acquisition documentation in respect thereof.

“Limited Condition Transaction” means each of (i) any Limited Condition Acquisition, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) any disposition pursuant to Section 6.05.

“Line Cap” means, at any time, the lesser of (a) the Aggregate Borrowing Base and (b) the Aggregate Commitment.

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“Loan Documents” means, collectively, this Agreement, each Joinder Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit Agreement, the Collateral Documents, the Loan Guaranty, any Junior Intercreditor Agreement or other intercreditor agreement and all other agreements, instruments, documents and certificates executed and delivered by a Loan Party to, or in favor of, the Administrative Agent or any Lender or Issuing Bank pursuant to the transactions contemplated hereby (excluding Swap Agreements and agreements evidencing Banking Services Obligations or Designated Secured Foreign Products Obligations). Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party, and shall include each Domestic Loan Party in the case of Article X and each German Loan Party in the case of Article XI.

“Loan Guaranty” means, collectively, Articles X and XI of this Agreement and, if applicable, each separate Guarantee, in form and substance reasonably satisfactory to the Administrative Agent, delivered by each Loan Guarantor that is a German Restricted Subsidiary (which Guarantee shall be governed by the laws of Germany).

“Loan Parties” means, collectively, the Domestic Loan Parties and the German Loan Parties.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Protective Advances.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in U.S. Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Management Notification” has the meaning assigned to such term in Section 11.14(c).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their payment obligations under the Loan Documents, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents.

“Material Domestic Restricted Subsidiary” means each Domestic Restricted Subsidiary that (a) as of the most recent fiscal quarter of the Company, for the period of four consecutive

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fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), (i) contributed greater than five percent (5%) of EBITDA for such period or (ii) contributed greater than five percent (5%) of Total Assets as of such date and/or (b) is a guarantor of any Junior Indebtedness; provided that, if at any time the aggregate amount of EBITDA or Total Assets attributable to all Domestic Restricted Subsidiaries that are not Material Domestic Restricted Subsidiaries exceeds five percent (5%) of EBITDA for any such period or five percent (5%) of Total Assets as of the end of any such fiscal quarter, the Borrower Representative (or, in the event the Borrower Representative has failed to do so within ten (10) Business Days, the Administrative Agent) shall designate sufficient Domestic Restricted Subsidiaries as “Material Domestic Restricted Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Restricted Subsidiaries; provided further that the Borrower Representative may at any time designate any Subsidiary as a Material Domestic Restricted Subsidiary in its sole discretion, even if not required to satisfy the foregoing.

“Material German Restricted Subsidiary” means each German Restricted Subsidiary (a) that is a guarantor of any Junior Indebtedness, and/or (b) each German Restricted Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), contributed greater than five percent (5%) of EBITDA for such period or (ii) which contributed greater than five percent (5%) of Total Assets as of such date; provided that, if at any time the aggregate amount of EBITDA or Total Assets attributable to all German Restricted Subsidiaries that are not Material German Restricted Subsidiaries exceeds five percent (5%) of EBITDA for any such period or five percent (5%) of Total Assets as of the end of any such fiscal quarter, the Borrower Representative (or, in the event the Borrower Representative has failed to do so within ten (10) Business Days, the Administrative Agent) shall designate sufficient German Restricted Subsidiaries as “Material German Restricted Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material German Restricted Subsidiaries; provided further that the Borrower Representative may at any time designate any Subsidiary as a Material German Restricted Subsidiary in its sole discretion, even if not required to satisfy the foregoing.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers or any Restricted Subsidiary in an aggregate principal amount exceeding $30,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or

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Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Restricted Subsidiary” means a Material Domestic Restricted Subsidiary or a Material German Restricted Subsidiary, as applicable.

“Maturity Date” means ~~March 25~~(a) May 19, ~~2024~~2027, or (b) any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; provided however, in each case of the foregoing clauses (a) and (b), if such day is not a Business Day, the Maturity Date shall be the immediately preceding Business Day~~.~~; provided, further, that if the aggregate outstanding principal amount of the Junior Notes and all related obligations have not, on or prior to December 30, 2025, been repaid in full or refinanced with a new maturity date no earlier than August 18, 2027, the date referred to in the foregoing clause (a) shall instead be December 30, 2025.

“Maximum Liability” has the meaning assigned to such term in Section 10.10 and 11.11, as applicable.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“MIRE Event” means, if there are any Mortgaged Real Properties at such time, any increase, extension or renewal of any of the Commitments or Loans (including any incremental credit facilities pursuant to Section 2.09 or otherwise, but excluding (i) any continuation or conversion of Borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, including any amendment, restatement, modification or supplement thereto, together with any other related forms or documents that are required or customary to effect the recording of such mortgage or deed of trust, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Real Property” means the real property set forth on Schedule 3.05(a) ~~(as may be updated following the Effective Date pursuant to Section 5.14(j))~~, each of which is or shall be subject to a Mortgage pursuant to the terms of this Agreement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

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“Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(a)
after-tax gains or losses from any sale, transfer, lease or other disposition of any asset (including pursuant to a Division)or abandonments or reserves relating thereto;
(b)
after-tax items classified as unusual or nonrecurring gains, losses, charges or expenses;
(c)
the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary of the Company by such Person;
(d)
income or loss attributable to discontinued operations from the date of discontinuation forward (including, without limitation, operations disposed of during such period, whether or not such operations were classified as discontinued);
(e)
in the case of a successor to the referent Person by consolidation, Division or merger or as a transferee of the referent Person’s assets, any earnings of the successor entity prior to such consolidation, Division, merger or transfer of assets;
(f)
non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock option plans and other employee stock purchase or stock incentive plans;
(g)
the cumulative effect of an adoption or change in accounting principles or policies;
(h)
effects of adjustments (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries in the inventory, property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP) resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write off of any amounts thereof, net of taxes;
(i)
any net after tax effect of income (loss) from the early extinguishment of Indebtedness or Swap Obligations or other derivative instruments (including deferred financing costs written off and premiums paid);
(j)
any gain or loss resulting from fair value adjustments to Indebtedness;

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(k)
any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long lived assets, goodwill, investments in debt and equity securities or as a result of a change in law or regulation;
(l)
any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, permitted acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period);
(m)
unrealized gains and losses relating to Swap Obligations or other derivative instruments and the application of ASC 815 and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830; and
(n)
to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption.

“Net Orderly Liquidation Value” means, with respect to Inventory ~~or~~, Equipment or Rental Fleet Cranes of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion based on the most recent appraisal of such Inventory ~~or~~, Equipment or Rental Fleet Cranes, as applicable, completed in accordance with the terms hereof by an appraiser reasonably acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, underwriting discounts and commissions, and brokerage, consultant, and accountant fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and

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Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness secured by such asset or otherwise subject to mandatory prepayment or offer to purchase as a result of such event and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

“Non-Cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses (including amortization of intangibles) of the Company and its Restricted Subsidiaries reducing Net Income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-Mortgaged Real Property” means any real property owned by a Loan Party (and improvements and Fixtures relating thereto) that is not subject to a Mortgage on the Effective Date~~, other than the Specified Wisconsin Real Property, to the extent it has become a Mortgaged Real Property hereunder pursuant to Section 5.14(j)~~.

“Non-U.S. Pension Plan” means any plan, scheme, fund (including any superannuation fund) or other similar program, established, sponsored or maintained outside the United States by the Company or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Company or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

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“Obligated Party” has the meaning assigned to such term in Section 10.02 or 11.02, as applicable.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, in each case, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred under any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that Obligations shall not include Excluded Swap Obligations.

“Obligor” has the meaning assigned to such term in Article XIII.

“Original Currency” has the meaning assigned to such term in Section 2.18.

~~“Other Benchmark Rate Election” means, if the then current Benchmark with respect to U.S. Dollars is LIBO Rate, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower Representative to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Borrower Representative to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower Representative and the Lenders.~~

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security

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interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are (a) Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19) or (b) imposed as a result of any voluntary registration by a Lender of any Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~eurodollar transactions denominated in U.S. Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars (other than with respect to any Borrowing made by the German Borrower denominated in U.S. Dollars), the NYFRB Rate ~~and~~, (b) with respect to any Borrowing made by the German Borrower denominated in U.S. Dollars, the applicable Daily Simple RFR, and (c) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Overnight Rate Borrowing” means, as to any Borrowing, the Overnight Rate Loans comprising such Borrowing.

“Overnight Rate Loan” means a Loan that bears interest at a rate determined by reference to the Applicable Overnight Rate.

“Parallel Debt” has the meaning assigned to such term in Section 8.07(e).

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Payment” has the meaning assigned to it in Section 8.06(c).

“Payment Conditions” means, with respect to any proposed designated action on any date, a condition that is satisfied if either (a) after giving effect to such proposed designated action as if it occurred on the first day of the applicable Pro Forma Period, the pro forma Aggregate

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Availability shall be greater than the greater of (x) 17.5% of the Line Cap and (y) $35,000,000 at all times during such Pro Forma Period or (b) both (i) after giving effect to such proposed designated action as if it occurred on the first day of such Pro Forma Period, the pro forma Aggregate Availability shall be greater than the greater of (x) 15% of the Line Cap and (y) $30,000,000 at all times during such Pro Forma Period and (ii) the Fixed Charge Coverage Ratio, computed on a Pro Forma Basis for the period of four consecutive fiscal quarters ending on the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01, shall be greater than ~~1.1~~1.0 to 1.0.

“Payment Notice” has the meaning assigned to it in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment (provided that, if the Commitments have terminated or expired, the Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure); provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Lender’s Commitment shall be disregarded in the foregoing calculation.

“Permitted Acquisition” means any Acquisition by any Loan Party or Restricted Subsidiary in a transaction that satisfies each of the following requirements:

(a) such Acquisition is not a hostile or contested acquisition;

(b) such Person or division or line of business being acquired is engaged in or constitutes a business that is permitted pursuant to Section 6.03(b);

(c) no Event of Default exists at the time of such Acquisition or would result therefrom; provided that, solely with respect to Limited Condition Acquisitions, the condition set forth in this clause (c) shall be required to be satisfied only at the time of execution of the applicable Limited Condition Acquisition Agreement;

(d) if such Acquisition involves a merger or a consolidation involving the Company or any other Loan Party, the Company or a Loan Party, as applicable, shall be the surviving entity, or the surviving entity shall become a Loan Party substantially concurrently with the consummation of such merger or consolidation, all in compliance with Section 6.03 and subject to the terms set forth in Section 5.14 (without giving effect to any grace periods set forth therein);

(e) if the purchase price paid by such Loan Party or such Subsidiary in connection with such Acquisition (or any series of related Acquisitions) exceeds $20,000,000, as soon as available, but not less than five (5) days prior to the consummation of such Acquisition (or such shorter time

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as the Administrative Agent may agree in its sole discretion), the Borrower Representative has provided the Administrative Agent (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent including pro forma financial statements, statements of cash flow, and Aggregate Availability projections;

(f) the Company shall have delivered to the Administrative Agent final executed material documentation relating to such Acquisition promptly after the consummation of such Acquisition;

(g)
if the Acquisition is by a Domestic Loan Party, the assets being acquired (other than a de minimis amount of assets in relation to the Company and its Restricted Subsidiaries’ total assets) are located within the United States, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States, and if the Acquisition is by the German Borrower, the assets being acquired (other than a de minimis amount of assets in relation to the Company and its Restricted Subsidiaries’ total assets) are located within an Eligible European Jurisdiction, or the Person whose Equity Interests are being acquired is organized in an Eligible European Jurisdiction; and
(h)
with respect to Permitted Acquisitions with a purchase price in excess of $10,000,000, Agent shall have received, prior to the proposed Acquisition, a certificate signed by an officer of the Borrower Representative certifying compliance with the foregoing conditions.

“Permitted Discretion” means a commercially reasonable determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) credit or business judgment in accordance with customary business practices of the Administrative Agent for comparable asset-based lending transactions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments, charges or other governmental levies that are not yet due or payable or as to which the period of grace, if any, related thereto has not expired, or (i) are being contested in compliance with Section 5.04, (ii) for which adequate reserves with respect thereto have been set aside to the extent required by GAAP or (iii) the failure to make payment pending contest thereof would not reasonably be expected to have a Material Adverse Effect;

(b) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s and supplier’s (including sellers of goods), landlords’, repairmen’s or other Liens imposed by law or pursuant to customary reservations of retention of title arising in the ordinary course of business (i) which are not overdue for a period of more than sixty (60) days, (ii) which are being contested in good faith by appropriate proceedings or for which adequate reserves with respect thereto have been set aside to the extent required by GAAP or (iii) for which the failure to make payments pending contest thereof would not reasonably be expected to have a Material Adverse Effect;

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(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business and obligations in respect of letters of credit issued in support of the foregoing; with respect to Subsidiaries incorporated in Germany this shall include security created or subsisting in order to comply with the requirements of Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) and of Section 7e of the German Social Security Code IV (Sozialgesetzbuch IV);

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, contractual or warranty requirements, surety and appeal bonds, performance bonds and other obligations of a like nature or obligations in respect of letters of credit issued in support thereof, in each case in the ordinary course of business;

(e) Liens arising out of judgments, decrees and attachments not resulting in an Event of Default;

(f) Easements (including reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, reservations, encroachments, variations, survey exceptions, restrictions on the use of real property, any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority, minor defects or irregularities in title, lessor’s liens and similar encumbrances on real property imposed by law or arising in the ordinary course of business that, in the case of each of the foregoing, do not secure any monetary obligations (subject to clauses (a) and (b) above) and do not materially detract from the value of the affected real property or materially interfere with the ordinary conduct of business by the Company or any Restricted Subsidiary;

(g) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Company or any Restricted Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(h) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(i) Liens evidenced by precautionary UCC financing statements in respect of operating leases;

(j) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of setoff or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, but in the case of Collection Accounts, such Liens shall be waived or subordinated, as applicable, to the satisfaction

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of the Administrative Agent or the Administrative Agent shall be permitted to establish a Reserve in its Permitted Discretion;

(k) Liens in favor of the Issuing Bank, Swingline Lender or the Administrative Agent to cash collateralize or otherwise secure the obligations of a Defaulting Lender as required hereunder;

(l) with respect to any Mortgaged Real Property, (i) any exceptions listed on title insurance policies accepted by the Administrative Agent with respect to such Mortgaged Real Property and (ii) matters that are disclosed by surveys accepted by the Administrative Agent; and

(m) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements, accessions and attachments on such property);

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clauses (d), (e), (j) and (k) above.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000 at the time of acquisition thereof;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

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(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f) in the case of any German Restricted Subsidiary, other investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such German Restricted Subsidiary for cash management purposes;

(g) other investments similar in scope and type as the other investments set forth in this definition from time to time approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed; and

(h) marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s.

“Permitted Long-Term Indebtedness” means unsecured Indebtedness for borrowed money of any Loan Party (and the Guarantees thereof by any Loan Party); provided that (a) such Indebtedness shall mature later than, and shall not be subject to any scheduled payment of principal, mandatory sinking fund requirement or similar unconditional repayment obligation prior to, 180 days after the Maturity Date, (b) such Indebtedness shall not be subject to any terms requiring any obligor of such Indebtedness to pay (or offer to pay) such Indebtedness other than (i) pursuant to scheduled payments of principal that comply with clause (a) above and (ii) pursuant to Customary Mandatory Prepayment Terms and (c) such Indebtedness is not Subordinated Indebtedness.

“Permitted Term Loan Agreement” means an agreement providing for the incurrence of term loans by the Company or any Restricted Subsidiary, which term loans are subject to a Junior Intercreditor Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time and as replaced or refinanced in whole or in part (whether with the same group of lenders or a different group of lenders) in accordance with the terms hereof and of such Junior Intercreditor Agreement.

“Person” means any natural person, firm, consortium, corporation, limited liability company, trust, joint venture, association, company, unlimited liability company, partnership, Governmental Authority or other entity (whether or not having separate legal personality).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated,

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would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PP&E Components” means, collectively, the Domestic PP&E Component and the German PP&E Component.

“Prepayment Event” means, any of the following events that occur from and after the date on which Aggregate Availability is less than 20% of the Line Cap, and until such subsequent date, if any, on which Aggregate Availability is equal to or greater than 20% of the Line Cap:

(a) (x) any sale, transfer or other disposition of any property or asset of any Loan Party (other than any Collateral consisting of Eligible Equipment and/or Eligible Real Property) pursuant to Section 6.05(m), (n) or (p), with an aggregate value, or generating aggregate Net Proceeds, exceeding $10,000,000 in any fiscal year, or (y) any sale, transfer or other disposition (but excluding any permitted sale, transfer or disposition between Loan Parties) of any Collateral consisting of Eligible Equipment and/or Eligible Real Property; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with an aggregate value, or generating aggregate Net Proceeds, exceeding $20,000,000.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Payables Reserves” means reserves for amounts which rank or are capable of ranking in priority to the Liens granted to the Administrative Agent to secure the Secured Obligations, including, in the Permitted Discretion of the Administrative Agent, any such amounts due and not paid for wages, vacation pay, severance pay, employee deductions, income Tax, VAT, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, amounts currently or past due and not paid for Taxes and pension obligations.

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“Pro Forma Basis” means, for purposes of calculating EBITDA, Fixed Charges, Fixed Charge Coverage Ratio or the satisfaction of Payment Conditions, that such calculations shall be made:

(a) after giving effect on a pro forma basis for the period of such calculation to the incurrence, assumption, guarantee, redemption, repayment, reclassification, discharge, defeasance, repurchase or extinguishment of any Indebtedness (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence, assumption, guarantee, redemption, repayment, reclassification, discharge, defeasance, repurchase or extinguishment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during such period or at any time subsequent to the last day of such period and on or prior to the date of the transaction giving rise to the need to calculate EBITDA, Fixed Charges, Fixed Charge Coverage Ratio or the satisfaction of Payment Conditions, as applicable, on a pro forma basis (the “Transaction Date”), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such period; and

(b) Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Company or any Restricted Subsidiary has determined to make or made during the applicable period or subsequent thereto and on or prior to or simultaneously with the Transaction Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of such period. If since the beginning of the applicable period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of such period. If since the beginning of any applicable period any Restricted Subsidiary is designated an Unrestricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of such period.

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“Pro Forma Period” means the period commencing thirty (30) days prior to the date of any proposed designated action and ending on the date of such proposed designated action.

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.22.

“Qualified Capital Stock” means any Equity Interests that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property Amortization Factor” means, with respect to any real property on any date of determination, 1 minus a fraction, the numerator of which is the number of full fiscal quarters of the Company elapsed as of such date (including any such fiscal quarter ending on such date) since March 31, 2019 (or, if later, the date of the Administrative Agent’s receipt of the results of the most recent completed appraisal of such real property conducted at the request of the Loan Parties pursuant to Section 5.11 hereof) and the denominator of which is 60.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, or any of the foregoing or any combination thereof (as the context requires).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~LIBO~~the Term SOFR Rate, ~~11:00 a.m. (London~~5:00 a.m. (Chicago time) on the day that is two ~~London banking days~~Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then ~~4~~four Business Days prior to such setting, or (4) if such Benchmark is none of the ~~LIBO~~Term SOFR Rate, the EURIBOR Rate~~,~~ or SONIA ~~or ESTR~~, the time determined by the Administrative Agent in its reasonable good faith discretion. Notwithstanding the foregoing, solely for purposes of determining the Reference Time in respect of an Applicable Overnight Rate based on Daily Simple RFR, any such

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determination of the Reference Time for a Benchmark for which the RFR is SONIA or ESTR shall be made as of the day of such setting of the then-current Benchmark rather than the day 4 Business Days prior to such setting.

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(i).

“Register” has the meaning assigned to such term in Section 9.04.

“Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.

“Relevant Party” has the meaning assigned to such term in Section 2.17(h).

“Relevant Rate” means (i) with respect to any ~~Eurodollar~~Term Benchmark Borrowing denominated in U.S. Dollars, the ~~LIBO~~Adjusted Term SOFR Rate, (ii) with respect to any ~~Eurodollar~~Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, or (iii) with respect to any Borrowing denominated in Sterling and any Swingline Loan denominated in Euros, the applicable Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any ~~Eurodollar~~Term Benchmark Borrowing denominated in U.S. Dollars, the ~~LIBO Screen~~Term SOFR Reference Rate, or (ii) with respect to any ~~Eurodollar~~Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.

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“Rental Fleet Crane” means any crane owned by a Loan Party that is leased or held for lease to a customer in the ordinary course of business of such Loan Party.

“Rental Fleet Property” has the meaning assigned to such term in Section 6.01(cc).

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, subject to Section 2.20, at any time, Lenders having Revolving Exposure and Unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and Unused Commitments at such time; provided, however, that in no event shall Required Lenders be constituted by less than two (2) unaffiliated Lenders at any time when there are two (2) or more unaffiliated Lenders; provided further that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, constitutional documents, articles of association, memorandum of association or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws and Anti-Corruption Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation (but without duplication), Banking Services Reserves ranking pari passu with the payment of principal, Priority Payables Reserves, reserves for “extended” or “extendable” retention of title, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges (but (x) only for locations where Eligible Inventory or Eligible Equipment is located and, other than with respect to reserves for rent (as opposed to reserves for consignee’s, warehousemen’s and bailee’s charges) for locations in Germany, not to exceed three months’ rent and other charges and, with respect to reserves for rent for locations in Germany, not to exceed the rent for periods subsequent to the current and the following year of the lease less any existing security for such rent) and (y) only for locations in jurisdictions in which such landlord’s, consignee’s, warehousemen’s or bailee’s Liens

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on such Eligible Inventory or Eligible Equipment have priority over the Administrative Agent’s Liens as a matter of law), reserves for dilution of Accounts (to the extent dilution exceeds 5%), reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Eligible Inventory in transit, reserves for Swap Agreement Obligations ranking pari passu with the payment of principal, reserves for Designated Secured Foreign Products Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party with respect to assets included in the Borrowing Base, reserves for Taxes, fees, assessments, reserves for VAT, and other governmental charges and reserves for fees payable to an insolvency administrator pursuant to Section 171 of the German Insolvency Code (or relevant successor provision)) with respect to the Collateral or any Loan Party; provided that, notwithstanding the foregoing, the Administrative Agent may not implement any new reserves or increase the amount of any existing Reserves without at least three (3) Business Days’ prior notice to the Borrower Representative (it being understood, however, that if the implementation of any such new or increased reserve would result in the Borrowers not being in compliance with the Revolving Exposure Limitations after giving effect to any requested Revolving Loan or Letter of Credit, notwithstanding anything contained in this Agreement to the contrary, the Lenders and the Issuing Bank shall have no obligation to make such Revolving Loan or issue such Letter of Credit during such three (3) Business Day period). The Administrative Agent shall be available to discuss any proposed Reserve during the three (3) Business Day period described above, and the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such new or increased Reserve no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser increase, in each case, in a manner and to the extent satisfactory to the Administrative Agent in its Permitted Discretion. The amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change. Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of Eligible Accounts, Eligible Credit Insured Accounts, Eligible Equipment, Eligible Inventory, Eligible Real Property or any other Reserve then established. No Reserves (other than in respect to any potential Reserves with respect to the German Borrowing Base) may be taken after the Effective Date based on circumstances, conditions, events or contingencies known to the Administrative Agent as of the Effective Date and for which no reserves were imposed on the Effective Date, except if such circumstances, conditions, events or contingencies (including, without limitation, the amount thereof) shall have changed in any material adverse respect since the Effective Date.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the president, Financial Officer or other executive officer of the applicable Borrower, or, in relation to a German Loan Party, any managing director (Geschäftsführer).

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiaries” means all Subsidiaries of the Company other than the Unrestricted Subsidiaries.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the U.S. Dollar Amount of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Exposure Limitations” has the meaning set forth in Section 2.01.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA ~~and~~, (b) Euros, ESTR, and (c) U.S. Dollars, Daily Simple SOFR.

“RFR Administrator” means the SONIA Administrator ~~or~~, the ESTR Administrator, or the SOFR Administrator, as applicable.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any RFR Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London ~~and~~, (b) Euros, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London or for the settlement of payments and foreign exchange transactions in Brussels, and (c) U.S. Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.

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“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctioned Country” means, at any time, a country, region or territory which is itself or whose ~~government~~governments is the subject or target of any comprehensive Sanctions (~~as of the~~at the time of Amendment No. 2 Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses, (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations, (ii) Swap Agreement Obligations and (iii) Designated Secured Foreign Products Obligations, in each case, owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) the Issuing Banks, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) each provider of Designated Secured Foreign Products, to the extent the obligations thereunder constitute Secured Obligations and (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities Account” has the meaning assigned to such term in the applicable Security Agreement.

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“Securities Account Control Agreement” has the meaning assigned to such term in the applicable Security Agreement.

“Security Agreements” means, collectively, the Domestic Security Agreement and the German Security Agreements.

“Settlement” has the meaning assigned to such term in Section 2.05(b).

“Settlement Date” has the meaning assigned to such term in Section 2.05(b).

“Significant Subsidiary” means any Subsidiary (or group of Subsidiaries) that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X promulgated by the U.S. Securities and Exchange Commission, as in effect on the Effective Date, substituting “5 percent” for “10 percent”.

“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, as of any date of determination, in reference to the Company and its Restricted Subsidiaries taken as a whole, (i) the fair value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or unliquidated; (ii) the present fair saleable value of the property of the Company and its Restricted Subsidiaries taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or unliquidated, as such debts and other liabilities become absolute and matured; (iii) the Company and its Restricted Subsidiaries taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or unliquidated, as such debts and liabilities become absolute and matured; and (iv) the Company and its Restricted Subsidiaries taken as a whole does not have unreasonably small capital with which to conduct the business.

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“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day (provided, that for any request for a Swingline Loan denominated in Sterling, SONIA shall be based on the published rate for SONIA as of the Business Day of such request).

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Special Flood Hazard Area” means a “Special Flood Hazard Area” as designated on any Flood Insurance Rate Map published by FEMA.

~~“Specified Cranes” means the cranes listed on Schedule 1.01(b).~~

“Specified Event of Default” means any (i) Event of Default under clauses (a), (h), (i) or (j) of Article VII, (ii) any Event of Default arising from the failure of any Loan Party to deliver a Borrowing Base Certificate required to be delivered hereunder or any material inaccuracy contained in any Borrowing Base Certificate, (iii) any Event of Default arising from the failure of any Loan Party to comply with its obligations under this Agreement and the Security Agreements to make or direct payments into Deposit Accounts over which the Administrative Agent has a first priority perfected Lien and dominion and control or to maintain such Lien and dominion and control over Deposit Accounts (other than Excluded Accounts) and (iv) any Event of Default arising from the failure of the Loan Parties to comply with the financial covenant contained in Section 6.12 at any time that such financial covenant is applicable pursuant to the terms hereof.

“Specified KYC Materials” has the meaning set forth in Section 1.09.

~~“Specified Wisconsin Real Property” means (a) the real property located at 2401 South 30th Street, Manitowoc, Wisconsin and owned by Grove U.S. L.L.C. on the Effective Date, or (b) if Grove U.S. L.L.C. (or any successor owner) has disposed of any portion of the real property described in clause (a) after the Effective Date, the remaining portion of such real property at the time Borrower elects to add such real property as a Mortgaged Real Property pursuant to Section 5.14(j), provided such real property shall be subject to the approval of Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed.~~

“Specified Refinance Indebtedness” has the meaning assigned to such term in Section 6.08(b)(viii).

“Statements” has the meaning assigned to such term in Section 2.18(f).

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“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted ~~LIBO Rate or Adjusted~~ EURIBOR Rate, as applicable, for ~~Eurodollar~~eurocurrency funding (currently referred to as “~~Eurodollar~~Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. ~~Eurodollar~~Term Benchmark Loans shall be deemed to constitute ~~Eurodollar~~eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “₤” means the lawful currency of the U.K.

“Subordinated Indebtedness” means any Indebtedness for borrowed money of any Loan Party (and the Guarantees thereof by any Loan Party); provided that (a) such Indebtedness shall mature later than, and shall not be subject to any scheduled payment of principal, mandatory sinking fund requirement or similar unconditional repayment obligation prior to, 180 days after the Maturity Date, (b) such Indebtedness shall not be subject to any terms requiring any obligor of such Indebtedness to pay (or offer to pay) such Indebtedness other than pursuant to scheduled payments of principal that comply with clause (a) above, and (c) such Indebtedness shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

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“Supermajority Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and Unused Commitments representing more than 66 2/3% of the sum of the Aggregate Revolving Exposure and Unused Commitments at such time; provided, however, that in no event shall Supermajority Lenders be constituted by less than two (2) unaffiliated Lenders at any time when there are two (2) or more unaffiliated Lenders.

“Supplier” has the meaning assigned to such term in Section 2.17(h).

“Supported QFC” has the meaning assigned to it in Section 9.22.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties (or any Subsidiaries of the Loan Parties if the Borrower Representative has provided written notice to the Administrative Agent of the services in favor of such Subsidiaries to be secured), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate Swingline Exposure at such time other than with respect to any Swingline Loans made by such Revolving Lender in its capacity as the Swingline Lender and (b) the principal amount of all Swingline Loans made by such Revolving Lender in its capacity as the Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Exposure Limitations” has the meaning set forth in Section 2.05.

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“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder. References to the “Swingline Lender” shall include any other branch or affiliate of JPMorgan Chase Bank, N.A. designated by JPMorgan Chase Bank, N.A. for the purpose of performing such obligations in such capacity.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agent” mean JPMorgan Chase Bank, N.A., in its capacity as syndication agent for the credit facility evidenced by this Agreement.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Borrower Representative of the occurrence of a Term SOFR Transition Event.~~Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR ~~Transition Event” means the determination by the Administrative Agent, in its good faith discretion, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent in accordance with the convention for this rate selected or recommended by the Relevant Governmental Body for determining “Term SOFR” for syndicated business loans and (c) a Benchmark Transition Event or an Early Opt-in Election (and, for the avoidance of doubt, not an Other Benchmark Rate Election), as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.~~Rate” means,

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with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Trademark” has the meaning assigned to such term in the applicable Security Agreement.

“Transactions” means, collectively, the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate, the Adjusted EURIBOR Rate, the Alternate Base Rate, the Daily Simple RFR or any Applicable Overnight Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which

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includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are (a) not financed from the proceeds of any Indebtedness (other than the Revolving Loans), it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures and (b) not paid for using the proceeds of any casualty or other insurance.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means each of MMG Holding Co., LLC, a Nevada limited liability company, The Manitowoc Company Foundation, a Michigan corporation, and any other Subsidiary of the Company subsequently designated by the Borrower Representative as such in writing in accordance with Section 5.14(i), which designation is reasonably acceptable to the Administrative Agent.

“Unused Commitment” means, at any time, the Aggregate Commitment minus the Aggregate Revolving Exposure.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S.” means the United States of America.

“U.S. Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is U.S. Dollars or (ii) the equivalent amount thereof in U.S. Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 1.06.

“U.S. Dollars” or “$” refers to lawful money of the U.S.

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“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.22.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“VAT” means (a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clause (a) of this definition or imposed elsewhere.

“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, all of the Equity Interests of which are owned by such Person or another Wholly-Owned Subsidiary of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION I.02.
Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a

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“~~Eurodollar~~Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “~~Eurodollar~~Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~Eurodollar~~Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).
SECTION I.03.
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. At any time a Limited Condition Acquisition is pending, all determinations of the Line Cap and all other financial ratios, tests and covenants hereunder that are required to be satisfied or met in order for a Borrower or a Restricted Subsidiary thereof to take an action permitted hereunder (by way of example only, making an investment or paying a dividend) shall include such Limited Condition Acquisition on a Pro Forma Basis as if such Acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of each relevant period for testing such compliance.
SECTION I.04.
Accounting Terms; GAAP.
(a)
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP (or in the case of a German Subsidiary, German GAAP), as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrower Representative requests an amendment to any provision hereof or in any of the other Loan Documents to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the

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operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof or in any of the other Loan Documents for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied without giving effect to such change until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)
Notwithstanding anything to the contrary contained in clause (a) above or in the definition of “Financing Lease Obligations” or in any other provision of the Loan Documents to the contrary, only those leases that would constitute financing or capital leases in conformity with GAAP as it applied immediately prior to giving effect to FASB Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) (February 2016), shall be considered financing or capital leases, and all calculations and deliverables under this Agreement or any other Loan Document (other than financial statements to be prepared in accordance with GAAP or German GAAP, as applicable) shall be made or delivered, as applicable, in accordance therewith.
SECTION I.05.
Status of Obligations. The Obligations are hereby designated as “senior debt” and as “designated senior debt” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION I.06.
Determination of U.S. Dollar Amounts. The Administrative Agent will determine the U.S. Dollar Amount of:
(a)
each ~~Eurodollar~~Term Benchmark Borrowing in a Foreign Currency as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a ~~Eurodollar~~Term Benchmark Borrowing in a Foreign Currency,

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(b)
the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and
(c)
all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its sole discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines U.S. Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a U.S. Dollar Amount is determined on or as of such day.

Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a ~~Eurodollar~~Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the U.S. Dollar Amount of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as reasonably determined by the Administrative Agent or the Issuing Bank, as the case may be.

SECTION I.07.
Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in ~~dollars or an Alternative~~U.S. Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis~~

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~~and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 2.14(b) ~~and (c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower Representative, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the Daily Simple RFR, LIBOR or other rates in the definition of “LIBO Rate” (or “EURIBOR Rate”, as applicable)~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(other than, for the avoidance of doubt, with respect to its obligation to comply with the express provisions of this Agreement relating to the implementation of a Benchmark Replacement and interest rates generally), including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)),~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Daily Simple RFR, the LIBO Rate (or the EURIBOR Rate, as applicable)~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered rate (or the euro interbank offered rate, as applicable)~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any ~~Daily Simple RFR,~~ interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Notwithstanding anything to the contrary herein, the parties hereto agree that all outstanding “Eurodollar Loans” under and as defined in this Agreement (as in effect immediately

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prior to giving effect to Amendment No. 2) shall, until the expiration date of the Interest Period (as defined in this Agreement (as in effect immediately prior to giving effect to Amendment No. 2)) applicable thereto, bear interest at the applicable rate described in this Agreement (as in effect immediately prior to giving effect to Amendment No. 2), and shall, on the last day of such Interest Period (or the next succeeding Business Day if such day is not a Business Day) be converted to ABR Loans or RFR Loans, as applicable, unless such Loans are otherwise converted in accordance with Section 2.08.
SECTION I.08.
Limited Conditionality. Notwithstanding anything in this Agreement or any Loan Document to the contrary (but subject to the last sentence of this Section 1.08), when (i) calculating any applicable ratio in connection with the incurrence of Indebtedness, the creation of Liens, the making of any disposition pursuant to Section 6.05, the making of an Investment, the repayment of Indebtedness or the consummation of a Permitted Acquisition, or (ii) determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Event of Default has occurred, is continuing or would result therefrom and/or that representations and warranties be true and correct, in the case of each of clauses (i) and (ii) solely in connection with determining whether a Limited Condition Transaction shall have satisfied the requisite conditions to be permitted under the Loan Documents, the date of determination of such ratio, of whether any Default, Event of Default or Specified Event of Default has occurred, is continuing or would result therefrom and whether the representations and warranties are true and correct shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such ratios and other provisions are calculated as if such Limited Condition Transaction or other transactions had occurred as of the first day of the most recent four fiscal quarter period ending prior to such LCT Test Date for which financial statements were required to be delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financials statements, the latest financial statements referred to in Section 4.01(b)), the Company could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to clauses (a), (b), (h), (i) or (j) of Article VII shall be continuing on the date such Limited Condition Transaction is consummated. For the avoidance of doubt, (i) if any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in EBITDA) or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction, unless on such date an Event of Default pursuant to clauses (a), (b), (h), (i) or (j) of Article VII shall be continuing. If the Company has made an LCT Election

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for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated, and be required to be satisfied, on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. Notwithstanding anything in this Agreement or any Loan Document to the contrary, if the Company or its Subsidiaries (x) incurs Indebtedness, creates Liens, makes any disposition pursuant to Section 6.05, makes Investments, or repays any Indebtedness in connection with any Limited Condition Transaction under a ratio-based basket and (y) incurs Indebtedness, creates Liens, makes any disposition pursuant to Section 6.05, makes Investments, or repays any Indebtedness in connection with such Limited Condition Transaction under a non-ratio-based basket (which shall occur simultaneously with the events in clause (x) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such Limited Condition Transaction. Notwithstanding anything to the contrary in the foregoing, any LCT Election with respect to the transactions described in clauses (ii) and (iii) of the definition of “Limited Condition Transaction” shall be deemed to have terminated and be of no effect if such applicable Limited Condition Transaction is not consummated within 180 days of the applicable LCT Election Date. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 1.08 shall not apply when determining the amount of Aggregate Availability under this Agreement or whether the Aggregate Availability component of the definition of Payment Conditions has been satisfied.
SECTION I.09.
Additional Borrowers. Notwithstanding anything in Section 9.04 to the contrary, following the Effective Date, the Borrower Representative may request that one or more wholly-owned Domestic Subsidiaries of the Company that owns assets that Borrower Representative desires to be included in the Domestic Borrowing Base, be added as an additional Domestic Borrower hereunder, by delivering written notice of such request to the Administrative Agent and the Lenders not less than twenty (20) days prior to the Borrower Representative’s proposed effective date of such borrower joinder (such date, the “Borrower Joinder Effective Date”). The Borrower Representative agrees, on or prior to the Borrower Joinder Effective Date, to deliver (a) to the Administrative Agent a Joinder Agreement executed by the Borrower Representative and such wholly-owned Domestic Subsidiary, together with appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and (b) at least ten (10) days prior to the Borrower Joinder Effective Date, such documentation and other information reasonably requested by the Lenders or the Administrative Agent for purposes of complying with all necessary " know your customer" or other similar checks under all applicable laws and regulations (including, without limitation, to the extent such Subsidiary is a "legal entity customer"

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under the Beneficiary Ownership Regulation, a Beneficial Ownership Certification with respect to such Subsidiary if requested by any Lender) (collectively, the "Specified KYC Materials"), which Specified KYC Materials shall be reasonably satisfactory to the Administrative Agent and/or the applicable Lenders (it being understood that such Specified KYC Materials shall be deemed satisfactory to the Administrative Agent and/or the applicable Lender if the Administrative Agent or such Lender does not provide a written notice to the Borrower Representative objecting to the form or substance of such Specified KYC Materials within ten (10) days of the Administrative Agent's and/or such Lender's receipt of such the Specified KYC Materials. Such Joinder Agreement shall be effective, and such wholly-owned Domestic Subsidiary shall be a Domestic Borrower under this Agreement and a Guarantor on the Borrower Joinder Effective Date. Promptly following receipt of any Joinder Agreement pursuant to this Section 1.09, the Administrative Agent shall send a copy thereof to each Lender. Notwithstanding anything to the contrary in the foregoing, the assets of such wholly-owned Domestic Subsidiary shall not be included in the Domestic Borrowing Base until the Administrative Agent shall have received and be reasonably satisfied with a field examination and appraisal with respect to such assets from an examiner reasonably acceptable to the Administrative Agent.
Article II

The Credits
SECTION II.01.
Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender severally (and not jointly) agrees to make Revolving Loans (a) in U.S. Dollars to the Domestic Borrowers and (b) in Agreed Currencies to the German Borrower, in each case, from time to time during the Availability Period if, after giving effect thereto:
(i)
each Revolving Lender’s Revolving Exposure does not exceed such Lender’s Commitment;
(ii)
the aggregate Domestic Revolving Exposure of all Lenders does not exceed the Domestic Borrowing Base;
(iii)
the aggregate German Revolving Exposure of all Lenders does not exceed the lesser of (x) the German Sublimit and (y) the Aggregate Borrowing Base; and
(iv)
Aggregate Revolving Exposure does not exceed the lesser of (x) the Aggregate Commitment and (y) the Aggregate Borrowing Base;

subject, in each case, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. The limitations on

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Borrowings referred to in clauses (i) through (iv) above are referred to collectively as the “Revolving Exposure Limitations”.

SECTION II.02.
Loans and Borrowings. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance or Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.
(a)
Subject to Section 2.14, (i) each Revolving Borrowing denominated in U.S. Dollars and made to the Domestic Borrowers shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term Benchmark Loans and (ii) each Revolving Borrowing denominated in U.S. Dollars, Euros or Sterling and made to the German Borrower shall be comprised entirely of ~~Eurodollar~~Term Benchmark Loans or RFR Loans, as applicable, in each case, as the Borrower Representative may request in accordance herewith (subject, in each case, to the requirements of Section 2.16, including in the case of any Borrowings made or requested to be made on the Effective Date). Each Swingline Loan made to the Domestic Borrowers shall be denominated in U.S. Dollars and shall be an ABR Loan. Each Swingline Loan made to the German Borrower shall be denominated in U.S. Dollars, Sterling or Euro at the Applicable Overnight Rate (and shall be an ~~Applicable~~ Overnight Rate Loan). Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Sections 2.15 or 2.17 solely in respect of increased costs or taxes resulting from such exercise.
(b)
At the commencement of each Interest Period for any ~~Eurodollar~~Term Benchmark Borrowing and/or payment period for each RFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that, there shall not be more than a total of ten (10) ~~Eurodollar~~Term Benchmark Borrowings or RFR Borrowings outstanding at any time.
(c)
Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

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SECTION II.03.
Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower Representative or through Electronic System if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance shall exist, by telephone) not later than (a) (i) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, 12:00 noon, Local Time, three (3) Business Days before the date of the proposed Borrowing and (ii) in the case of an RFR borrowing denominated in Sterling, not later than 11:00 a.m., Local Time, five (5) RFR Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and each such telephonic Borrowing Request, if permitted, shall be confirmed immediately by hand delivery, fax or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative. Each such written (or if permitted, telephonic) Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)
the name of the applicable Borrower(s);
(ii)
the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
(iii)
the date of such Borrowing, which shall be a Business Day;
(iv)
whether such Borrowing is a Domestic Borrowing or a German Borrowing;
(v)
whether such Borrowing is to be an ABR Borrowing, a ~~Eurodollar~~Term Benchmark Borrowing or an RFR Borrowing;
(vi)
the Agreed Currency of such Borrowing; and
(vii)
in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then (a) in the case of a Borrowing denominated in U.S. Dollars to a Domestic Borrower, the requested Revolving Borrowing shall be an ABR Borrowing, (b) in the case of a Borrowing denominated in U.S. Dollars or Euros to the German Borrower, the requested Revolving Borrowing shall be a ~~Eurodollar~~Term Benchmark Borrowing, and (c) in the case of a Borrowing denominated in Sterling to the German Borrower, the requested Revolving Borrowing shall be an RFR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term Benchmark Borrowing, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing

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Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall the Domestic Borrower be permitted to request an RFR Loan in U.S. Dollars (it being understood and agreed that Daily Simple RFR shall only apply to RFR Loans to the Domestic Borrower denominated in U.S. Dollars to the extent provided in Sections 2.14(a) and 2.14(f), or if Daily Simple RFR becomes the current Benchmark pursuant Section 2.14(b)).

SECTION II.04.
Protective Advances. Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to (i) make Loans to the Domestic Borrowers in U.S. Dollars on behalf of the Lenders, or (ii) make Loans (such Loans, together with the Loans set forth in the foregoing clause , the “Protective Advances”) to the German Borrower in the Agreed Currencies on behalf of the Lenders, in each case, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) following a Default, to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents; provided that, (w) the U.S. Dollar Amount of the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed 5% of the Aggregate Commitment; provided further, that, after giving effect to the Protective Advances being made the Borrowers shall be in compliance with the Revolving Exposure Limitations. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances made to a Domestic Borrower in U.S. Dollars shall be ABR Borrowings and all Protective Advances made to the German Borrower shall be ~~Applicable~~ Overnight Rate Borrowings. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).
(a)
Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender, as applicable, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased

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hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.
SECTION II.05.
Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make, at its sole discretion, (i) Swingline Loans in U.S. Dollars to the Domestic Borrowers on behalf of the Lenders (such Loans, the “Domestic Swingline Loans”) and (ii) Swingline Loans in the Agreed Currencies to the German Borrower on behalf of the Lenders (such Loans, the “German Swingline Loans” and collectively with the Domestic Swingline Loans, the “Swingline Loans”), in each case, from time to time during the Availability Period so long as the making of any such Swingline Loan will not result in either (A) the U.S. Dollar Amount of the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000, or (B) the U.S. Dollar Amount of the aggregate principal amount of outstanding German Swingline Loans exceeding $10,000,000 (the limitations on Borrowings of Swingline Loans referred to in the foregoing clauses (A) and (B) are referred to collectively as the “Swingline Exposure Limitations”) or (C) the failure to satisfy the Revolving Exposure Limitations; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower Representative shall notify the Administrative Agent of such request in writing (delivered by hand or fax) or through Electronic System if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance shall exist, by telephone), in each case, not later than 1:00 p.m., Local Time, on the day of a proposed Swingline Loan. Each such notice (whether by telephone or written) shall be irrevocable and shall specify (i) the Borrower requesting such Swingline Loan, (ii) the requested date (which shall be a Business Day) of such Swingline Loan, (iii) in the case of a German Swingline Loan, the requested Agreed Currency of such Swingline Loan and (iv) the amount of the requested Swingline Loan. Each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, fax or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower Representative. The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the Funding Account(s) (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Administrative Agent to be distributed to the Lenders) by 2:00 p.m., Local Time, on the requested date of such Swingline Loan. Each Domestic Swingline Loan shall be an ABR Loan, each German Swingline Loan shall be an ~~Applicable~~ Overnight Rate Loan. In addition, each Domestic Borrower hereby authorizes the Swingline Lender to, and the Swingline Lender may, in its sole discretion, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time, on each Business Day, make available to the Domestic Borrowers by means of a credit to the Funding Account, the proceeds of a Domestic Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that Business Day; provided that, if on any Business Day there is insufficient borrowing capacity to permit the Swingline Lender to make available to the Domestic Borrowers a Domestic Swingline Loan in the amount necessary to pay all items to be so drawn on any such Controlled Disbursement Account on such Business Day, then,

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subject to satisfaction of the conditions set forth in Section 4.02, the Company shall be deemed to have requested an ABR Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day.
(a)
The Swingline Lender shall effect settlement (a “Settlement”) with the Lenders on at least a weekly basis, or on any date that the Swingline Lender elects, by requiring the Lenders to acquire participations in all or a portion of the outstanding Swingline Loans made by it by written notice given to the Administrative Agent not later than 11:00 a.m., Local Time (i) on the date of such requested Settlement (the “Settlement Date”), in the case of Domestic Swingline Loans and (ii) three (3) Business Days prior to the Settlement Date, in the case of the German Swingline Loans (or on the Settlement Date, if a Default or Event of Default has occurred and is continuing). Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Notwithstanding the foregoing, upon the occurrence of (i) the Maturity Date, (ii) any Event of Default described in clause (h), (i) or (j) of Article VII, (iii) the date on which the Loans are accelerated; or (iv) the date on which the Commitments shall be terminated (each, a “Swingline Participation Event”), each Lender shall be deemed to absolutely and unconditionally acquire participations in all of the Swingline Loans outstanding at such time in each case without notice or any further action from the Swingline Lender, any Lender or the Administrative Agent. Each Lender hereby absolutely and unconditionally agrees, promptly upon the occurrence of such Swingline Participation Event and the receipt by such Lender of a request from the Swingline Lender or the Administrative Agent for payment thereof and the amount of such payment, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of all such Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower Representative of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline

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Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that, any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.
SECTION II.06.
Letters of Credit. General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of, and the Issuing Banks agree to issue, Letters of Credit in U.S. Dollars for the account of any Domestic Borrower, and in any Agreed Currency for the account of the German Borrower, in each case, as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is a Sanctioned Country or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Amendment No. 1 Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 1 Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Amendment No. 1 Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything to the contrary herein, the Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligation of a Borrower or any of its Subsidiaries in respect of (x) a lease of real property to the extent that the face amount of such Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year or (y) an employment

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contract to the extent that the amount of such Letter of Credit exceeds the highest compensation payable under such contract for a period one year.
(a)
Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or fax (or transmit through Electronic System, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, it being understood and agreed that the form of any requested German Letters of Credit requested to be issued for the account of a German Loan Party must be in agreed form at least three (3) Business Days prior to the issuance thereof (unless the Administrative Agent and the applicable Issuing Bank otherwise agree)) a notice requesting the issuance of a Letter of Credit (which Letter of Credit shall be in a form reasonably acceptable to the Administrative Agent and the Issuing Bank), or identifying the Letter of Credit to be amended, renewed or extended, and specifying the name of the applicable Borrower, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Letter of Credit Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application in each case, as required by the Issuing Bank and using such bank's standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 1.06 and 2.11(b), the U.S. Dollar Amount of the LC Exposure shall not exceed $75,000,000, (ii) the U.S. Dollar Amount of the German Borrower LC Exposure shall not exceed $10,000,000 and (iii) the Revolving Exposure Limitations shall be satisfied. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

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(b)
Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the date that is two (2) Business Days prior to the Maturity Date; provided that any Letter of Credit may provide by its terms that it may be automatically extended for additional successive one year periods (which, except as provided below, shall in no event extend beyond the date that is two (2) Business Days prior to the Maturity Date) on terms reasonably acceptable to the applicable Issuing Bank in its sole discretion; provided further that, if any Letter of Credit is cash collateralized on or prior to the date that is two (2) Business Days prior to the Maturity Date in accordance with Section 2.06(j) or backstopped on terms acceptable to the Administrative Agent and the applicable Issuing Bank, such Letter of Credit may expire up to one year following the Maturity Date.
(c)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Lender with respect to a Letter of Credit, and each applicable Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)
Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in U.S. Dollars the U.S. Dollar Amount equal to such LC Disbursement (or, if the Issuing Bank shall so elect in its sole discretion by notice to the Borrower Representative for any Letter of Credit Currency, in such other Letter of Credit Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on (a)(i) the Business Day that the Borrower Representative receives notice of such LC Disbursement or (ii) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is received after 9:00 a.m., Local Time on the date of receipt; provided that, the Borrower Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) a Swingline Loan in an amount equal to such LC Disbursement, (ii) to the extent such LC Disbursement was made in U.S. Dollars with respect to a Letter of Credit

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issued for the benefit of a Domestic Borrower, an ABR Revolving Borrowing in an amount equal to such LC Disbursement, and (iii) to the extent such LC Disbursement was made with respect to a Letter of Credit issued for the benefit of the German Borrower, an ~~Applicable~~ Overnight Rate Borrowing in an amount equal to such LC Disbursement, in each case, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Swingline Loan, ABR Revolving Borrowing, ~~Applicable~~ Overnight Rate Borrowing, as applicable. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding Swingline Loan, ABR Revolving Loan, ~~Applicable~~ Overnight Rate Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.
(e)
Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders, the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in

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interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that, the foregoing shall not be construed to excuse the Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(f)
Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that, any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(g)
Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to (i) if such Borrower is a Domestic Borrower and such LC Disbursement is denominated in U.S. Dollars, ABR Revolving Loans, and (ii) if such Borrower is the German Borrower and such LC Disbursement is denominated in U.S. Dollars, Sterling or Euro at the Applicable Overnight Rate for such Letter of Credit Currency, in each case, plus the Applicable Rate; and such interest shall be payable on the date when such reimbursement is due; provided that, if any Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

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(h)
Replacement of the Issuing Bank.
(i)
The Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank (unless such replaced Issuing Bank is a Defaulting Lender that is not responsive to a request for such written agreement after reasonable notice) and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(ii)
Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
(i)
Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in one or more accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (collectively, the “LC Collateral Account”), an amount in cash equal to 103% of the U.S. Dollar Amount of the LC Exposure as of such date plus accrued and unpaid interest thereon for Letters of Credit under which such Borrower is an account party; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that any Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in an amount equal to 103% of the actual amount of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the German Borrower LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Company. Each applicable Borrower shall also deposit cash collateral pursuant to this

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paragraph as and to the extent required by Sections 2.10(b), 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and each Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all such Events of Defaults have been cured or waived as confirmed in writing by the Administrative Agent. The Administrative Agent shall return to the Borrowers cash collateral required by Section 2.11(b) within three (3) Business Days following the date that such cash collateral is no longer required thereunder. Notwithstanding anything herein to the contrary, (x) cash collateral provided by any Domestic Subsidiary shall be used to pay the Secured Obligations (other than the German Secured Obligations and the Secured Obligations that constitute a Guarantee of the German Secured Obligations) before being used to pay any of the other Secured Obligations, (y) cash collateral provided by any German Restricted Subsidiary shall be used solely to pay the German Secured Obligations and (z) cash collateral provided by any German Loan Party shall be subject to the German Guaranty Limitations.

(j)
Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and U.S. Dollar Amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing

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Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(k)
LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
(l)
Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, (i) the Domestic Borrowers shall reimburse, indemnify and compensate the Issuing Bank hereunder for any such Domestic Letter of Credit (including to reimburse any and all drawings thereunder) as if such Domestic Letter of Credit had been issued solely for the account of a Domestic Borrower (ii) the Borrowers shall reimburse, indemnify and compensate the Issuing Bank hereunder for any such German Letter of Credit (including to reimburse any and all drawings thereunder) as if such German Letter of Credit had been issued solely for the account of the German Borrower and (iii) each Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(m)
Foreign Line LCs. Any Domestic Borrower may request the issuance of Letters of Credit to secure Indebtedness of Subsidiaries of Parent that are not Loan Parties (any such Letters of Credit, “Foreign Line LCs”), or renewals or increases of any such Foreign Lines LCs, subject to (and only in compliance with) the following restrictions: (i) the Domestic LC Exposure with respect to Foreign Line LCs shall not exceed $50,000,000 at any time, (ii) the Indebtedness secured thereby shall be permitted hereunder and (iii) except with respect to Foreign Lines LCs issued on the Effective Date (or such later date as may be agreed to by the Administrative Agent and the beneficiary thereof) to be issued for the benefit of the beneficiaries set forth on Schedule 2.06(n) to secure the credit facilities of Subsidiaries of the Company that are not Loan Parties that are described on such Schedule 2.06(n) in amounts not to exceed the amounts listed for such credit facilities on such Schedule 2.06(n) (and in respect of subsequent renewals or replacements thereof that do not increase the outstanding amount thereof), either (x) the Administrative Agent shall have provided its prior written consent to the applicable Domestic Borrower’s request to cause such Foreign Line LC to be issued, increased or renewed, or (y) (1) the Aggregate Availability shall

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exceed $75,000,000 after giving pro forma effect to such issuance, increase or renewal of such Foreign Line LC, and (2) the average daily Aggregate Availability for the 30 day period ending on the date of such issuance, increase or renewal shall exceed $75,000,000 (calculated, in the case of any issuance or increase, as if such Foreign Line LC had been so issued or increased on the first day of such 30 day period and remained outstanding for each subsequent day during such 30 day period). The German Borrower may not request the issuance of Letters of Credit to support Indebtedness of any Person other than the German Borrower.
(n)
Conflicts with Letter of Credit Agreement. In the event of a direct conflict between the provisions of this Section 2.06 and any provision contained in any Letter of Credit Agreement, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.06 shall prevail.
SECTION II.07.
Funding of Borrowings. Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds in an amount equal to such Lender’s Applicable Percentage thereof by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that, Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that, Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.
(a)
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, (x) if such amount is a Borrowing denominated in U.S. Dollars and made to the Domestic Borrowers, the interest rate applicable to ABR Loans, or (y) if such amount is a Borrowing made ~~to~~by the German Borrower, the Applicable Overnight Rate therefor. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing, provided, that any interest received from a Borrower by the Administrative Agent during the period beginning when Administrative Agent

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funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent.
SECTION II.08.
Interest Elections. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type as permitted by this Agreement or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term Benchmark Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.
(a)
To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of the Borrower Representative or through Electronic System if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance shall exist, by telephone) (provided that, Borrowings made to the German Borrower require irrevocable written notice (via an Interest Election Request signed by a Responsible Officer of the Borrower Representative) and cannot be made by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Representative were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and each such telephonic Interest Election Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, Electronic System or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower, or the Borrower Representative on its behalf, to (i) change the currency of any Borrowing, (ii) elect an Interest Period for ~~Eurodollar~~Term Benchmark Loans that does not comply with Section 2.02 ~~or~~, (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing or to such Borrower~~.~~, or (iv) elect Daily Simple RFR for any Borrowing denominated in U.S. Dollars to be made to the Domestic Borrower (it being understood and agreed that Daily Simple RFR shall only apply to any such Borrowing to the extent provided in Sections 2.14(a) and 2.14(f) or if Daily Simple RFR becomes the current Benchmark pursuant Section 2.14(b)).
(b)
Each written (or if permitted, telephonic) Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

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(i)
the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether the existing and resulting Borrowing is a Domestic Borrowing or a German Borrowing;
(iv)
whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings by a Domestic Borrower denominated in U.S. Dollars), a ~~Eurodollar~~Term Benchmark Borrowing or an RFR Borrowing; and
(v)
if the resulting Borrowing is a ~~Eurodollar~~Term Benchmark Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurodollar~~Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)
If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term Benchmark Borrowing in U.S. Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing or, for ~~Eurodollar~~Term Benchmark Borrowings made to the German Borrower, an Overnight Rate Borrowing, at the end of such Interest Period. If the Borrower Representative fails to deliver a timely and complete Interest Election Request with respect to a ~~Eurodollar~~Term Benchmark Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, then, unless such ~~Eurodollar~~Term Benchmark Borrowing is repaid as provided herein, the Borrower Representative shall be deemed to have selected that such ~~Eurodollar~~Term Benchmark Borrowing shall automatically be continued as a ~~Eurodollar~~Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. If the Borrower Representative fails to deliver a timely and complete Interest Election Request with respect to an RFR Borrowing in an Alternative Currency prior to the Interest Payment Date therefor, then, unless such RFR Borrowing is repaid as provided herein, the Borrower Representative shall be

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deemed to have selected that such RFR Borrowing shall automatically be continued as an RFR Borrowing in its original Agreed Currency bearing interest at a rate based upon the applicable Daily Simple RFR as of such Interest Payment Date. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing no outstanding Revolving Borrowing may be converted to or continued as a ~~Eurodollar~~Term Benchmark Borrowing or RFR Borrowing and unless repaid, (x) each ~~Eurodollar~~Term Benchmark Revolving Borrowing made ~~to~~by a Domestic Borrower and denominated in U.S. Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each ~~Eurodollar~~Term Benchmark Borrowing or RFR Borrowing made ~~to~~by the German Borrower shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected ~~Eurodollar~~Term Benchmark Loans or RFR Loans made to the German Borrower shall either be converted to an Overnight Rate Borrowing denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Amount of such Alternative Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the Borrower Representative by the earlier of (x) the date that is three Business Days after receipt by the Borrower Representative of such notice and (y) the last day of the current Interest Period for the applicable ~~Eurodollar~~Term Benchmark or RFR Loan, the Borrower Representative shall be deemed to have elected clause (A) above.
SECTION II.09.
Termination and Reduction of Commitments; Increase in Commitments. Unless previously terminated, all Commitments shall terminate on the Maturity Date.
(a)
The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit unless any such Letter of Credit has been cash collateralized in the manner set forth in Section 2.06(j) or the applicable Borrower has provided a backstop letter of credit in such amount and otherwise in form and substance acceptable to the applicable Issuing Bank and the Administrative Agent, (iii) the payment in full of accrued and unpaid fees and (iv) the payment in full of all reimbursable expenses and other Obligations (other than Unliquidated Obligations), together with accrued and unpaid interest thereon.
(b)
The Borrowers may from time to time reduce the Commitments (including reductions of the Commitments to zero); provided that (i) each reduction of the Commitments shall be not less than $10,000,000 (unless the Commitments are being reduced to zero and the amount of the Commitments in effect immediately prior to such reduction are less than $10,000,000) and (ii) the Borrower Representative shall not terminate or reduce the Commitments if, after giving

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effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Borrowers shall not be in compliance with the Revolving Exposure Limitations.
(c)
The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that, a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of another financing, refinancing or conditional event, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such financing, refinancing or conditional event does not occur. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
(d)
The Borrowers shall have the right to increase the Commitments by obtaining additional Commitments, either from one or more of the Lenders (an “Increasing Lender”) or another lending institution (other than an Ineligible Institution) (“an “Augmenting Lender”); provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) the Borrower Representative may make a maximum of four (4) such requests after the Amendment No. 2 Effective Date and during the term of this Agreement, (iii) after giving effect thereto, the sum of the total of the additional Commitments does not exceed $100,000,000, (iv) the Administrative Agent and the Issuing Bank have approved the identity of any such Augmenting Lender, such approvals not to be unreasonably withheld, (v) any such Augmenting Lender assumes all of the rights and obligations of a “Lender” hereunder and (vi) the procedure described in Section 2.09(f) have been satisfied. In connection with, and to the extent of, an increase to the Commitments pursuant to the foregoing sentence, the Borrowers may request an increase to the German Sublimit; provided that (A) after giving effect thereto, the aggregate amount of the German Sublimit shall not exceed $125,000,000 and (B) the increase to the German Sublimit shall not exceed the amount of the increase to the Commitments pursuant to which the increase to the German Sublimit was requested. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
(e)
Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and each Increasing Lender or Augmenting Lender, as the case may be. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Administrative Agent, to the extent reasonably requested by the Administrative Agent (including after giving due consideration to whether such increase or addition is to the

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Commitment) (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (or, with respect to any representation or warranty which by its terms is made as of an earlier date, is true and correct in all material respects as of such earlier date or, with respect to any representation or warranty which is subject to any materiality qualifier, is true and correct in all respects), (2) no Default exists and (3) if the covenant set forth in Section 6.12 is in effect, the Borrowers are in compliance (on a Pro Forma Basis) with the covenant contained in Section 6.12 on the date of such increase and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase, and legal opinions consistent with those delivered on the Effective Date with respect to such power and authority and other matters to the extent reasonably requested by the Administrative Agent; provided that, with respect to any increase in the Commitments incurred for the primary purpose of financing a Limited Condition Acquisition (“Acquisition-Related Incremental Commitments”), with the consent of each Lender providing such Acquisition-Related Incremental Commitments, (x) clauses (B)(1) and (B)(2) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of effectiveness of the related Limited Condition Acquisition Agreement, no Default is in existence or would result from entry into such Limited Condition Acquisition Agreement, (2) as of the date of the initial borrowing pursuant to such Acquisition-Related Incremental Commitment, no Event of Default under clause (a), (b), (h), (i) or (j) of Article VII is in existence immediately before or immediately after giving effect to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article III shall be true and correct in all material respects (or in all respects if qualified by materiality) as of the date of effectiveness of the applicable Limited Condition Acquisition Agreement (or, to the extent such representation and warranty is stated to relate solely to an earlier date, as of such earlier date) and (4) as of the date of the initial borrowing pursuant to such Acquisition-Related Incremental Commitment, customary “SunGard” representations and warranties (with such representations and warranties to be reasonably determined by the Administrative Agent and the Borrower Representative) shall be true and correct in all material respects (or in all respects if qualified by materiality) immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Commitment (or, to the extent such representation and warranty is stated to relate solely to an earlier date, as of such earlier date) and (y) at the option of the Borrower Representative (notified in writing to the Administrative Agent on or prior to the date of execution of the applicable Limited Condition Acquisition Agreement) and with the consent of each Lender being added or increasing its Commitment, the condition in clause (B)(3) above shall be deemed to be satisfied if such condition is satisfied on the date of execution of the applicable Limited Condition Acquisition Agreement on a Pro Forma Basis after giving effect to such Limited Condition Acquisition, recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition (and any related

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incurrence or repayment of Indebtedness) had occurred on the first day of each relevant period for testing such compliance.
(f)
On the effective date of any such increase or addition, any Increasing Lender increasing (or, in the case of any Augmenting Lender, extending) its Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders that have a Commitment, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each such Lender’s portion of the outstanding Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Loans and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation, subject, in each case, to indemnification by the Borrowers pursuant to the provisions of Section 2.16.
SECTION II.10.
Repayment and Amortization of Loans; Evidence of Debt. Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance made for the account of such Borrower on the earlier of the Maturity Date and demand by the Administrative Agent and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made for the account of such Borrower on the earliest of (x) the Maturity Date and (y) the first date after such Swingline Loan is made that is the 15th or last day of a calendar month (subject to Section 2.18 in the event any such date is not a Business Day) and is at least two (2) Business Days after such Swingline Loan is made; provided that, on each date that a Revolving Loan is made, the applicable Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding; provided, further, that, subject to satisfaction of the conditions set forth in Section 4.02, to the extent not earlier paid, the applicable Borrower shall automatically be deemed to have requested an ABR Revolving Loan or Applicable Overnight Rate Revolving Loan, as applicable, on the date such Swingline Loans are required to be repaid in an amount necessary to satisfy the requirement of this clause (y). To the extent this Section 2.10 creates an obligation of the German Borrower to repay Loans of any other Borrower, such obligations shall be subject to the German Guaranty Limitations.
(a)
At all times during a Cash Dominion Period, on each Business Day, the Administrative Agent shall apply all funds credited to any Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances that may be outstanding, second to prepay the Revolving Loans (including Swingline Loans) and third to cash collateralize outstanding LC Exposure (provided that, collections and cash collateral provided by any Foreign Subsidiary shall be used solely to pay the German Secured Obligations, and collections, the application of funds credited to any Collection Account of the German Borrower, and cash collateral provided by any German Loan Party shall be subject to the German Guaranty

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Limitations). Notwithstanding the foregoing, funds of the Domestic Loan Parties credited to any Collection Account shall be used to pay the Secured Obligations (other than the German Secured Obligations and the Secured Obligations that constitute a Guarantee of the German Secured Obligations) prior to being used to pay any of the other Secured Obligations.
(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)
The Register and corresponding entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)
Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the Lender or its registered assigns and in a form approved by the Administrative Agent and the Borrowers. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee or its registered assigns.
SECTION II.11.
Prepayment of Loans. Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the payment of any accrued interest to the extent required by Section 2.13 and, if applicable, the payment of any break funding expenses under Section 2.16, but otherwise without premium or penalty.
(a)
If, at any time, (i) other than as a result of fluctuations in currency exchange rates, the Borrowers are not in compliance with the Revolving Exposure Limitations (calculated with respect to Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) or (ii) solely as a result of fluctuations in currency exchange rates, the Borrowers exceeded any Revolving Exposure Limitation by 105% of the applicable threshold, the applicable Borrowers who have exceeded such limits with respect to their Obligations shall in each case immediately repay Borrowings or cash collateralize LC Exposure

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in accordance with Section 2.06(j), as applicable, in an aggregate amount equal to such excess (without a corresponding reduction to the Commitments). If, at any time, (i) other than as a result of fluctuations in currency exchange rates, the Borrowers are not in compliance with the Swingline Exposure Limitations (calculated with respect to Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) or (ii) solely as a result of fluctuations in currency exchange rates, the Borrowers exceeded any Swingline Exposure Limitation by 105% of the applicable threshold, the applicable Borrowers who have exceeded such limits with respect to their Obligations shall in each case immediately repay Domestic Swingline Loans or German Swingline Loans, as applicable, in an aggregate amount equal to such excess (without a corresponding reduction to the Commitments). To the extent this Section 2.11 creates an obligation of the German Borrower to repay Borrowings of any other Borrower, the German Guaranty Limitations shall apply.
(b)
In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, such Loan Party shall, within three (3) Business Days after such Net Proceeds are received by such Loan Party (or, in the case of any prepayment of an RFR Borrowing denominated in Sterling, on the fifth (5th) Business Day after receipt of such Net Proceeds), prepay the Obligations and cash collateralize LC Exposure as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds (without any reduction to the Commitments); provided that, in the case of any event described in clause (a)(x) or (b) of the definition of the term “Prepayment Event” only, if no Default or Event of Default has occurred and is continuing or would result therefrom, and the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 270 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided, further that, (i) to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 270-day period (or within a period of 90 days thereafter if by the end of such initial 270-day period the applicable Loan Parties or their Subsidiaries shall have entered into a binding commitment to reinvest such Net Proceeds), a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied and (ii) the Borrowers shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) tangible assets (excluding inventory) with respect to Net Proceeds in any fiscal year in an aggregate amount in excess of $25,000,000. Notwithstanding the foregoing, to the extent that, as a result of such Prepayment Event, the Borrowers would not be in compliance with the Revolving Exposure Limitations immediately after giving effect to such Prepayment Event, the Borrower shall prepay the Loans to the extent required by Section 2.11(b).

(d) All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances that may be outstanding, pro rata, and second to prepay the Revolving Loans

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(including Swingline Loans) without a corresponding reduction in the Commitments and third, if an Event of Default shall have occurred and be continuing, to cash collateralize outstanding LC Exposure. Notwithstanding the foregoing, (i) Net Proceeds received by any Domestic Loan Party in respect of any Prepayment Event shall be used to prepay the Secured Obligations (other than the German Secured Obligations and the Secured Obligations that constitute a Guarantee of the German Secured Obligations) before being applied to any of the other Secured Obligations, (ii) no Net Proceeds received by any German Loan Party in respect of any Prepayment Event shall be used to prepay any Secured Obligations other than the German Secured Obligations and (iii) Net Proceeds received by any German Loan Party in respect of any Prepayment Event shall be subject to the German Guaranty Limitations.

SECTION II.12.
Fees. Each Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate equal to 0.250% per annum on the average daily amount of such Lender’s Percentage of the Unused Commitment during the period from and including the Effective Date to but excluding the date on which the Commitments terminate. ~~Accrued commitment fees~~Commitment fees accrued through and including the last day of each calendar quarter shall be payable in arrears (x) promptly on, but in any case, no later than two (2) Business Days after, the first Business Day of each calendar quarter and (y) on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day ~~but excluding~~and the last day of each period but excluding the date on which the Commitments terminate).
(a)
Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit issued for the account of any Borrower, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to ~~Eurodollar~~Term Benchmark Revolving Loans on the average daily U.S. Dollar Amount of such Lender’s LC Exposure in respect thereof (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily U.S. Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank for the account of such Borrower during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit issued for the account of such Borrower or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable ~~in arrears~~ in arrears promptly on, but in any case, no later than two (2) Business Days after, the first Business Day of each calendar quarter, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the

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date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after demand. All participation fees and fronting fees in respect of Letters of Credit denominated in Agreed Currencies (other than Sterling) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All participation fees and fronting fees in respect of Letters of Credit denominated in Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in U.S. Dollars shall be paid in U.S. Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.
(b)
The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(c)
All fees payable hereunder shall be paid on the dates due, in U.S. Dollars (except as otherwise expressly provided in this Section 2.12) and in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION II.13.
Interest. The Loans comprising each ABR Borrowing (including each Swingline Loan made to a Domestic Borrower) shall bear interest at the Alternate Base Rate plus the Applicable Rate. The Loans (including each Swingline Loan made to the German Borrower) comprising each ~~Applicable~~ Overnight Rate Borrowing shall bear interest at the Applicable Overnight Rate plus the Applicable Rate.
(a)
The Loans comprising each ~~Eurodollar~~Term Benchmark Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate.
(b)
Each Protective Advance made to a Domestic Borrower and denominated in U.S. Dollars shall bear interest at the Alternate Base Rate plus the Applicable Rate plus 2% per annum. Each Protective Advance made to the German Borrower shall bear interest at the Applicable Overnight Rate plus the Applicable Rate plus 2% per annum.
(c)
Notwithstanding the foregoing, if any principal of or interest on any Loan (other than Protective Advances) or any fee or other amount payable by any Loan Party hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount

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shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of such Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)
Accrued interest on each Loan (for ABR Loans and ~~Applicable~~ Overnight Rate Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)
Interest computed by reference to the ~~LIBO Rate or~~Alternate Base Rate (except when based on the Prime Rate), the Term SOFR Rate, the EURIBOR Rate or Daily Simple RFR with respect to U.S. Dollars hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Sterling or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted ~~LIBO~~Term SOFR Rate, ~~LIBO~~Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate ~~or~~, Daily Simple RFR, Central Bank Rate ~~and~~or Applicable Overnight Rate shall be determined by the Administrative Agent in accordance with their terms, and such determination shall be conclusive absent demonstrable error.
(f)
For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.
SECTION II.14.
Alternate Rate of Interest.
(a)
Subject to clauses (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~ of this Section 2.14, if:
(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) (~~1~~A) prior to the commencement of any Interest Period for a ~~Eurodollar~~Term

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Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate, the ~~LIBO~~Term SOFR Rate, the Adjusted EURIBOR Rate~~,~~  or the EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or ~~payment period, as applicable, or~~ (~~2~~B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency; ~~provided that no Benchmark Transition Event shall have occurred at such time;~~ or
(ii)
the Administrative Agent is advised by the Required Lenders that (~~1~~A) prior to the commencement of any Interest Period for a ~~Eurodollar~~Term Benchmark Borrowing, the Adjusted ~~LIBO Rate, the LIBO Rate, the Adjusted EURIBOR~~Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period ~~or payment period, as applicable,~~ will not adequately and fairly reflect the cost to such Lenders ~~(or Lender)~~ of making or maintaining their Loans ~~(or its Loan)~~ included in such Borrowing for the applicable Agreed Currency and such Interest Period or ~~payment period, as applicable, or~~ (~~2~~B) at any time, the applicable Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders ~~(or Lender)~~ of making or maintaining their Loans ~~(or its Loan)~~ included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent shall promptly provide at such time as such circumstances no longer exist), (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~Term Benchmark Borrowing shall be ineffective, (B) ~~if~~ any Borrowing Request that requests a ~~Eurodollar~~Term Benchmark Borrowing in U.S. Dollars, ~~such Borrowing shall be made as~~ shall instead be deemed to be a Borrowing Request for (x) an RFR Borrowing denominated in U.S. Dollars so long as the Daily Simple RFR for U.S. Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing (or, with respect to a Borrowing by the German Borrower, an ~~Overnight~~Alternate Rate Borrowing) if the Daily Simple RFR for U.S. Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, and (C) if any Borrowing Request requests a ~~Eurodollar~~Term Benchmark Borrowing or an RFR Borrowing for the relevant rate above in an Alternative Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any ~~Eurodollar~~Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a

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Relevant Rate applicable to such ~~Eurodollar~~Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent shall promptly provide at such time as such circumstances no longer exist), (i) if such ~~Eurodollar~~Term Benchmark Loan is denominated in U.S. Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in U.S. Dollars so long as the Daily Simple RFR for U.S. Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan denominated in U.S. Dollars on such day~~,~~  (or, with respect to a Loan to the German Borrower, an ~~Overnight~~Alternate Rate Loan denominated in U.S. Dollars on such day) if Daily Simple RFR for U.S. Dollar Borrowings is the subject of Section 2.14(a)(i) or (ii) above, and (ii) if such ~~Eurodollar~~Term Benchmark Loan is denominated in any Agreed Currency other than U.S. Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected ~~Eurodollar~~Term Benchmark Loans denominated in any Agreed Currency other than U.S. Dollars shall, at the Borrower Representative’s election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such ~~Eurodollar~~Term Benchmark Loan, such ~~Eurodollar~~Term Benchmark Loan denominated in any Agreed Currency other than U.S. Dollars shall be deemed to be a ~~Eurodollar~~Term Benchmark Loan denominated in U.S. Dollars and shall accrue interest at the same interest rate applicable to ~~Eurodollar~~Term Benchmark Loans denominated in U.S. Dollars at such time ~~or~~, (iii) if such RFR Loan is denominated in any Agreed Currency other than U.S. Dollars, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate, or (iv) if such RFR Loan is denominated in U.S. Dollars, then such Loan shall bear interest at the Alternate Rate; provided that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency other than U.S. Dollars, at the Borrower Representative’s election, shall either (A) be converted into Overnight Rate Loans denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Amount of such Alternative Currency) immediately or (B) be prepaid in full immediately.

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(b)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” with respect to U.S. Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders and the Borrower Representative without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in U.S. Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower Representative a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion (however, for the avoidance of doubt, the Benchmark Replacement Date cannot occur unless such Term SOFR Notice has been provided and the other applicable requirements in the definition of “Benchmark Replacement Date” have been satisfied).~~

(a)
~~(d) In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein or in any other Loan Documents, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

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(b)
~~(e)~~ The Administrative Agent will promptly notify the Borrower Representative and the Lenders of any occurrence of a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date, the implementation of any Benchmark Replacement, the effectiveness of any Benchmark Replacement Conforming Changes, the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and the commencement or conclusion of any Benchmark Unavailability Period. Except as expressly provided in this Agreement, any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole good faith discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(c)
~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), if the then-current Benchmark is a term rate (including the Term SOFR~~, LIBO~~  Rate or EURIBOR Rate) and either any tenor for such Benchmark is not displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar credit facilities for which it acts as the administrative agent or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and if a tenor that was removed pursuant to clause (i) above either is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(d)
~~(g)~~ Upon the Borrower Representative’s receipt of notice from the Administrative Agent of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement becomes effective in accordance with this Section, the Borrower Representative may revoke any request for a ~~Eurodollar~~Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of ~~Eurodollar~~Term Benchmark Loans or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower Representative will be deemed to have converted any request for a ~~Eurodollar~~Term Benchmark Borrowing denominated in U.S. Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in U.S. Dollars so long as the Daily Simple RFR for U.S. Dollar

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Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR ~~Loans~~Borrowing (or, with respect to a request for a ~~Eurodollar~~Term Benchmark Borrowing for the German Borrower denominated in U.S. Dollars ~~for the German Borrower~~, Overnight Rate Loans) if Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any ~~Eurodollar~~ request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any ~~Eurodollar~~Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower Representative’s receipt of notice from the Administrative Agent of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such ~~Eurodollar~~Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, ~~(i) if such Eurodollar Loan is~~(A) for Loans denominated in U.S. Dollars, ~~then~~  any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), ~~such Loan shall~~ be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in U.S. Dollars so long as Daily Simple RFR for U.S. Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan (or, with respect to ~~Eurodollar~~Term Benchmark Loans made to the German Borrower, an ~~Overnight~~ Alternate Rate Loan) denominated in U.S. Dollars on such day if Daily Simple RFR for U.S. Dollar Borrowings is the subject of a Benchmark Transition Event on such day and any RFR Loan shall on and from such day, be converted by the Administrative Agent to, and shall constitute an ABR Loan (or, with respect to Term Benchmark Loans made to the German Borrower, an Alternate Rate Loan) denominated in U.S. Dollars on such day, ~~(ii) if such Eurodollar Loan is~~ and (B) for Loans denominated in any ~~Agreed~~Foreign Currency ~~other than U.S. Dollars, then such~~, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected ~~Eurodollar~~Term Benchmark Loans denominated in any Agreed Currency other than U.S. Dollars shall, at the Borrower Representative’s election prior to such day: be prepaid by the Borrowers on such day ~~or~~, solely for the purpose of calculating the interest rate applicable to such ~~Eurodollar~~Term Benchmark Loan, such ~~Eurodollar~~Term Benchmark Loan denominated in any Agreed Currency other than U.S. Dollars ~~shall~~, be deemed to be a ~~Eurodollar~~Term Benchmark Loan denominated in U.S. Dollars and shall accrue interest at the same interest rate applicable to ~~Eurodollar~~Term Benchmark Loans denominated in U.S. Dollars at such time or ~~(iii)~~(C) if such RFR Loan is denominated in any Agreed Currency other than U.S. Dollars, ~~then such Loan shall~~ bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent demonstrable error) that

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the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at the Borrower Representative’s election, shall either ~~(A)~~(A) be converted into Overnight Rate Loans denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Amount of such Alternative Currency) immediately or ~~(B)~~(B) be prepaid in full immediately.
SECTION II.15.
Increased Costs. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO~~Term SOFR Rate or Adjusted EURIBOR Rate) or the Issuing Bank in a manner consistent with similarly situated customers of the applicable Lender or Issuing Bank;
(ii)
impose on any Lender or Issuing Bank or the ~~London or other~~ applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan (including pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (including pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise (including pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by the Administrative Agent, such

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Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or the Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or the Issuing Bank, as applicable, then reasonably determines to be relevant; provided that none of the Administrative Agent, such Lender or the Issuing Bank, as applicable, shall be required to disclose any confidential or proprietary information in connection therewith).

(b)
If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered as reasonably determined by the Administrative Agent, such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or the Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or the Issuing Bank, as applicable, then reasonably determines to be relevant; provided that none of the Administrative Agent, such Lender or the Issuing Bank, as applicable, shall be required to disclose any confidential or proprietary information in connection therewith)
(c)
A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)
Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that, the Loan Parties shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or

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reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION II.16.
Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(e), or (v) the failure by the applicable Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (provided that (i) each German Borrower shall only be required to compensate each Lender in respect of Borrowings of the German Borrowers and (ii) each German Borrower shall only be required to compensate each Lender subject to the German Guaranty Limitations). ~~In the case of a Eurodollar Loan, such actual loss, cost or expense to any Lender shall include an amount determined by such Lender to be the excess, if any, and to the extent actually incurred by such Lender of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted EURIBOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Agreed Currency of a comparable amount and period from other banks in the applicable offshore interbank market for such Agreed Currency, whether or not such Eurodollar Loan was in fact so funded.~~ A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrower Representative shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (ii) the conversion of any RFR Loan other than on the Interest Payment Date applicable thereto, (iii) the failure to borrow, convert, continue or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or (v) the failure by the

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Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

SECTION II.17.
Withholding of Taxes; Gross-Up. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)
Payment of Other Taxes by the Loan Parties. The relevant Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.
(b)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)
Indemnification by the Loan Parties. Without duplication of any amount indemnified pursuant to Section 9.03(a), the Loan Parties shall jointly and severally (but subject to the limitations set forth in Section 9.20) indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(d)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, (i) for any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) for any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) for any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(e)
Status of Lenders.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding (e.g., a certificate of residence issued by the competent Tax authority in the jurisdiction where the relevant Loan Party is resident). In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)
any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes

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a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W‑8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
(2)
in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W‑8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E‑1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W‑8BEN or IRS Form W-8BEN-E; or
(4)
to the extent a Foreign Lender is not the Beneficial Owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W‑8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes

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a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(f)
Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise

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imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)
VAT.
(i)
All amounts expressed to be payable under any Loan Document by any Loan Party to any Secured Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and accordingly, subject to Section 2.17(h)(ii) below, if VAT is or becomes chargeable on any supply made by any Secured Party to any Loan Party under a Loan Document and such Secured Party is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Secured Party shall promptly provide an appropriate VAT invoice to that Loan Party). In relation to any supply made by a Secured Party to any Loan Party under a Loan Document, if reasonably requested by such Secured Party, that Loan Party must promptly provide such Secured Party with details of that Loan Party's VAT registration and such other information as is reasonably requested in connection with such Secured Party's VAT reporting requirements in relation to such supply.
(ii)
If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “Customer”) under a Loan Document and any party other than the Customer (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the supplier (rather than being required to reimburse or indemnify the Customer in respect of that consideration, then:
(A)
if the Supplier is the Person required to account to the relevant tax authority for the VAT, the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Customer must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Customer receives from the relevant tax authority which the Customer reasonably determines relates to the VAT chargeable on that supply; and
(B)
if the Customer is the Person required to account to the relevant tax authority for the VAT, the Relevant Party must promptly, following demand from the Customer, pay to the Customer an amount equal to the VAT chargeable on that supply but only to the extent that the Customer reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)
Where a Loan Document requires any Loan Party to reimburse or indemnify a Secured Party for any cost or expense that Loan Party shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part thereof

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as represents VAT, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)
Any reference in this Section 2.17(h) to any Secured Party or Loan Party shall, at any time when such Secured Party or Loan Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member or “parent” of such group at such time (the term “representative member” and “parent” to have the same meaning as in the Value Added Tax Act 1994 of England and Wales or applicable legislation in other jurisdictions having implemented Council Directive 2006/112 EC on the common system of value added tax).
(h)
Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)
Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
SECTION II.18.
Payments Generally; Allocation of Proceeds; Sharing of Setoffs. Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Other than payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein, all payments shall be made (i) in the same currency in which the applicable Credit Event was made and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, 22nd Floor, Chicago, Illinois; provided that, (x) in the case of a Credit Event denominated in Sterling or Euro, such payments shall be made to the Administrative Agent’s ~~Eurodollar~~Eurocurrency Payment Office for such currency and (y) payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists, or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, or the terms of this Agreement require the conversion of such Credit Event into U.S. Dollars, then all payments to be made by such Borrower hereunder in such currency shall, to the fullest extent permitted by law, instead be made when due in U.S. Dollars in an amount equal to the U.S. Dollar Amount (as of the date of repayment)

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of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations or conversion, and each Borrower agrees to indemnify and hold harmless the Swingline Lender, the Issuing Bank, the Administrative Agent and the Lenders from and against any loss resulting from any Credit Event made to or for the benefit of such Borrower denominated in a Foreign Currency that is not repaid to the Swingline Lender, the Issuing Bank, the Administrative Agent or the Lenders, as the case may be, in the Original Currency.
(a)
Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account during a Cash Dominion Period (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Required Lenders so direct the Administrative Agent, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Protective Advances, fourth, to pay the principal of the Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Protective Advances) and unreimbursed LC Disbursements and to pay any amounts owing in respect of Banking Services Obligations and Swap Agreement Obligation up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, for which Reserves have been established, ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 and to the extent not paid pursuant to clause sixth above, ninth, to pay any amounts owing in respect of any Designated Secured Foreign Products, and tenth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any ~~Eurodollar~~Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. If an Event of Default has occurred and is continuing, the Administrative Agent and

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the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. Notwithstanding the foregoing, (x) any such applicable proceeds from property of the Domestic Loan Parties shall be applied to the Secured Obligations (other than the German Secured Obligations and the Secured Obligations that constitute a Guarantee of the German Secured Obligations) before being applied to any of the other Secured Obligations, (y) the application of any such applicable proceeds from Collateral securing solely the German Secured Obligations shall only be made in respect of the German Secured Obligations in the same order set forth above, and (z) the application of any such applicable proceeds from Collateral granted by any German Loan Party shall be subject to the German Guaranty Limitations (in respect of Collateral granted under the German Collateral Documents as set forth in the German Collateral Documents).
(b)
At the written election of the Administrative Agent and unless instructed by the Borrower Representative prior to the due date therefor that payment will otherwise be made, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account (other than payroll accounts, trust accounts and employee benefit accounts that constitute Excluded Accounts) of any Borrower maintained with the Administrative Agent; provided that (i) proceeds deducted from any deposit account of the German Borrower shall only be used to pay the German Secured Obligations and (ii) proceeds of any Borrowing of the German Borrower and proceeds deducted from any deposit account of any German Borrower shall only be used to pay amounts owed by such German Borrower or any of its Subsidiaries. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account (other than payroll accounts, trust accounts and employee benefit accounts that constitute Excluded Accounts) of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(c)
If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements and Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater

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proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. Notwithstanding the foregoing, any such applicable payment from a German Loan Party shall only be used to purchase a participation in a German Secured Obligation in the same order set forth above.
(d)
Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~applicable~~Applicable Overnight Rate.
(e)
The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at

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that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.
SECTION II.19.
Mitigation Obligations; Replacement of Lenders.
(a)
If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the

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Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION II.20.
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)
fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)
any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its

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appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)
such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification expressly requiring the consent of such Lender or each Lender directly affected thereby;
(d)
if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)
all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Commitment;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company or the applicable Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)
if the Company or the applicable Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required

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to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)
if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e)
so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company or the applicable Borrowers in accordance with Section 2.20(d), and participating interests in any such newly made Swingline Loan or newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, reasonably satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrowers, the Issuing Bank and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

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SECTION II.21.
Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
SECTION II.22.
Banking Services, Designated Secured Foreign Products and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party, or Designated Secured Foreign Products for a Foreign Subsidiary, shall deliver to the Administrative Agent, promptly (or at such later date as the Administrative Agent may agree) after entering into such Banking Services, Swap Agreements or Designated Secured Foreign Products, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent), and all Designated Secured Foreign Products of such Foreign Subsidiary, to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, but in any event not less than monthly, a summary of the amounts due or to become due in respect of such Banking Services Obligations, Swap Agreement Obligations and Designated Secured Foreign Products Obligations. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations, Swap Agreement Obligations and/or Designated Secured Foreign Products Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.
SECTION II.23.
Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest

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extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.
SECTION II.24.
MIRE Events. Notwithstanding anything to the contrary set forth herein, no MIRE Event may be closed until the date that is (a) if there are no Improved Mortgaged Real Properties located in a Special Flood Hazard Area, ten (10) days or (b) if there are any Improved Mortgaged Real Properties located in a Special Flood Hazard Area, forty-five (45) days, after (i) the Administrative Agent has delivered to the Lenders the following documents in respect of such Mortgaged Real Property: (A) a completed flood hazard determination from a third party vendor; (B) if such Improved Mortgaged Real Property is located in a Special Flood Hazard Area, (1) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (2) evidence of the receipt by the applicable Loan Parties of such notice; and (ii) if required by applicable Flood Laws, Borrower has provided to the Administrative Agent evidence of required flood insurance to the extent that flood insurance has been made available under applicable Flood Laws; provided that any such MIRE Event may be closed prior to such period expiring if the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.

~~SECTION 2.25. Encumbrance of Specified Wisconsin Real Property. Notwithstanding anything to the contrary set forth herein, the Specified Wisconsin Real Property shall not become a Mortgaged Real Property pursuant to Section 5.14(j) until the date that is (a) if the Specified Wisconsin Real Property is not located in a Special Flood Hazard Area, ten (10) days or (b) if the Specified Wisconsin Real Property is located in a Special Flood Hazard Area, forty-five (45) days, after (i) the Administrative Agent has delivered to the Lenders the following documents in respect of the Specified Wisconsin Real Property: (A) a completed flood hazard determination from a third party vendor; (B) if the Specified Wisconsin Real Property is located in a Special Flood Hazard Area, (1) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (2) evidence of the receipt by the applicable Loan Parties of such notice; and (ii) if required by applicable Flood Laws, Borrower has provided to the Administrative Agent evidence of required flood insurance to the extent that flood insurance has been made available under applicable Flood Laws; provided that, subject to Section 5.14(j), the Specified Wisconsin Real Property may become a Mortgaged Real Property hereunder prior to such period expiring if the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.~~

Article III

Representations and Warranties

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Each Loan Party represents and warrants to the Lenders that:

SECTION III.01.
Organization; Powers. Each Loan Party and each Restricted Subsidiary (a) is duly organized or formed and validly existing, (b) is in good standing (to the extent such concept is applicable in the relevant jurisdiction and without prejudice to Section 6.03) under the laws of the jurisdiction of its organization or formation, (c) has all requisite power and authority to carry on its business as now conducted and (d) is qualified to do business in every other jurisdiction where such qualification is required, except in the cases of clauses (a) (solely with respect to Restricted Subsidiaries that are not Loan Parties), (b) (solely with respect to Restricted Subsidiaries that are not Loan Parties) and (d), where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION III.02.
Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and requirements of reasonableness, good faith and fair dealing.
SECTION III.03.
Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default in any material respects under any material indenture, material agreement or other material instrument (including any indenture or Permitted Term Loan Agreement relating to Junior Indebtedness) binding upon any Loan Party or any of its Restricted Subsidiaries or the assets of any Loan Party or any of its Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents, except, in the case of clauses (a) and (b) above, where such breach or the failure to take such action, could not reasonably be expected to result in a Material Adverse Effect.
SECTION III.04.
Financial Condition; No Material Adverse Change. The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2018, reported on by PricewaterhouseCoopers LLP. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
(a)
Since December 31, ~~2020~~2021, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect~~; provided, however, that,~~

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~~for purposes of determining the accuracy of the representation and warranty set forth in this Section 3.04(b) as of the Amendment No. 1 Effective Date, the impacts of COVID-19 on the business, assets, operations and/or financial condition of the Company and its Subsidiaries disclosed in the quarterly report on Form 10-Q of the Company filed with the SEC for the Fiscal Quarter ended March 31, 2021, shall be disregarded for purposes of determining whether a “Material Adverse Effect” has occurred under this Section 3.04(b).~~.
SECTION III.05.
Properties. Each of the Loan Party and its Restricted Subsidiaries has good and indefeasible fee title to, or valid leasehold interests or licensed interests in, all its real property and valid rights to use all of its personal property material to the businesses of the Company and its Restricted Subsidiaries, except where the failure of the foregoing to be true would not be reasonably expected to have a Material Adverse Effect, and all of such real and personal property is free of all Liens other than those permitted by Section 6.02. Each of such leases and subleases is valid and enforceable against the applicable Loan Party in accordance with its terms and is in full force and effect, and no default to any such lease or sublease by any Loan Party, or to the knowledge of the Company, any counterparty thereto, exists, except where the failure of the foregoing to be true would not interfere with their ability to conduct such businesses or utilize such properties for their intended purpose.
(a)
As of the Effective Date, Schedule 3.05(b) is a true and correct, in all material respects, list of the street address with respect to leasehold interests of in real property and improvements and Fixtures thereon that are held by each of the Loan Party and which constitute Excluded Assets (as set forth in clause (c) of the definition of “Excluded Assets”) (the “Leased Properties”).
(b)
As of the Effective Date, Schedule 3.05(c) is a true and correct, in all material respects, list of the street address and the fee owner of the Non-Mortgaged Real Property.
(c)
Each of the Company and its Restricted Subsidiaries owns, or is licensed (or otherwise has the right) to use, all material trademarks, tradenames, copyrights, and patents necessary for the operation of the business of the Company and its Restricted Subsidiaries as currently conducted, taken as a whole, and to the knowledge of the Company the use in the business thereof by the Company and its Restricted Subsidiaries as currently conducted does not infringe upon the rights of any other Person, except for such failure to own, license or have the right to use, or any such infringements that could not reasonably be expected to result in a Material Adverse Effect.
SECTION III.06.
Litigation and Environmental Matters. No actions, suits or proceedings by or before any arbitrator or Governmental Authority are pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Restricted Subsidiary (i) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that seeks to enjoin or delay the execution, delivery and performance of this Agreement or the Transactions on the Effective Date.

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(a)
Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (i) no Loan Party or Restricted Subsidiary has received written notice of any claim with respect to any Environmental Liability or knows of any basis for it so be subject to any Environmental Liability, in each case with respect to which there is a reasonable possibility of an adverse determination and (ii) no Loan Party or Restricted Subsidiary (A) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, or (B) has become subject to any Environmental Liability.
(b)
Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.
SECTION III.07.
Compliance with Laws; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Restricted Subsidiary is in compliance with all Requirement of Law applicable to it or its property. No Default has occurred and is continuing.
SECTION III.08.
Investment Company Status. No Loan Party or any Restricted Subsidiary is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION III.09.
Taxes. Each Loan Party and each Restricted Subsidiary has timely filed or caused to be timely filed (except for extensions duly obtained) Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect.
SECTION III.10.
ERISA; Pension Plans.
(a)
ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
(b)
Foreign Pension Plans. Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (i) all employer and employee contributions (including insurance premiums) required from any Loan Party or any of its Affiliates by applicable law or by the terms of any Foreign Pension Plan (including any policy held thereunder) have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) each Foreign Pension Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iii) each such Foreign Pension Plan is in compliance (A) with all material provisions of applicable law and all

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material applicable regulations and regulatory requirements (whether discretionary or otherwise) with respect to such Foreign Pension Plan and (B) with the terms of such Foreign Pension Plan.
SECTION III.11.
Disclosure. The information furnished in writing by or on behalf of any Loan Party in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) (excluding any forecasts, protections or estimates contained in such information, information of a forward-looking nature or information of a general economic or industry-specific nature), taken as a whole, and after giving effect to any updates or supplements provided, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading (taken as a whole); provided, however, it is understood that financial statements only contain such disclosures as are required by GAAP. All forecasts, projections or estimates that are part of such information (including those delivered subsequent to the Effective Date) have been prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time made (it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material).
SECTION III.12.
Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, the Company and the Restricted Subsidiaries, taken as a whole, are Solvent.
(a)
No Loan Party intends to, and no Loan Party believes it or any of its Restricted Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Restricted Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Restricted Subsidiary.
(b)
With respect to each German Loan Party, no German Insolvency Event has occurred with respect to it.
SECTION III.13.
Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Restricted Subsidiaries as of the Effective Date. The Company maintains, and has caused each Restricted Subsidiary to maintain, with financially sound and reputable insurance companies (determined at the time of the placement of such insurance), insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION III.14.
Capitalization and Subsidiaries. As of the Effective Date, Schedule 3.14 sets forth (a) a correct and complete list of the name and relationship to the Company of each Subsidiary, (b) a true and complete listing of each class of each Borrower’s (other than the Company’s) issued and outstanding Equity Interests, all of which Equity Interests are owned beneficially and of record by the Persons identified on Schedule 3.14, and (c) the type of entity of the Company and each Subsidiary. As of the Effective Date, all of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non‑assessable. As of the Effective Date, there are no outstanding

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commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.
SECTION III.15.
Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and, subject to (x) the limitations set forth herein and in any applicable Collateral Documents and (y) certain filings, notices and recording contemplated by the Collateral Documents to be made prior to or on or about the Effective Date (or, with respect to any Person that becomes a Loan Party after the Effective Date or Collateral that arises after the Effective Date, on or about such later date on which such Person becomes a Loan Party or such Collateral arises), such Liens constitute perfected and continuing Liens on the Collateral in the manner required by the Collateral Documents, securing the Secured Obligations (or designated portion thereof), enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except (a) Permitted Encumbrances and Liens permitted under Section 6.02 that are not required to be junior in priority, to the extent any such Permitted Encumbrances or other Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by control or possession (including possession of, or notation of a Lien on, any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain control or possession of such Collateral (or has not noted such Lien on any certificate of title).
SECTION III.16.
Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable laws or regulations dealing with such matters, in a manner that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages, vacation pay and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary, except those that could not reasonably be expected to have a Material Adverse Effect.
SECTION III.17.
Margin Regulations. No part of the proceeds of any Loan or Letter of Credit has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.
SECTION III.18.
Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.
SECTION III.19.
Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and

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(ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
SECTION III.20.
Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and to the knowledge of such Loan Party, its directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Loan Parties, any Subsidiary or any of their respective officers or, to the knowledge of the Loan Parties and the Subsidiaries, their directors and employees, or (b) to the knowledge of the Loan Parties and the Subsidiaries, any agent of the Loan Parties or any Subsidiary is a Sanctioned Person. None of the Transactions will violate Anti-Corruption Laws or applicable Sanctions. No representation under this Section 3.21 shall be made by any German Loan Party to the extent it would violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation binding on that German Loan Party.
SECTION III.21.
Centre of Main Interest. For the purposes of the Regulation, each German Loan Party’s centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
SECTION III.22.
Affected Financial Institution. No Loan Party is an Affected Financial Institution.
SECTION III.23.
Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Article IV

Conditions
SECTION IV.01.
Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

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(a)
Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document set forth on Exhibit F hereto being executed in connection herewith signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, and (iii) and such other documents, instruments and agreements as further described in the list of closing documents attached as Exhibit F, each in form and substance reasonably satisfactory to the Administrative Agent.
(b)
Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of the Company for the 2018 fiscal year and (ii) satisfactory projections through and including the Company’s 2021 fiscal year (with such projections being broken down quarterly for fiscal year 2019, and annually for each subsequent fiscal year).
(c)
Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary, Assistant Secretary or other Responsible Officer (or managing directors in the case of Germany), which shall (A) certify the resolutions of its board of directors, members, shareholders (in the case of Germany) or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of any officers or managing directors (in the case of Germany) of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization (or similar document) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (to the extent available in the jurisdiction) and a true and correct copy of its by-laws or operating, management or partnership agreement (or similar document) and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent, if any, available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction and with respect to a limited liability company (GmbH) established under the laws of Germany, the articles of association (Satzung), the shareholders list (Gesellschafterliste), an excerpt from the commercial register (Handelsregisterauszug), and any other organizational agreement (such as rules of procedures or by-laws) applicable to it and with respect to a limited liability partnership established under the laws of Germany (Kommanditgesellschaft), the partnership agreement, an excerpt from the commercial register, and any other organizational agreement (such as rules of procedures or by-laws) applicable to it.

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(d)
No Default Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Company, dated as of the Effective Date (i) stating that no Default has occurred and is continuing and (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of such date in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(e)
Fees. The Lenders, the Administrative Agent and the Lead Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented at least one (1) Business Day prior to the Effective Date (including the reasonable and documented fees and expenses of legal counsel), on or before the Effective Date.
(f)
Pay-Off Letters. The Administrative Agent shall have received evidence of the redemption and termination of the Existing Junior Secured Notes and confirmation that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such redemption, and reasonably satisfactory pay-off letters for all Indebtedness under the Existing Credit Agreement, that certain Receivables Purchase Agreement, dated as of March 3, 2016, among Manitowoc Funding, LLC, a Nevada limited liability company, The Manitowoc Company, Inc., a Wisconsin corporation, as initial servicer, and Wells Fargo Bank, N.A., as purchaser and as agent for the purchaser, as it may have been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.
(g)
Lien Searches. To the extent available in the relevant jurisdiction, the Administrative Agent shall have received the results of a recent lien search in each jurisdiction where the Loan Parties are organized and where the assets of the Loan Parties are located and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.
(h)
Collateral Access and Control Agreements. The Administrative Agent shall have received (i) each Collateral Access Agreement required to be provided pursuant to Section 4.13 of the Domestic Security Agreement (or any equivalent under any other applicable Security Agreement) and (ii) each Deposit Account Control Agreement required to be provided pursuant to Section 4.14 of the Domestic Security Agreement (or any equivalent under any other applicable Security Agreement).
(i)
Solvency. The Administrative Agent shall have received a solvency certificate signed by a Financial Officer of the Company, dated the Effective Date, certifying that the Company and its Subsidiaries, taken as a whole, immediately before and after giving effect to the initial extension of credit hereunder, are Solvent.

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(j)
Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates each of the Borrowing Bases as of February 28, 2019.
(k)
Closing Availability. After giving effect to all Borrowings to be made on the Effective Date, the issuance (or deemed issuance) of any Letters of Credit (including the Existing Letters of Credit) on the Effective Date and the payment of all fees and expenses due hereunder, the Aggregate Availability shall not be less than $100,000,000.
(l)
Pledged Equity Interests; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing Equity Interests pledged pursuant to any Collateral Document, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, to the extent applicable, and (ii) each promissory note (if any) required to be delivered to the Administrative Agent pursuant to any Collateral Documents) endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(m)
Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected (to the extent perfection is required under the Loan Documents) Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens permitted by Section 6.02), shall be in proper form for filing, registration or recordation.
(n)
Mortgages, etc. The Administrative Agent shall have received, with respect to each parcel of Mortgaged Real Property, each of the following, in form and substance reasonably satisfactory to the Administrative Agent:
(i)
counterparts of each Mortgage to be entered into with respect to each such Mortgaged Real Property, duly executed and delivered by the record owner of such Mortgaged Real Property and suitable for recording, registering or filing in all filing, registration or recording offices that the Administrative Agent may reasonably deem necessary to create a valid and enforceable first priority perfected Lien, subject to Permitted Encumbrances, in favor of the Administrative Agent for the benefit of itself, the Lenders and the other Secured Parties;
(ii)
ALTA or other mortgagee’s title policy or marked up unconditional binder of title insurance (subject to Permitted Encumbrances) in amount, form, and substance reasonably satisfactory to Administrative Agent and including such customary endorsements as Administrative Agent may reasonably request and which are available at the jurisdiction where the applicable Mortgaged Real Property is located (and in connection therewith, the applicable Loan Party shall deliver to the applicable title company an “owner’s affidavit and GAP indemnity” in form and substance reasonably acceptable to the such title company);

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(iii)
~~(A) with respect to any Mortgaged Real Property other than the Specified Wisconsin Real Property,~~ either (1) an ALTA survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent or (2) “no change to survey affidavit” or such other certificates or documents as the applicable title insurance company requires to remove the standard survey exception and issue standard survey-related endorsements~~, and (B) with respect to the Specified Wisconsin Real Property if at such time the Specified Wisconsin Real Property is a Mortgaged Real Property, an ALTA survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent;~~;
(iv)
an opinion of counsel in the state in which such parcel of Mortgaged Real Property is located with respect to the enforceability of the Mortgage, in form and substance reasonably satisfactory to the Administrative Agent and from counsel reasonably satisfactory to the Administrative Agent;
(v)
if any such parcel of Improved Mortgaged Real Property is determined by the Administrative Agent to be in a Special Flood Hazard Area, a flood notification form signed by the Borrower Representative and evidence that flood insurance is in place for the building and contents, all in form, substance and amount reasonably satisfactory to the Administrative Agent and the Lenders;
(vi)
a current appraisal of the Mortgaged Real Property prepared by an appraiser reasonably acceptable to the Administrative Agent, such appraisal to be in form and substance reasonably satisfactory to the Administrative Agent;
(vii)
an environmental assessment of the Mortgaged Real Property prepared by an environmental engineer reasonably acceptable to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders; and
(viii)
a zoning report of the Mortgaged Real Property prepared by a provider reasonably acceptable to the Administrative Agent, such report to be in form and substance reasonably satisfactory to the Administrative Agent.
(o)
Insurance. The Administrative Agent shall have received evidence of insurance coverage (including, for any Mortgaged Real Property that is located in a flood zone, FEMA form acknowledgements of flood insurance) and endorsement to policies in form, scope, and substance reasonably satisfactory to the Administrative Agent and Lenders and otherwise in compliance with the terms of Section 5.10 hereof and the terms of the Security Agreements.
(p)
Letter of Credit Application. If a Letter of Credit is requested to be issued on the Effective Date, the Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable).

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(q)
Tax Withholding. The Borrower Representative and the Administrative Agent shall have received a properly completed and signed IRS Form W‑8, W-8BEN-E or W-9, as applicable, for each Loan Party.
(r)
Field Examination. The Administrative Agent or its designee shall have conducted a field examination of the Loan Parties’ Accounts, Inventory and related working capital matters and of the Loan Parties’ related data processing and other systems, the results of which shall be satisfactory to the Administrative Agent in its sole discretion.
(s)
Appraisal(s). The Administrative Agent shall have received an appraisal of the applicable Loan Parties’ Inventory and Equipment from one or more firms satisfactory to the Administrative Agent, which appraisals shall be satisfactory to the Administrative Agent in its sole discretion.
(t)
USA PATRIOT Act, Etc. (i) The Administrative Agent shall have received all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrowers at least ten (10) days prior to the Effective Date, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrowers at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(u)
Flood Certifications. The Administrative Agent shall have received a flood certification for each parcel of Mortgaged Real Property and such other deliveries requested by the Administrative Agent which are required for compliance with the Flood Laws.
(v)
Junior Notes. The Administrative Agent shall have received executed copies of the Junior Notes Indenture and the Junior Notes Intercreditor Agreement, together with evidence that the transactions contemplated thereby have been or will be consummated concurrently with the Transactions.
(w)
DLL Documentation. The Administrative Agent shall have received an executed copy of the DLL Intercreditor Agreement.
(x)
Other Documents. The Administrative Agent shall have received such other documents, to the extent not specified in this Section 4.01, set forth on Exhibit F (other than those items identified as “Post-Closing” on Exhibit F which shall be subject to delivery requirements as set forth on Schedule 5.17).

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The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION IV.02.
Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but excluding any conversion or continuation of a Loan already made), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)
The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)
At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing and (ii) no Protective Advance shall be outstanding.
(c)
After giving effect to such Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, the Borrowers shall be in compliance with the Revolving Exposure Limitations.
(d)
No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.
(e)
Each Borrowing (but excluding a continuation or conversion of a Loan already made) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Loan Party on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.
Article V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (other than (w) contingent indemnification obligations as to which no claim has arisen, (x) Swap Agreement Obligations that, at such time, are not required to be repaid pursuant to the terms hereof, (y) Banking Services Obligations that are cash collateralized or, at such time, not required to be repaid and (z) Designated Secured Foreign Products Obligations that are cash collateralized or, at such time, not required to be repaid) and all Letters of Credit shall have expired, terminated, been cash

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collateralized in the manner set forth in Section 2.06(j) or backstopped by a letter of credit issued by an issuer, and in each case, in form and substance reasonably satisfactory to the Administrative Agent and without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION V.01.
Financial Statements; Borrowing Base and Other Information. The Company will furnish to the Administrative Agent and each Lender:
(a)
within ninety (90) days after the end of each fiscal year of the Company (or, if earlier, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available or granted thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than with respect to any Indebtedness maturing within one year from the time of such report or with respect to the potential inability to satisfy any financial covenant on a future date or in a future period) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries as of the dates indicated and for the periods indicated therein on a consolidated basis in accordance with GAAP consistently applied; provided, that if the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary and all such Unrestricted Subsidiaries, either individually or collectively, would otherwise constitute a Significant Subsidiary, then the annual financial statements required by this clause (a) will include a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company;
(b)
within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter is required to be filed under the rules and regulations of the SEC, giving effect to any extension available or granted thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year; provided, that if the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary and all such Unrestricted Subsidiaries, either individually or collectively, would otherwise constitute a Significant Subsidiary, then the quarterly financial statements required by this clause (b) will

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include a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company;
(c)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by any Borrower to its shareholders generally, as the case may be;
(d)
concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether to such Financial Officer’s knowledge a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) if the Aggregate Availability was less than the greater of (x) 10% of the Line Cap and (y) $20,000,000 at any time during the most recently ended fiscal quarter, setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio as of the last day of the most recently ended period of four fiscal quarters (provided that the Fixed Charge Coverage Ratio shall only be tested for compliance purposes during a FCCR Test Period), (iv) identifying all Material Subsidiaries, (v) indicating updates to Collateral disclosures to the extent required by any Security Agreement, (vi) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying in reasonable detail the material effect, if any, of such change on the financial statements accompanying such certificate and (vii) a detailed report regarding Inventory of the Company and its Restricted Subsidiaries that is leased or rented to a customer, or held for lease or rent, and the Buy-Back Obligations of the Company and its Restricted Subsidiaries;
(e)
as soon as available but in any event no later than sixty (60) days after the end of each fiscal year of the Company, a copy of a projected income statement, balance sheet and statement of cash flows of the Company on a quarterly basis for the upcoming fiscal year;
(f)
(i) as soon as available but in any event within thirty (30) days of the end of each calendar month (or, from and after the date on which Aggregate Availability is less than the greater of (x) 10% of the Line Cap and (y) $20,000,000 and until such subsequent date, if any, on which Aggregate Availability is greater than the greater of (x) 10% of the Line Cap and (y) $20,000,000 for a period of sixty (60) consecutive calendar days, within five (5) Business Days after the end of each calendar week), as of the period then ended, (ii) within five (5) Business Days following the sale, transfer or other disposition of any assets pursuant to Section 6.05(m), (n) or (p) (other than

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sales, transfers or other dispositions of less than $10,000,000 individually or in the aggregate), (iii) at such other times as may be required under this Agreement or as the Borrower Representative elects, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to each Borrowing Base as the Administrative Agent may reasonably request (including, in respect of any Borrowing Base Certificate delivered for a month which is also the end of any fiscal quarter of the Company, a calculation of Average Quarterly Availability for such quarter then ended and an indication of what the Applicable Rate is as a result of such Average Quarterly Availability), together with any additional reports with respect to the Borrowing Bases as the Administrative Agent may reasonably request;
(g)
as soon as available but in any event within thirty (30) days of the end of each calendar month, as of the period then ended, all delivered electronically in a text formatted file reasonably acceptable to the Administrative Agent:
(i)
a detailed aging of each Loan Party’s Accounts, including all invoices aged by invoice date and due date (with an explanation of the payment terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;
(ii)
a schedule detailing the Inventory of the Loan Parties that are providing any Borrowing Base credit as of such date, in form reasonably satisfactory to the Administrative Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or net realizable value and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (2) including, if requested by the Administrative Agent in its Permitted Discretion, a report of any variances or other results of Inventory counts performed by the Loan Parties since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Loan Parties and complaints and claims made against the Loan Parties);
(iii)
a worksheet of calculations prepared by the Borrower Representative to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion; and
(iv)
a reconciliation of each Loan Party’s Accounts and Inventory between (A) the amounts shown in the Loan Parties’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificate delivered pursuant to clause (f) above as of such date;

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(h)
as soon as available but in any event within thirty (30) days of the end of each calendar month, as of the month then ended, a schedule and aging of the Loan Parties’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;
(i)
promptly upon the Administrative Agent’s request, an updated customer list for the Loan Parties, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Administrative Agent and certified as true and correct by a Financial Officer of the Company; provided that unless a Specified Event of Default has occurred and is continuing, the Administrative Agent shall request an updated customer list no more than one (1) time during any fiscal year;
(j)
promptly upon the Administrative Agent’s request:
(i)
copies of invoices issued by any Loan Party in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;
(ii)
copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party;
(iii)
the Loan Parties’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal; and
(iv)
a schedule detailing the balance of all intercompany accounts of the Loan Parties; ~~and~~
(k)
promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of any Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request, and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 5.01(a), (b), (c) or (j)(iv) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on a Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower Representative, the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent or such

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Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower Representative shall notify the Administrative Agent and each Lender (by fax or through Electronic Systems) of the posting of any such documents and provide to the Administrative Agent through Electronic Systems electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents~~.~~; and

(e)
promptly upon the Administrative Agent’s request:
(i)
within 10 days after the end of each calendar month (and at shorter intervals if reasonably requested by the Administrative Agent) a list itemizing the Cranes owned by the German Borrower or any other German Loan Party and transferred to the Administrative Agent as transferee for security purposes under the German Security Transfer Agreement in accordance with clause 4.1(c), (e) and (f) of the German Security Transfer Agreement.
(ii)
For the purposes of this section 5.01(l)

“Cranes” means all "Grove Mobile Cranes", "Manitowoc Crawler Cranes", "National Crane Truck Mounted Cranes" and "Potain Tower Cranes" as well as any other cranes, crane truck chassis and vehicles.

“German Security Transfer Agreement” means the German law security transfer agreement entered into between the German Borrower as transferor and the Administrative Agent as transferee dated 25 March 2019, as amended from time to time.

SECTION V.02.
Notices of Material Events. The Company will furnish to the Administrative Agent, for distribution to the Lenders, written notice of the following within five (5) Business Days after any Financial Officer obtains knowledge thereof:
(a)
the occurrence of any Default;
(b)
the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Loan Party that would reasonably be expected to result in a Material Adverse Effect;
(c)
any loss, damage, or destruction to the Collateral in the amount of $5,000,000 or more, whether or not covered by insurance;

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(d)
any and all default notices received under or with respect to any leased location or public warehouse where Inventory and/or Equipment constituting Collateral with a value in excess of $5,000,000 is located;
(e)
(i) all amendments, supplements or other modifications to any agreements evidencing any Junior Indebtedness, Permitted Long-Term Indebtedness or Subordinated Indebtedness, and (ii) all amendments, supplements or other modifications to the agreements evidencing the Buy-Back Obligations, in each case, under clauses (i) and (ii) above, together with a copy of each such amendment, supplement or other modification;
(f)
the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(g)
any material change in accounting or financial reporting practices by any Borrower or any Subsidiary;
(h)
receipt of any written notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened in writing against any Loan Party or any Subsidiary that, (i) if awarded, would be reasonably expected to have a Material Adverse Effect, (ii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iii) alleges criminal misconduct by any Loan Party or any Subsidiary, (iv) asserts liability on the part of any Loan Party or any Subsidiary in excess of $5,000,000 in respect of any Tax, (v) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability and could be reasonably expected to result in a liability of judgment of at least $5,000,000, (vi) involves any product recall requiring the return of goods by a Loan Party or its customers (for goods purchased by the customer from any Loan Party) to the applicable manufacturer where the aggregate fair market value of the assets subject thereto is at least $5,000,000;
(i)
any other development that results, or could reasonably be expected to result, in a Material Adverse Effect;
(j)
any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION V.03.
Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiaries to (a) do or cause to be done all things reasonably necessary to preserve, renew and

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keep in full force and effect (i) its legal existence and (ii) the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits necessary to the conduct of the business of the Loan Parties taken as a whole and (b) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in the case of clause (a)(ii) and (b) above, to the extent that the failure to do so would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any disposition permitted under Section 6.05.
SECTION V.04.
Payment of Taxes. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all material Taxes before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP (or in the case of a German Restricted Subsidiary, German GAAP) or (b) the failure to make payment would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.
SECTION V.05.
Maintenance of Properties. Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent such failure could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION V.06.
Books and Records; Inspection Rights. The Loan Parties will, and will cause each of their Restricted Subsidiaries to, keep in all material respects proper books of record and account in which full, true and correct entries in all material respects in conformity, in all material respects, with GAAP and applicable law are made of all material dealings and material transactions in relation to its business and activities. The Loan Parties will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent, who may be accompanied by a Lender, upon no less than five (5) Business Days’ prior written notice (provided that no such prior written notice shall be required during the occurrence and continuance of an Event of Default), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested (provided that an authorized representative of a Loan Party may, if they choose, be present at or participate in any such discussions); provided, that so long as no Event of Default has occurred and is continuing, (x) the Loan Parties shall not be required to pay for any such inspection (but may be obligated reimburse the Administrative Agent for field exams and appraisals as provided in Sections 5.11 and 5.12 below) and (y) the Administrative Agent shall not exercise its rights pursuant to this Section 5.06 more than two times during any period of twelve consecutive months. For the avoidance of doubt, the parties hereto agree that the Administrative Agent’s exercise of its rights pursuant to Sections 5.11 and 5.12 shall not constitute an exercise of the Administrative Agent’s rights pursuant to this Section 5.06. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders. The Loan Parties and the Restricted Subsidiaries shall have no obligation to discuss or disclose to Administrative Agent, any Lender, or any of their officers, directors, employees or agents, materials

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protected by attorney-client privilege (including any attorney work product), materials constituting trade secrets, and materials that the Loan Parties or any of the Restricted Subsidiaries may not disclose without violation of applicable law or a confidentiality obligation binding upon it.
SECTION V.07.
Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Restricted Subsidiary to, (i) comply with all Requirements of Law applicable to it or its property (including applicable Environmental Laws), except (A) where such Requirements of Law are being contested in good faith by appropriate proceedings or (B) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. and (ii) perform in all material respects its obligations under material agreements to which it is a party, except (A) where the validity or amount thereof is being contested in good faith by appropriate proceedings or (B) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by such Loan Party, its Restricted Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions; provided that this shall only apply to the extent that it would not violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation binding on the relevant German Loan Party.
SECTION V.08.
Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used only to finance the working capital needs, for payment of capital expenditures, for making Investments (including Permitted Acquisitions), for payment of Indebtedness, for making Restricted Payments, for payment of fees and expenses associated with the Loan Documents, and for general corporate and similar purposes, in each case, of the Company and its Subsidiaries. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrowers (or the Borrower Representative on their behalf) will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents acting for them in connection with the Transactions shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION V.09.
Insurance. Each Loan Party will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable carriers (determined at the time of the placement of such insurance) (a) insurance in such amounts and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. With respect to each Improved Mortgaged Real Property that is located in a Special Flood

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Hazard Area with respect to which flood insurance has been made available under the Flood Laws, the applicable Loan Party (A) has obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Improved Mortgaged Property of the Loan Party ceases to be financially sound and reputable after the Effective Date, in which case, the Company shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Laws and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender as applicable within thirty (30) days (or such longer period as the Administrative Agent shall agree), evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance.
SECTION V.10.
Casualty and Condemnation. The Borrowers will (a) furnish to the Administrative Agent and the Lenders prompt written notice upon obtaining knowledge of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.
SECTION V.11.
Appraisals. At any time that the Administrative Agent requests, subject to the limitations set forth in this Section 5.11, each Loan Party will permit the Administrative Agent to conduct appraisals or updates thereof of their Inventory and Equipment with an appraiser engaged by the Administrative Agent, such appraisals and updates to include information required by any applicable Requirement of Law and to be conducted with reasonable prior notice and during normal business hours. Notwithstanding the foregoing, the Administrative Agent shall have the right to request and the Loan Parties shall be responsible for the costs of expenses of only one (1) ~~Inventory~~ appraisal of Inventory and one (1) appraisal of any Rental Fleet Cranes during any twelve-month period and only one (1) additional appraisal of Inventory and one (1) additional appraisal of any Rental Fleet Cranes (for a total of two (2) of each such ~~Inventory~~ appraisals during any twelve-month period) conducted at any time when a Field Exam and Appraisal Period has occurred and is continuing. Additionally, there shall be no limitation on the number or frequency of Inventory appraisals and Rental Fleet Crane appraisals if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any such appraisals conducted while an Event of Default has occurred and is continuing. Notwithstanding the foregoing, at any time on and after the Effective Date, appraisals of real property ~~(other than any appraisal delivered with respect to the Specified Wisconsin Real Property pursuant to Section 5.14(j)) and Equipment~~ and Equipment (other than, for the avoidance of doubt, Rental Fleet Cranes) shall not be required unless initiated at a time when an Event of Default has occurred and is continuing and shall be subject to the limitations set forth in this Section 5.11.
SECTION V.12.
Field Examinations. At any time that the Administrative Agent requests, subject to the limitations set forth in this Section 5.12, each Loan Party will permit, upon reasonable prior notice and during normal business hours, the Administrative Agent to conduct a field examination to ensure adequacy of Collateral included in the Borrowing Bases and related reporting and control systems. For

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purposes of this Section 5.12, it is understood and agreed that a single field examination may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets. The Administrative Agent shall have the right to conduct and the Loan Parties shall be responsible for the costs of expenses of one (1) field examination during any twelve-month period and one (1) additional field examination (for the total of two (2) such field examinations during any twelve-month period) conducted at any time when a Field Exam and Appraisal Period has occurred and is continuing. Additionally, there shall be no limitation on the number or frequency of field examinations if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any field examinations conducted while an Event of Default has occurred and is continuing.
SECTION V.13.
Financial Assistance. Each German Loan Party and its Restricted Subsidiaries shall comply in all material respects with applicable legislation governing financial assistance and/or capital maintenance, including in relation to the execution of the Collateral Documents of each German Loan Party and payments of amounts due under this Agreement.
SECTION V.14.
Additional Collateral; Further Assurances. Subject to applicable Requirements of Law, as promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent in its sole discretion) after any Person qualifies as one of the Company’s wholly-owned Material Domestic Restricted Subsidiaries (other than Excluded Subsidiaries), each Loan Party will cause such Person to become a Loan Party by executing a Joinder Agreement, such Joinder Agreement to be accompanied by appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent, whereupon it shall guarantee repayment of all Secured Obligations. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Secured Parties, in order to secure repayment of all of the Secured Obligations in substantially all assets of such Loan Party (other than any Excluded Assets).
(a)
Subject to applicable Requirements of Law, to secure the prompt payment and performance of all of the German Secured Obligations, as promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent in its sole discretion) after any Person qualifies as one of the German Loan Parties’ Material German Restricted Subsidiaries, each Loan Party will cause such Person to become a German Loan Party by executing a Joinder Agreement, such Joinder Agreement to be accompanied by appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent, whereupon it shall guarantee repayment of all German Secured Obligations (subject, in the case of a German Loan Party, to the German Guaranty Limitations). Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, in substantially all assets of such Loan Party (other than Excluded Assets), but with due regard to customary exclusions in the each relevant jurisdiction.

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(b)
If, at any time after the Effective Date any Subsidiary of the Company that is not a Loan Party shall become a guarantor of, or grant a Lien on any assets to secure, any Indebtedness in respect of any Junior Indebtedness, any Permitted Long-Term Indebtedness or Subordinated Indebtedness, the Company shall promptly notify the Administrative Agent thereof and, cause such Subsidiary to comply with Section 5.14(a) and (b), contemporaneously with such Subsidiary becoming a guarantor or granting a Lien on any assets to secure, any such Indebtedness.
(c)
Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection (to the extent perfection is required under the Loan Documents) and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties. Notwithstanding the foregoing or in the other Loan Documents, (a) no Loan Party or Restricted Subsidiary shall be obligated to grant any Lien over any real property not constituting Mortgaged Real Property to the Administrative Agent, (b) no German Loan Party shall have any obligation to perfect Liens in any patents, trademarks, copyrights or other intellectual property created, registered or applied for in any jurisdiction other than Germany, and (c) no Domestic Loan Party or Domestic Restricted Subsidiary shall have any obligation to perfect Liens in any patents, trademarks, copyrights or other intellectual property created, registered or applied-for in any jurisdiction other than the United States.
(d)
During the period from and after the date on which Aggregate Availability is less than $25,000,000, and until such subsequent date, if any, on which Aggregate Availability is equal to or greater than $25,000,000, upon the request of the Administrative Agent or the Required Lenders, each Loan Party shall take all actions necessary with respect to any requested Account owed to it by any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, to require such Person to make payments under such Accounts directly to the Administrative Agent during the continuance of an Event of Default, including without limitation, any actions required under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.).
(e)
Notwithstanding the foregoing, the parties hereto acknowledge and agree that (i) in circumstances where the Administrative Agent and Borrower Representative reasonably determine that the cost (including adverse tax consequences) or effort of obtaining or perfecting a security interest in any asset that constitutes Collateral is excessive in relation to the benefit afforded to the Secured Parties thereby, the Administrative Agent may exclude such Collateral

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from the creation and perfection requirements set forth in this Agreement and the other Loan Documents, (ii) the Administrative Agent may grant extensions of time for the creation or perfection of Liens in particular property (including extensions of time beyond the Effective Date) where the Administrative Agent and the Borrower Representative determine that such creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document and (iii) no Loan Party shall be required to take any actions outside of the jurisdiction of formation of any of the other Loan Parties to create or perfect local law security in any Collateral (but may be required to take such actions in order to include certain types of Collateral in the Borrowing Bases).
(f)
Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a transaction or series of transactions pursuant to a Permitted Acquisition or any similar Investment permitted hereunder, and such new Subsidiary at no time holds any assets or liabilities other than any consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 5.14(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective transaction (or the final transaction in the case of a series of transactions) shall be required to so comply with Section 5.14(a) or (b), as applicable, within thirty (30) days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).
(g)
At any time during a Cash Dominion Period, the Administrative Agent may request that its Lien on all Equipment subject to a certificate of title (such as, but not limited to, vehicles) be noted thereon. The Administrative Agent may request that its Lien on all Inventory subject to a certificate of title (such as, but not limited to, vehicles) be noted thereon. The Loan Parties, promptly upon receipt of any such request, shall take all steps reasonably requested by the Administrative Agent to cause such Lien to be noted on such certificate, including delivering such certificates of title to the Administrative Agent and/or delivering such certificates to the applicable secretaries of state (or other applicable governmental entities) in order to have such Lien officially noted on such certificates by such secretaries of state or other governmental entities.
(h)
The Borrower Representative may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing and, in the case of designating any Restricted Subsidiary as an Unrestricted Subsidiary, the Loan Parties shall have satisfied the Payment Condition at the time of such designation, (ii) no Borrower may be designated as an Unrestricted Subsidiary, (iii) no Unrestricted Subsidiary shall hold any Indebtedness of, or any Lien on any property of, any Borrower or any Restricted Subsidiary (other than to the extent permitted under Article VI hereof), (iv) the holder of any Indebtedness of any Unrestricted Subsidiary shall not have any recourse to any Borrower or their respective Restricted Subsidiaries with respect to such Indebtedness, (v) no Unrestricted Subsidiary shall be a party to any transaction

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or arrangement with any Borrower or their respective Restricted Subsidiaries that would not be permitted by Section 6.09, (vi) any Subsidiary that guarantees any Junior Indebtedness, Permitted Long-Term Indebtedness or Subordinated Indebtedness with a principal amount exceeding $20,000,000 of any Loan Party shall not be an Unrestricted Subsidiary, (vii) none of the Borrowers or any of their respective Restricted Subsidiaries shall have any obligation to subscribe for additional Equity Interests of any Unrestricted Subsidiary or to preserve or maintain the financial condition of any Unrestricted Subsidiary (other than to the extent permitted under Article VI) and (viii) no Unrestricted Subsidiary shall constitute a “Restricted Subsidiary” as defined in any Junior Indebtedness, any Permitted Long-Term Indebtedness and any Subordinated Indebtedness.

~~(j) The Specified Wisconsin Real Property shall be deemed a Mortgaged Real Property and Eligible Real Property upon the satisfaction of each of the following conditions:~~

~~(i)  the Borrower Representative shall have delivered written notice to the Administrative Agent of its election to (x) remove the Specified Wisconsin Real Property from the definition of Excluded Assets and (y) treat the Specified Wisconsin Real Property as a Mortgaged Real Property and Eligible Real Property, which notice shall be delivered at least thirty (30) days (or such lesser time as the Administrative Agent may agree to in its sole discretion) prior to the Specified Wisconsin Real Property being included in the determination of the Domestic PP&E Component;~~

~~(ii)  each of the conditions set forth in Sections 2.25, 4.01(n), 4.01(o) and 4.01(u) as applied to, and with respect to, the Specified Wisconsin Real Property shall have been satisfied, in each case as determined by the Administrative Agent and each Lender in their reasonable discretion;~~

~~(iii)  the Administrative Agent and each Lender, each in its sole discretion, shall have reviewed and approved the environmental condition of the Specified Wisconsin Real Property, including, without limitation, review and approval of the results of any Phase I environmental site assessment (whether existing on, or prepared after, the Effective Date);~~

~~(iv) the Administrative Agent shall have received, with respect to the Specified Wisconsin Real Property, such other information, documentation, evidences, agreements, estoppels, consents, permits, licenses, certificates of occupancy, easements, and certifications, in each case as would be customarily required by an institutional lender in connection with the delivery of a mortgage of real property similar to the Specified Wisconsin Real Property and as may be reasonably required by Administrative Agent; and~~

~~(v) the Borrower Representative shall have delivered to the Administrative Agent with an executed certificate of a Responsible Officer (A) attaching an updated copy of Schedule 3.05(a) and (B) certifying that, as of the date such election is deemed to occur (x) no Event of Default has occurred and is continuing and (y) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that~~

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~~any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).~~

SECTION V.15.
Banking Services; European Cash Management.
(a)
On or prior to the 180th day after the Effective Date (or such later date as may be agreed to by the Administrative Agent in its discretion) and at all times thereafter, the Company and each Domestic Subsidiary of the Company will maintain with the Administrative Agent or a bank or banks reasonably acceptable to the Administrative Agent (with the understanding that each Lender is acceptable to the Administrative Agent) as its principal depository bank or banks, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of its business.
(b)
Each German Loan Party will ensure that all cash, checks or other similar payments relating to or constituting payments made in respect of Accounts owing to such German Loan Party are deposited (whether directly or indirectly) into Collection Accounts only containing payments owing to such German Loan Party, in a manner that is reasonably satisfactory to the Administrative Agent.
(c)
The Administrative Agent shall be given sufficient access to the Collection Accounts to ensure that the Administrative Agent shall be able to apply funds credited to any Collection Account in its sole discretion during a Cash Dominion Period pursuant to Section 2.10(b) hereof.
(d)
Each German Loan Party shall ensure that each Collection Account is subject to a Deposit Account Control Agreement or any other arrangement (including, but not limited to, a notice and acknowledgment arrangement to the extent required pursuant to the applicable Collateral Documents) with similar effect.
SECTION V.16.
Transfer of Accounts of German Loan Parties.
(a)
At any time during a Cash Dominion Period, at the request of the Administrative Agent in its sole discretion, the German Loan Parties shall (i) either (x) promptly cause all of their Collection Accounts (each an “Existing Collection Account”) to be transferred to the name of the Administrative Agent or (ii) to the extent such Existing Collection Accounts cannot be transferred to the name of the Administrative Agent, promptly open new Collection Accounts with (and, at the discretion of the Administrative Agent, in the name of) the Administrative Agent (such new bank accounts being Collection Accounts under and for the purposes of this Agreement), and (b) if new Collection Accounts have been established pursuant to this Section (each a “New Collection Account”), ensure that all cash, checks or other similar payments relating to or constituting payments made in respect of Accounts owing to them will promptly be re-directed to the New Collection Accounts. Until all collections have been re-directed to the New Collection Accounts, each German Loan Party shall cause all amounts on deposit in any Existing Collection Account to

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be transferred to a New Collection Account at the end of each Business Day, provided that if any such German Loan Party does not instruct such re-direction or transfer, each of them hereby authorizes the Administrative Agent to give such instructions on their behalf to the applicable Account Debtors and/or the account bank holding such Existing Collection Account (as applicable).
(b)
At any time during a Cash Dominion Period, at the request of the Administrative Agent in its sole discretion, each German Loan Party agrees that if any of its Account Debtors have not previously received notice of the security interest of the Administrative Agent over its Accounts, it shall promptly give notice to such Account Debtors and if any such German Loan Party does not serve such notice, each of them hereby authorizes the Administrative Agent to serve such notice on their behalf.
SECTION V.17.
Post-Closing Matters. To the extent not satisfied prior to or on the Effective Date, the Loan Parties shall satisfy each of the requirements set forth on Schedule 5.17 attached hereto on or before the date specified on such Schedule for each such requirement (or such later date as may be agreed upon by the Administrative Agent).
SECTION I.01.
Centre of Main Interests and Establishments. Each German Loan Party shall ensure that it's centre of main interests (as that term is used in Article 3(1) of the Regulation) remains in its jurisdiction of incorporation and it shall not take any action to change its centre of main interests. No German Loan Party shall create or take any steps to create an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
Article VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full (other than (w) contingent indemnification obligations as to which no claim has arisen, (x) Swap Agreement Obligations that, at such time, are not required to be repaid pursuant to the terms hereof, (y) Banking Services Obligations that are cash collateralized or, at such time, not required to be repaid and (z) Designated Secured Foreign Products Obligations that are cash collateralized or, at such time, not required to be repaid) and all Letters of Credit shall have expired or terminated or been cash collateralized in the manner set forth in Section 2.06(j) backstopped by a letter of credit issued by an issuer, and in form and substance satisfactory to the Administrative Agent, in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION VI.01.
Indebtedness. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

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(a)
the Secured Obligations;
(b)
the Junior Notes and other Junior Indebtedness in an aggregate principal amount not to exceed, together with the aggregate principal amount of all such Indebtedness permitted under this clause (b) and any Refinanced Indebtedness constituting Junior Indebtedness, the Junior Indebtedness Amount; provided that both immediately before and after giving pro forma effect to any such Indebtedness incurred after the Effective Date (x) no Event of Default shall have occurred and be continuing as of the date of the incurrence of such Indebtedness, and (y) such Indebtedness shall have a maturity date no earlier than 90 days after the Maturity Date, and shall not provide for mandatory principal prepayments or amortization prior to 90 days after the Maturity Date (other than pursuant to Customary Mandatory Prepayment Terms);
(c)
(i) obligations under Swap Agreements permitted under Section 6.07 and (ii) cash management obligations and other Indebtedness incurred in the ordinary course of business in respect of cash management; cash pooling; netting services; automatic clearinghouse arrangements; employee credit card, debit card, prepaid card, purchase card or other payment card programs; overdraft protections and other bank products and similar arrangements and (iii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of the Company or a Subsidiary drawn against insufficient funds in the ordinary course of business that is promptly repaid;
(d)
Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of such Indebtedness in accordance with clause (i) hereof;
(e)
Indebtedness of the Company or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, computer hardware or software or other information technology assets (whether or not constituting purchase money Indebtedness), including Financing Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness; provided that (i) such Indebtedness is incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the greater of $35,000,000 and 2.50% of Total Assets (determined as of the last day of the Company’s most recently completed fiscal year in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01) at any time outstanding; and provided further that no Default or Event of Default shall be deemed to have occurred if such aggregate outstanding principal amount of such Indebtedness or other obligations shall at a later time exceed 2.50% of Total Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness or other obligation was permitted to be incurred;

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(f)
Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired or assumed from such Person in connection with an Investment permitted pursuant to Section 6.04 (including Permitted Acquisitions) and any Refinancing Indebtedness thereof, to the extent that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such assets; provided that after giving effect to such Investment (including any such Permitted Acquisition) either (i) the Loan Parties or its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (w) of this Section 6.01 or (ii) the Consolidated Fixed Charge Coverage Ratio (as defined in, and calculated in accordance with the terms of, the Junior Notes Indenture as in effect on the Effective Date) of the Company and its Restricted Subsidiaries would be no less than immediately prior to such Investment (including any such Permitted Acquisition); provided further that, the aggregate outstanding principal amount of Indebtedness permitted to be incurred by Foreign Subsidiaries that are not Loan Parties pursuant to this clause (f) (excluding any intercompany Indebtedness of such Foreign Subsidiaries otherwise permitted hereunder), together with the aggregate outstanding principal amount of Indebtedness permitted to be incurred by Foreign Subsidiaries that are not Loan Parties pursuant to clause (m), (v) and clause (w) of this Section 6.01), shall not exceed $100,000,000 at any time;
(g)
Guarantees by the Company of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by a Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) if the Indebtedness so Guaranteed is subordinated to the Secured Obligations then said Guarantee shall be subordinated on the same terms;
(h)
Indebtedness of the Company to any Restricted Subsidiary and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided that (i) Indebtedness of any Restricted Subsidiary that is not a Loan Party to the Company or any other Restricted Subsidiary that is a Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party shall, in each case, be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;
(i)
Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (d), (e), (f), (m), (n), (t), (u), (v) and (aa) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); that (i) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness, except by an amount equal to any premium or reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary other than improvements on and proceeds of property subject to Liens securing the

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Original Indebtedness, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness (except to the extent permitted under clause (g) of this Section 6.01), (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, and (v) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;
(j)
Indebtedness (A) under bids, trade contracts (other than for debt for borrowed money), leases (other than financing or capital leases creating Financing Lease Obligations), statutory obligations, surety, bid, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations in respect of workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance claims, in each case provided or incurred in the ordinary course of business (including those incurred to secure health, safety and environmental obligations) and (B) in respect of letters of credit, bank guarantees or similar instruments supporting any such Indebtedness described in clause (A) above;
(k)
Indebtedness of the Company or any Restricted Subsidiary as an account party in respect of trade letters of credit, performance letters of credit, documentary letters of credit or similar instruments;
(l)
Indebtedness arising from agreements providing for indemnification or adjustment of purchase price or similar obligations, in each case incurred in connection with Permitted Acquisitions, other Investments permitted hereunder and the disposition of any business, assets or Equity Interest to the extent permitted under this Agreement;
(m)
Indebtedness of any Foreign Subsidiaries that are not Loan Parties not to exceed the greater of $50,000,000 and 3.50% of Total Assets (determined as of the last day of the Company’s most recently completed fiscal year in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01) at any time outstanding; provided that no Default or Event of Default shall be deemed to have occurred if such aggregate outstanding principal amount of such Indebtedness or other obligations shall at a later time exceed 3.50% of Total Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness or other obligation was permitted to be incurred; and provided further that, the aggregate outstanding principal amount of Indebtedness permitted to be incurred by Foreign Subsidiaries that are not Loan Parties pursuant to this clause (m) (excluding any intercompany Indebtedness of such Foreign Subsidiaries otherwise permitted hereunder), together with the aggregate outstanding principal amount of Indebtedness permitted to be incurred by Foreign Subsidiaries that are not Loan Parties pursuant to clauses (f), (v) and (w) of this Section 6.01), shall not exceed $100,000,000 at any time;

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(n)
Indebtedness of the Company or any Restricted Subsidiary secured by a Lien on any asset of the Company or any Restricted Subsidiary not constituting Collateral; provided that, the aggregate outstanding principal amount of Indebtedness permitted pursuant to this clause (n) shall not exceed the greater of $50,000,000 and 3.50% of Total Assets (determined as of the last day of the Company’s most recently completed fiscal year in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01) at any time outstanding; and provided further that no Default or Event of Default shall be deemed to have occurred if such aggregate outstanding principal amount of such Indebtedness or other obligations shall at a later time exceed 3.50% of Total Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness or other obligation was permitted to be incurred;
(o)
Indebtedness owing to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the Company or its Restricted Subsidiaries to purchase or redeem Equity Interests or options of the Company, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent; provided that the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (o) in any fiscal year shall not exceed $2,500,000 and the aggregate amount of all such Indebtedness incurred pursuant to this clause (o) shall not exceed $10,000,000 at any time outstanding;
(p)
to the extent constituting Indebtedness, earnouts in respect of any Permitted Acquisition or permitted Investments hereunder (with the understanding that payments of all earnouts must comply with Section 6.08(b)(v));
(q)
Indebtedness consisting of the financing of insurance premiums (including any taxes, fees or assessments associated therewith) incurred in the ordinary course of business;
(r)
Sale and Leaseback Transactions permitted by Section 6.06;
(s)
Indebtedness incurred in the ordinary course of business in relation to any time account pursuant to section 8 a of the German Old Age Part Time Act (Altersteilzeitgesetz) or any long-term time account agreement pursuant to section 7 b of book IV of the German Social Code (Sozialgesetzbuch);
(t)
Subordinated Indebtedness; provided that both immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Fixed Charge Coverage Ratio, computed on a Pro Forma Basis for the period of four consecutive fiscal quarters ending on the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01, shall be greater than 1.1 to 1.0;

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(u)
Permitted Long-Term Indebtedness; provided that both immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Fixed Charge Coverage Ratio, computed on a Pro Forma Basis for the period of four consecutive fiscal quarters ending on the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01, shall be greater than 1.1 to 1.0;
(v)
any other Indebtedness (whether or not of a type described in the other paragraphs of this Section 6.01); provided that, both immediately before and after giving pro forma effect to any such Indebtedness incurred pursuant to this clause (v), that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed the greater of $50,000,000 and 3.50% of Total Assets (determined as of the last day of the Company’s most recently completed fiscal year in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01) at any time outstanding; provided further that no Default or Event of Default shall be deemed to have occurred if such aggregate outstanding principal amount of such Indebtedness or other obligations shall at a later time exceed 3.50% of Total Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness or other obligation was permitted to be incurred; and provided finally that, the aggregate outstanding principal amount of Indebtedness permitted to be incurred by Foreign Subsidiaries that are not Loan Parties pursuant to this clause (v) (excluding any intercompany Indebtedness of such Foreign Subsidiaries otherwise permitted hereunder), together with the aggregate outstanding principal amount of Indebtedness permitted to be incurred by Foreign Subsidiaries that are not Loan Parties pursuant to clauses (f), (m) and (w) of this Section 6.01), shall not exceed $100,000,000 at any time;
(w)
any other Indebtedness (whether or not of a type described in the other paragraphs of this Section 6.01); provided that (i) no Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) on the date of the incurrence of such Indebtedness and after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio (as defined in, and calculated in accordance with the terms of, the Junior Notes Indenture as in effect on the Effective Date) is greater than 2.00 to 1.00; and provided further that, the aggregate outstanding principal amount of Indebtedness permitted to be incurred by Foreign Subsidiaries that are not Loan Parties pursuant to this clause (w) (excluding any intercompany Indebtedness of such Foreign Subsidiaries otherwise permitted hereunder), together with the aggregate outstanding principal amount of Indebtedness permitted to be incurred by Foreign Subsidiaries that are not Loan Parties pursuant to clauses (f), (m) and (v) of this Section 6.01), shall not exceed $100,000,000 at any time;
(x)
Buy-Back Obligations in an amount not to exceed the greater of $~~25,000,000~~75,000,000 and ~~1.75~~7.5% of Total Assets (determined as of the last day of the Company’s most recently completed fiscal ~~year~~quarter in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01) at any time

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outstanding; and provided further that no Default or Event of Default shall be deemed to have occurred if such aggregate outstanding principal amount of such Buy-Back Obligations shall at a later time exceed ~~1.75~~7.5% of Total Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Buy-Back Obligation was permitted to be incurred;
(y)
Guarantees in respect of (i) customary warranties or indemnities made in trade contracts, asset sale agreements, acquisition agreements, commitment letters, engagement letters and brokerage and deposit agreements in the ordinary course of business, and customary warranties and indemnities to lenders in any document evidencing Indebtedness permitted pursuant to this Section 6.01 with respect to the guarantor, (ii) any indemnities made in connection with liability of a Person’s directors, officers and employees in their capacities as such as permitted by applicable law and (iii) performance guarantees provided by the Company or any of its Subsidiaries for the benefit of the Company or a Subsidiary in the ordinary course of business;
(z)
payments made or to be made based on past or future obligations in connection with any profit and loss pooling agreements by and among the Foreign Subsidiaries that are Restricted Subsidiaries;
(aa)
Indebtedness that may be deemed to exist pursuant to the Factoring Agreements in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; ~~and~~
(bb)
to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business or consistent with past practice~~.~~; and
(a)
Indebtedness of the Company or any Restricted Subsidiaries incurred to finance or refinance Rental Fleet Cranes and all accessions, modifications, improvements and accessions thereto and all computer hardware or software or any information technology assets embedded therein or related thereto ("Rental Fleet Property"), whether or not constituting purchase money Indebtedness, in an aggregate amount of Indebtedness permitted under this clause at any one time outstanding not to exceed the greater of $100,000,000 and 10% of Total Assets, with Total Assets (determined as of the last day of the Company’s most recently completed fiscal quarter in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01) at any time outstanding.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (c) through (~~bb~~cc) above, the Company and the Restricted Subsidiaries, in their sole discretion, will be permitted to divide and classify such item of Indebtedness (or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of any item of Indebtedness as having been incurred under any category of permitted Indebtedness described in clauses (c) through (~~bb~~cc) above so

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long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on Indebtedness in this Agreement where the Indebtedness is denominated in a currency other than U.S. Dollar, the amount of such Indebtedness will be the U.S. Dollar equivalent thereof determined on the date of the incurrence of such Indebtedness.

SECTION VI.02.
Liens. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)
Liens created pursuant to any Loan Document;
(b)
Liens securing any Junior Indebtedness that is permitted under Section 6.01(b) for so long as such Junior Indebtedness and the holders thereof are subject to a Junior Intercreditor Agreement;
(c)
Liens in existence on the Effective Date and described on Schedule 6.02, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 6.01(d) (solely to the extent that such Liens were in existence on the Effective Date and described on Schedule 6.02)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Effective Date, except for products and proceeds of the foregoing;
(d)
Liens securing Indebtedness permitted under Section 6.01(e); provided that (i) such Liens do not at any time encumber any property other than the property (or the proceeds thereof) financed by such Indebtedness (provided, that multiple properties financed by the same capital provider may be cross collateralized), (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, improvement or lease amount (as applicable) of such property at the time of purchase, repair, improvement or lease (as applicable) plus fees, costs and expenses associated therewith and (iii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement of such property;
(e)
Permitted Encumbrances;
(f)
any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Loan Party or Restricted Subsidiary after the date hereof prior to the time such Person becomes a Loan Party or Restricted Subsidiary; provided that (i) such Lien shall not apply to any

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other property or assets of the Loan Party or Restricted Subsidiary (other than improvements thereon and proceeds thereof) and (ii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party or a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(g)
Liens securing Indebtedness incurred pursuant to Sections 6.01(m), (n) and (t); provided, that such Liens do not extend to, or encumber, assets that constitute Collateral;
(h)
(i) any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom any Subsidiary incorporated in Germany maintains a banking relationship in the ordinary course of business, (ii) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon and documents relating thereto and proceeds thereof and (iii) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto and cash pooling and netting arrangements) or other funds maintained with a depository institution or securities intermediary;
(i)
any Lien arising under any retention of title or conditional sale arrangement, consignment (including “sale or return” arrangements) or arrangement having a similar effect in respect of goods supplied to a Restricted Subsidiary in the ordinary course of business;
(j)
Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06 and general intangibles related thereto;
(k)
Liens granted to secure payment of the Refinance Indebtedness permitted pursuant to Section 6.01(i); provided that such Lien shall not apply to any other property or asset of the Company or such Restricted Subsidiary than the assets securing the Original Indebtedness (other than improvements thereon and proceeds thereof);
(l)
Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of the Company or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;
(m)
Liens on insurance policies and the proceeds thereof in respect of Indebtedness permitted under Section 6.01(q);
(n)
other Liens on property or assets of the Loan Parties and Restricted Subsidiaries securing Indebtedness or other obligations; provided that the aggregate principal amount of the Indebtedness or other obligations secured by such Liens does not exceed $25,000,000 at any time outstanding;

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(o)
licenses, sub-licenses, leases, subleases, rentals, subrentals or any other occupancy rights granted to others in the ordinary course of business that do not materially interfere with the conduct of the business of the Company and the Subsidiaries, taken as a whole;
(p)
Liens in favor of providers of credit card processing services that arise by contract in the ordinary course of business;
(q)
Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure the payment of customs’ duties in connection with the importation of goods;
(r)
Liens encumbering cash deposits in an amount not to exceed $5,000,000 to secure Buy-Back Obligations;
(s)
Liens on cash earnest money deposits or other escrow arrangements made in connection with any letter of intent or purchase agreement;
(t)
any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;
(u)
deposits securing Swap Obligations permitted under Section 6.07;
(v)
non-exclusive licenses and sublicenses of, or other non-exclusive grants of rights to use, intellectual property rights (i) in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, (ii) existing as of the Effective Date, or (iii) between or among the Loan Parties and any Restricted Subsidiaries (or between or among any Loan Parties or Restricted Subsidiaries);
(w)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(x)
the sale or discount, in the ordinary course of business, of accounts receivable in connection with the compromise or collection thereof and not in connection with any financing or factoring arrangements.
(y)
rights of customers with respect to Inventory which arise from deposits and progress payments made in the ordinary course of business;

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(z)
Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; ~~and~~
(aa)
Liens in favor of a Factor solely on those accounts receivable (and the rights ancillary thereto) of the Company and its Restricted Subsidiaries that are purchased by a Factor pursuant to a Factoring Agreement from time to time~~.~~; and
(b)
Liens securing Indebtedness permitted under Section 6.01(cc); provided that (i) such Liens do not at any time encumber any property other than the property (or the proceeds thereof) financed by such Indebtedness (provided, that multiple properties financed by the same capital provider may be cross collateralized), and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the greater of cost or fair market value of such property at the time of the incurrence of such Indebtedness plus fees, costs and expenses associated therewith.

Notwithstanding the foregoing, none of the Liens may at any time attach to any Loan Party’s Borrowing Base Collateral, other than (i) Liens created pursuant to any Loan Document, (ii) those permitted under the definition of Permitted Encumbrances, and (iii) so long as such Liens are junior to the Liens on the Borrowing Base Collateral, Liens permitted under clauses (b), (c), (d), (k), (n), (o), (q), (v), (w), (x) and (y) of this Section 6.02.

SECTION VI.03.
Fundamental Changes. No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, consummate a Division as a Dividing Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto (or, in the case of a Limited Condition Acquisition, at the time of the entry into of the Limited Condition Acquisition Agreement) no Event of Default shall have occurred and be continuing, (i) any Restricted Subsidiary of any Borrower may merge into a Borrower in a transaction in which such Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any other Loan Party (other than a Borrower) in a transaction in which the surviving entity is a Loan Party, (iii) any Loan Party (other than a Borrower) may merge into any Restricted Subsidiary (other than a Loan Party) in a transaction in which the surviving entity becomes a Loan Party substantially concurrently with the completion of the applicable merger or consolidation in accordance with Section 5.14 or is such Loan Party, (iv) any Restricted Subsidiary (other than a Loan Party) may merge into any Loan Party in a transaction in which the surviving entity is a Loan Party or becomes a Loan Party substantially concurrently with the completion of the applicable merger or consolidation in accordance with Section 5.14, (v) any Restricted Subsidiary (other than a Loan Party) may merge into any other Restricted Subsidiary (other than a Loan Party), (vi) any Borrower may merge into any other Borrower with the same country of domicile, (viii) any Person may merge with or into the Company or any of its Subsidiaries in connection with a Permitted Acquisition, in each case of the foregoing clauses through (viii), other than pursuant to a Division; provided that (x) in the case of a merger involving the Company, a Borrower or another Loan Party, the continuing or surviving Person shall be the Company, a Borrower or such Loan Party (or will become a Loan Party substantially concurrently therewith in accordance with Section 5.14 (without regard to the time periods set forth in clause (a) and (b) thereof) and (y) otherwise

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the continuing or surviving Person shall be a Wholly-Owned Subsidiary of the Company, and (viii) any Restricted Subsidiary that is not a Borrower may liquidate or dissolve if (i) the Borrower which owns (directly or indirectly) such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lenders and all assets of such Restricted Subsidiary are transferred to a Loan Party.
(a)
No Loan Party will, nor will it permit any Restricted Subsidiary to, engage in any business other than the business conducted by the Company and its Restricted Subsidiaries as of the Effective Date and businesses and activities which are extensions thereof or otherwise incidental, complementary, synergistic, reasonably related, or ancillary thereto (and non-core incidental business acquired in connection with any Permitted Acquisition or Investment permitted under Section 6.04).
(b)
No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date without the consent of the Administrative Agent, except that the foregoing shall not prohibit any Subsidiary from changing its fiscal year to match the fiscal year of the Company.
(c)
The Company shall not operate as anything other than a “C corporation” as defined by the IRS for income tax filing purposes.
SECTION VI.04.
Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Restricted Subsidiary to, form a Subsidiary, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Restricted Subsidiary prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of (including any option, warrant or other right to acquire any of the foregoing), make or hold any loans or advances to, Guarantee any obligations of, or make or hold any other investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise) (each such transaction, an “Investment”), except:
(a)
(i) Investments in existence on the date hereof and described in Schedule 6.04 and (ii) Investments existing on the Effective Date in Restricted Subsidiaries existing on the Effective Date;
(b)
Investments (including Guarantees) by (i) any Loan Party in or to any other Loan Party, (ii) any Restricted Subsidiary that is not a Loan Party in or to any Loan Party or in or to any other Restricted Subsidiary that is not a Loan Party, and (iii) any Investment of Loan Party in or to any Restricted Subsidiary that is not a Loan Party; provided that, in the case of this clause (iii), (A) such Investments shall not exceed $10,000,000 in the aggregate at any given time and (B) any such Investments in the form of Equity Interests or Indebtedness held by a Loan Party shall be pledged pursuant to the Collateral Documents (subject to the limitations and exclusions herein and therein);

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(c)
Investments in cash and Permitted Investments;
(d)
Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(e)
Investments in the form of Swap Agreements permitted by Section 6.07;
(f)
loans or advances to employees, directors or officers in the ordinary course of business up to a maximum of $5,000,000 in the aggregate at any one time outstanding;
(g)
Investments in the form of Restricted Payments permitted pursuant to Section 6.08;
(h)
Guarantees permitted by Section 6.01 (subject, in the case of intercompany guarantees, to clause (b) above);
(i)
Investments in (x) Unrestricted Subsidiaries and (y) joint ventures and other minority-owned Persons; provided, that the aggregate amount of all such Investments shall not at any time exceed the greater of $25,000,000 and 1.75% of Total Assets (determined as of the last day of the Company’s most recently completed fiscal year in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01) at any time outstanding; and provided further that no Default or Event of Default shall be deemed to have occurred if such aggregate amount of such Investment shall at a later time exceed 1.75% of Total Assets so long as, at the time of the making, purchase, holding or acquisition thereof, such Investment was permitted to be made, purchased, held or acquired;
(j)
(i) endorsements for collection or deposit in the ordinary course of business, (ii) extensions of trade credit (other than to Affiliates of the Company) arising or acquired in the ordinary course of business, and (iii) receivables owing to the Company or any of its Restricted Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(k)
notes payable, or stock or other securities issued by Account Debtors to a Loan Party or Restricted Subsidiary pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business;
(l)
Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Company or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;
(m)
Investments received in connection with the disposition of assets permitted by Section 6.05;

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(n)
any other Investments (including Acquisitions) whether or not of a type described in the other paragraphs of this Section 6.04; provided that, (i) both immediately before and immediately after giving pro forma effect to any such Investment pursuant to this clause (n), no Specified Event of Default shall have occurred and be continuing and the Payment Conditions shall be satisfied with respect to such Investment and (ii) any Acquisitions made pursuant to this clause (n) must constitute a Permitted Acquisition;
(o)
other Investments (whether or not of a type described in the other paragraphs of this Section 6.04) other than Acquisitions, not to exceed the greater of $50,000,000 and 3.50% of Total Assets (determined as of the last day of the Company’s most recently completed fiscal year in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01) at any time outstanding; provided that, both immediately before and after giving pro forma effect to any such Investment incurred pursuant to this clause (o), no Event of Default shall have occurred and be continuing; and provided further that no Default or Event of Default shall be deemed to have occurred if such aggregate amount of such Investment shall at a later time exceed 3.50% of Total Assets so long as, at the time of the making, purchase, holding or acquisition thereof, such Investment was permitted to be made, purchased, held or acquired;
(p)
Investments (i) constituting customer advances or (ii) arising as a result of any required payment under any Buy-Back Arrangement, in an aggregate amount of clauses (i) and (ii) not to exceed the greater of $75,000,000 and 7.5% of Total Assets (determined as of the last day of the Company’s most recently completed fiscal ~~year~~quarter in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01 (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) at any time outstanding;
(q)
to the extent otherwise permitted hereunder, the creation or formation of new Subsidiaries (as opposed to the Acquisition of new Subsidiaries), so long as all applicable requirements under Section 5.14 shall have been, or concurrently therewith are, satisfied;
(r)
transactions permitted under Section 6.03(a), so long as any such transaction is otherwise permitted under this Agreement;
(s)
advances made in connection with purchases of goods or services in the ordinary course of business;
(t)
equity Investments by any Loan Party in any Subsidiary of such Loan Party that is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law;
(u)
(i) Investments the sole payment for which is the common stock or other Equity Interests of the Company and which do not constitute Indebtedness and (ii) cash in lieu of fractional shares;

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(v)
advances of payroll payments to employees in the ordinary course of business;
(w)
any earnout or customary indemnity, purchase price adjustment, or similar obligation payable to the Company or any of its Restricted Subsidiaries pursuant to a Permitted Acquisition or a disposition permitted under Section 6.05;
(x)
Investments in respect of (i) customary warranties or indemnities made in trade contracts, asset sale agreements, acquisition agreements, commitment letters, engagement letters and brokerage and deposit agreements in the ordinary course of business, and customary warranties and indemnities to lenders in any document evidencing Indebtedness permitted pursuant to Section 6.01 with respect to the guarantor, (ii) any indemnities made in connection with liability of a Person’s directors, officers and employees in their capacities as such as permitted by applicable law and (iii) performance guarantees provided by the Company or any of its Subsidiaries for the benefit of the Company or a Subsidiary in the ordinary course of business;
(y)
payments made or to be made based on past or future obligations in connection with any profit and loss pooling agreements by and among the Foreign Subsidiaries that are Restricted Subsidiaries;
(z)
Investments (other than loans or advances) made in the ordinary course of business, consistent with past practice, in connection with obtaining, maintaining or renewing client transactions; and
(aa)
Investments received in connection with the bankruptcy or reorganization of, or settlement or satisfaction or partial satisfaction of delinquent accounts and disputes with, customers, suppliers and other account debtors, in each case in the ordinary course of business or upon the foreclosure with respect to any secured investment.

For purposes of determining compliance with this Section 6.04, in the event that an Investment (or any portion thereof) meets the criteria of more than one of the categories of permitted Investments described in clauses (a) through (aa) above, the Company and the Restricted Subsidiaries, in their sole discretion, will be permitted to divide and classify such Investment (or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of any Investment as having been incurred under any category of permitted Investments described in clauses (a) through (aa) above so long as such Investment is permitted to be incurred pursuant to such provision at the time of reclassification. For the avoidance of doubt, an Investment entered into in reliance on clause (o) above that was permitted at the time entered into shall continue to be permitted under such clause notwithstanding any failure to satisfy the Payment Conditions (or any other condition in such clause) at a later date with respect to any subsequent Investment.

For purposes of determining the amount of any Investment outstanding, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired

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(without adjustment for subsequent increases or decreases in the value of such Investment, but giving effect to any net reduction in such Investment resulting from any repurchase, repayment or redemption of such Investment, proceeds realized on the sale of such Investments and taking into account any funds returned to the Person making the Investments (including amounts received representing interest, dividends or any other return of capital)).

SECTION VI.05.
Asset Sales. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset (including pursuant to a Division), including any Equity Interest owned by it, nor will any Loan Party permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to the Company or another Restricted Subsidiary in compliance with Section 6.04), except:
(a)
the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Company or any of its Restricted Subsidiaries;
(b)
sales or other issuances of Equity Interests of the Company;
(c)
sales, transfers and dispositions of assets to the Company or any Restricted Subsidiary, provided that, if any such sales, transfers or dispositions are made by a Loan Party to a Restricted Subsidiary that is not a Loan Party, either (i) such sales, transfers or dispositions shall be made in compliance with Section 6.09 (without giving effect to clause (ii) thereof) or (ii) both immediately before and immediately after giving pro forma effect to such sales, transfers or dispositions, no Specified Event of Default shall have occurred and be continuing and the Payment Conditions shall be satisfied;
(d)
(i) the sale, lease or rental of Inventory in the ordinary course of business and (ii) the sale, lease or rental of Rental Fleet Cranes, including bulk sales thereof;
(e)
sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof;
(f)
the disposition of any Swap Agreement;
(g)
dispositions of cash in the ordinary course of business and sales, transfers and dispositions constituting Permitted Investments and other Investments permitted by Section 6.04;
(h)
non-exclusive licenses and sublicenses of, or other non-exclusive grants of rights to use, intellectual property rights (x) in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, (y) existing as of the Effective Date, or (z) between or among the Loan Parties and/or any Restricted Subsidiaries;

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(i)
leases, subleases, licenses or sublicenses of real or personal property not constituting Collateral reported by the Borrowers as included in any Borrowing Base in the most recent Borrowing Base Certificate that are granted by the Company or any of its Restricted Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; provided that, if requested by the Administrative Agent and customary in the jurisdiction where such property is located, any such leases, subleases, licenses or sublicenses of any Mortgaged Real Property shall be subordinate to the applicable Mortgage, if any, encumbering such Mortgaged Real Property and, if reasonably required by the Administrative Agent, the lessee, sublessee, licensee or sublicensee shall execute a subordination agreement in form and substance reasonably acceptable to the Administrative Agent;
(j)
dispositions, liquidations and dissolutions in connection with transactions permitted by Section 6.03;
(k)
any Restricted Payment permitted pursuant to Section 6.08;
(l)
dispositions resulting from any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Restricted Subsidiary;
(m)
Sale and Leaseback Transactions permitted by Section 6.06;
(n)
so long as no Event of Default is continuing or would result therefrom, sales, transfers or dispositions of non-strategic assets acquired as part of a Permitted Acquisition which are sold for fair market value;
(o)
sales, transfers and other dispositions of the Equity Interests in Unrestricted Subsidiaries or joint ventures;
(p)
sales, transfers, leases and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold) that are not permitted by any other clause of this Section which are for not less than fair market value; provided that both immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and the aggregate fair market value of all assets sold, transferred, leased or otherwise disposed of since the Effective Date in reliance upon this clause (p) shall not exceed during the twelve-month period ending with the month in which any such sale, lease transfer or other disposition occurs, 10% of Total Assets (determined as of the last day of the Company’s most recently completed fiscal year in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01); provided further that, in addition to the foregoing, the Loan Parties and their Restricted Subsidiaries may make unlimited sales, transfers, leases or dispositions of assets so long as a Cash Dominion Period is not in effect

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and the Payment Conditions shall have been satisfied at the time of such sale, transfer, lease or disposition;
(q)
consignment arrangements (as consignor or consignee) or similar arrangements for the sale of goods in the ordinary course of business;
(r)
dispositions of equipment to the extent that (i) the relevant property or asset is exchanged for credit against the purchase price of similar replacement property or asset or (ii) the proceeds of the relevant disposition are promptly applied to the purchase price of such replacement property or asset;
(s)
the granting of any Liens permitted under Section 6.02;
(t)
the lapse, abandonment or other disposition of intellectual property, in each case, which, in the reasonable judgment of the applicable Loan Party, is no longer economically desirable or practicable to maintain or used in any material respects in the conduct of the business of the Company and its Subsidiaries, taken as a whole;
(u)
any voluntary termination or non-renewal of capital or operating leases in the ordinary course of business;
(v)
sales of accounts receivable and related assets (including contract rights) to a Factor pursuant to the Factoring Agreement;
(w)
dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;
(x)
any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights, tort or other litigation claims, or voluntary termination of other contracts or assets, in the ordinary course of business or consistent with past practice; and
(y)
the lease of real property pursuant to that certain Site Lease Agreement, by and between GROVE U.S. L.L.C., a Delaware limited liability company, and KEEN Transport, Inc., a Pennsylvania corporation, dated on or about April 1, 2018, and as in effect on the Effective Date, for a portion of the premises located at 1565 Buchanan Trail East, Shady Grove, Pennsylvania, at an annual rent of $1.00, for the purposes of storing various types crane lifting products, machinery, equipment and replacement parts.
SECTION VI.06.
Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for

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any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 360 days (or such longer period agreed to by the Administrative Agent) after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.
SECTION VI.07.
Swap Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any Restricted Subsidiary), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Restricted Subsidiary and (c) any other Swap Agreement entered into for any other non-speculative purposes.
SECTION VI.08.
Restricted Payments; Certain Payments of Indebtedness.
(a)
No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(i)
the Company or any Restricted Subsidiary may make Restricted Payments with respect to its common stock (including any stock options) payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, in each case including share exchanges and conversions;
(ii)
Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests (whether in cash, in kind or constituting additional Equity Interests);
(iii)
the Company and the Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock plans, equity award plans or other benefit plans for management, directors or employees of the Company and the Restricted Subsidiaries (including non-cash repurchases of Equity Interests deemed to occur upon the exercise of equity awards if such Equity Interests represent a portion of the purchase price therefor);
(iv)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, employee, consultant or agent of the Company or any of its Restricted Subsidiaries (or heirs or other permitted transferees thereof) upon death, disability, retirement, severance or termination of employment or service or in connection with a stock plan or agreement, employment agreement, shareholders agreement, or similar agreement, plan or arrangement, including amendments thereto; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (iv), plus the aggregate amount of Indebtedness incurred pursuant to Section 6.01(o), may not exceed $4,000,000 in any

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fiscal year (with unused amounts being available to be used in any later fiscal year) or $20,000,000 ~~for~~after the Amendment No. 2 Effective Date and during the term of this Agreement;
(v)
the Company and the Restricted Subsidiaries may make cash payments in lieu of fractional shares;
(vi)
the Company may declare or make, or agree to pay or make, directly or indirectly, any other Restricted Payments (whether or not of a type described in the other paragraphs of this Section 6.08) so long as, both immediately before and after giving pro forma effect to such Restricted Payment (x) no Event of Default shall have occurred and be continuing and (y) the Payment Conditions shall be satisfied after giving effect to such Restricted Payments;
(vii)
any Restricted Subsidiary of a Borrower which is not a Wholly-Owned Subsidiary may pay dividends to its shareholders generally so long as such Borrower or its respective Subsidiary which owns the Equity Interests or interests in the Subsidiary paying such dividends receives at least its proportionate share thereof;
(viii)
the Company or any Restricted Subsidiary may pay dividends within 60 days after the date of declaration of such dividend if such dividend would have been permitted hereunder on the date of the declaration;
(ix)
the Company or any Restricted Subsidiary may declare or make, or agree to pay or make, directly or indirectly, any other Restricted Payments (whether or not of a type described in the other paragraphs of this Section 6.08) in an aggregate amount not to exceed $15,000,000 so long as no Event of Default shall have occurred and be continuing;
(x)
payments made or to be made based on past or future obligations in connection with any profit and loss pooling agreements by and among the Company and its Restricted Subsidiaries or among Restricted Subsidiaries;
(xi)
the Company or any Restricted Subsidiary may make repurchases of Equity Interests of the Company (i) deemed to occur on the exercise of stock options or warrants or similar rights if such Equity Interests represent the delivery of a portion of the Equity Interests subject to such options or warrants or similar rights in satisfaction of the exercise price of such stock options, warrants or similar rights (and do not involve cash consideration) or (ii) deemed to occur in the case of payment by the Company of withholding or similar Taxes payable by any future, present or former officer, director, employee, consultant or agent (or heirs or other permitted transferees thereof), in connection with the exercise or vesting of stock options, restricted stock warrants or similar rights (in lieu of a portion of the shares that otherwise would be issued upon such exercise or vesting); and
(xii)
payments and distributions to dissenting holders of Equity Interests (that are not Affiliates of the Company) pursuant to or in connection with a merger, consolidation,

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amalgamation or other business combination or transfer of all or substantially all of the assets of any of the Restricted Subsidiaries that complies with the terms of this Agreement.
(b)
No Loan Party will, nor will it permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness or any earnout, except:
(i)
payment of Indebtedness created under the Loan Documents;
(ii)
payment of regularly scheduled interest and principal payments or reimbursement obligations under letters of credit, in each case, as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of (A) the Subordinated Indebtedness prohibited by the subordination provisions thereof (with the understanding that unsecured Indebtedness incurred pursuant to 6.01(v) shall not provide for regularly scheduled principal payments (or other mandatory prepayments) prior to six (6) months after the Maturity Date), and (B) earnouts or any other similar types of deferred purchase price for property or services;
(iii)
refinancings of Indebtedness to the extent permitted by Section 6.01;
(iv)
(x) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05 or (y) payment of Indebtedness on Customary Mandatory Prepayment Terms;
(v)
other payments in respect of Indebtedness or earnouts so long as, both before and after giving effect to such payment, as of the date of any such payment, no Event of Default shall have occurred and be continuing and the Payment Conditions are satisfied;
(vi)
payments of intercompany Indebtedness owed to any Loan Party;
(vii)
the non-cash payment, purchase, redemption, defeasance or other acquisition or retirement of any Subordinated Indebtedness or Permitted Long-Term Indebtedness in exchange for Equity Interests of the Company; and
(viii)
the redemption of the ~~Existing~~ Junior ~~Secured~~ Notes~~.~~ pursuant to and using solely the proceeds of a refinancing or replacement thereof (such refinance or replacement Indebtedness (including any increase in amount of such Indebtedness) being referred to herein as the “Specified Refinance Indebtedness”), provided that (i) such Specified Refinance Indebtedness constitutes Junior Indebtedness permitted under Section 6.01(b), (ii) any Lien in respect of such Specified

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Refinance Indebtedness is permitted under Section 6.02(b), and (iii) such Specified Refinance Indebtedness and the holders thereof are subject to a Junior Intercreditor Agreement.

provided, however, that no such payment or distribution shall be made in respect of any Indebtedness in violation of any intercreditor agreement or subordination provisions applicable thereto.

SECTION VI.09.
Transactions with Affiliates. The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction or series of transactions involving $10,000,000 or more in the aggregate, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate of any such Person other than (i) on terms and conditions substantially as favorable to the Company and its Restricted Subsidiaries as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate, (ii) transactions among the Company and/or any of the Restricted Subsidiaries, (iii) loans or advances to directors, officers and employees permitted under Section 6.04, (iv) the payment of reasonable fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or its Restricted Subsidiaries in the ordinary course of business, (v) any Restricted Payment permitted by Section 6.08, (vi) any Investment permitted by Section 6.04; provided that other transactions with any Person in which such Investment is made shall be subject to this Section 6.09; (vii) the transactions listed on Schedule 6.09; and (viii) any Indebtedness permitted under Section 6.01(h), provided that (x) if any such Affiliate transaction (or a series of related Affiliate transactions which are similar or part of a common plan) involves aggregate payments or other property with a fair market value in excess of $15,000,000, the Borrower Representative shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that such Affiliate transaction complies with this covenant and (y) if any such Affiliate transaction (or a series of related Affiliate transactions which are similar or part of a common plan) involves aggregate payments or other property with a fair market value in excess of $35,000,000, the Borrower Representative shall deliver to the Administrative Agent a resolution of the board of directors of the Company set forth in a certificate of a Responsible Officer certifying that such Affiliate transaction complies with this covenant and that such Affiliate transaction has been approved by a majority of the disinterested members of the board of directors of the Company.
SECTION VI.10.
Restrictive Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Company or any other Restricted Subsidiary or to Guarantee Indebtedness of the Company or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Requirement of Law or any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets (including the sale of Equity Interests) permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed

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by any agreement relating to secured Indebtedness permitted by this Agreement or Liens permitted under Section 6.02 if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) the foregoing shall not apply to restrictions on Equity Interests in joint ventures contained in any documents relating to the formation or governance thereof, (vi) clause (b) of the foregoing shall not apply to restrictions pursuant to any other indenture or agreement governing the issuance of Indebtedness permitted hereunder (including, without limitation, and as applicable, the Junior Notes Indenture, any other Junior Indebtedness, Permitted Long-Term Indebtedness and Subordinated Indebtedness); provided that such restrictions and conditions are customary for such Indebtedness as reasonably determined in the good faith judgment of the Company, (vii) clause (a) of the foregoing shall not apply to customary provisions in leases, license agreements and other contracts restricting the assignment (including subletting) thereof, (viii) the foregoing shall not apply to any agreement or other instrument of a Person acquired by a Loan Party or any of its Restricted Subsidiaries in existence at the time of such Permitted Acquisition (but not created in connection therewith or in contemplation thereof); (ix) the foregoing shall not apply to customary provisions contained in leases and other agreements entered into in the ordinary course of business; (x) the foregoing shall not apply to restrictions under agreements evidencing or governing or otherwise relating to Indebtedness permitted under Section 6.01 of Subsidiaries that are not Loan Parties; provided that such restriction is only with respect to the assets of Subsidiaries that are not Loan Parties; (xi) clause (a) of the foregoing shall not apply to restrictions on the transfer of any assets subject to a Lien permitted by Section 6.02 and Indebtedness permitted by Section 6.01; (xii) the foregoing shall not apply to restrictions contained in any trading, netting, operating, construction, service, supply, purchase, credit card, credit card processing service, debit card, stored value card, purchase card (including a so-called “procurement card” or “P-card”) or other agreement to which any Loan Party or any of its Subsidiaries is a party and entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of such Loan Party or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder, the accounts associated with such agreement, or the proceeds thereof and does not extend to any other asset or property of such Loan Party or such Subsidiary or the assets or property of any other Subsidiary, (xiii) the foregoing shall not apply to agreements requiring maintenance of a minimum net worth and (xiv) the foregoing shall not apply to any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii); provided, however, that the provisions relating to such encumbrance or restriction contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are no less favorable to the Company, the Administrative Agent or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (i) through (xiii).
SECTION VI.11.
Amendment of Material Documents. No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness or (b) its certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents, in each case, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.
SECTION VI.12.
Fixed Charge Coverage Ratio. During any FCCR Test Period, the Borrowers will not permit the Fixed Charge Coverage Ratio as of the last day of any period of four fiscal quarters ending during such FCCR Test Period, to be less than 1.0 to 1.0.

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SECTION VI.13.
Rental Inventory. No Loan Party will, nor will it permit any Restricted Subsidiary to, permit (a) the net book value of all Inventory of all the Loan Parties that is leased or rented to a customer, or held for lease or rent, to exceed $~~250,000,000~~300,000,000 at any time, or (b) more than thirty percent (30%) of the aggregate revenues of the Company and its Restricted Subsidiaries in any fiscal year to be generated through leasing or renting Inventory to customers.
SECTION VI.14.
Buy-Back Limitations. No Loan Party will, nor will it permit any Restricted Subsidiary to, permit the U.S. Dollar Amount of the Buy-Back Obligations at any time to exceed the greater of (x) $75,000,000, and (y) seven and one-half percent (7.5%) of Total Assets ~~as of such date.~~(determined as of the last day of the Company’s most recently completed fiscal quarter in respect of which the Borrower Representative has delivered financial statements in accordance with Section 5.01 (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) at any time outstanding.
Article VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)
any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and, in the case of any such reimbursement obligation, such failure shall continue unremedied for a period of one (1) Business Day;
(b)
any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)
any representation or warranty made or deemed made by or on behalf of any Loan Party in this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made (or, in the case of any representation or warranty which is already subject to a materiality qualifier, such representation or warranty shall prove to have been incorrect in any respect when made or deemed made);
(d)
any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Borrower’s existence), 5.08 or in Article VI (other than Section 6.06);

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(e)
any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) five (5) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, Section 5.02 (other than Section 5.02(a)), 5.03 (other than with respect to a Loan Party’s existence) through 5.06, 5.08, 5.09, 5.10, 5.13 or 6.06 of this Agreement or (ii) thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;
(f)
any Loan Party or Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue beyond the expiration of any applicable grace or cure period;
(g)
any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (i) this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (y) mandatory prepayments of or mandatory offer to purchase the Junior Notes or other Junior Indebtedness or Permitted Long-Term Indebtedness, or (z) voluntary prepayments, tender offers or calls of Indebtedness permitted hereunder or not prohibited hereby; and (ii) no Event of Default shall be deemed to have occurred under this clause (g) (x) until such time as any applicable period of cure or grace contained in any document relating to such Material Indebtedness has expired or (y) if such default is remedied or waived by the holders of such Material Indebtedness;
(h)
other than with respect to any Person organized under the laws of Germany, an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, administration, receivership, reorganization or other relief in respect of a Loan Party or Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a liquidator, receiver, interim receiver, monitor, trustee, administrator, custodian, sequestrator, conservator or similar official for any Loan Party or Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

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(i)
(i) any Loan Party or any Restricted Subsidiary shall (A) voluntarily commence any proceeding or file any petition or proposal seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (C) apply for or consent to the appointment of a liquidator, receiver, interim receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Material Restricted Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing or (ii) a German Insolvency Event shall occur in respect of any German Loan Party;
(j)
any Loan Party or any Restricted Subsidiary that is a Loan Party shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;
(k)
(i) one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 (excluding amounts covered by an unaffiliated insurer that has not denied coverage; shall be rendered against any Loan Party, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Restricted Subsidiary to enforce any such judgment; or (ii) any Loan Party or Restricted Subsidiary shall fail within sixty (60) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(l)
the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any payment obligations of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08;
(m)
an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(n)
a Change in Control shall occur;
(o)
the occurrence of any “default” or “Event of Default”, as defined in any Loan Document (other than this Agreement), or the breach of any of the terms or provisions of any Loan

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Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided (but if no specific grace period is provided therein, which default or breach continues beyond thirty (30) days after the earlier of knowledge of such default or breach or notice thereof);
(p)
except as permitted by the terms of any Loan Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral (with respect to Collateral having an aggregate book value in excess of $5,000,000) purported to be covered thereby, or (ii) any Lien (with respect to Collateral having an aggregate book value in excess of $5,000,000) securing any Secured Obligation shall cease to be a perfected, first priority Lien; in each case, except (x) to the extent that any loss of such perfection or priority results solely from the failure of the Administrative Agent (A) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or (B) to file Uniform Commercial Code continuation statements and (y) as to Collateral consisting of real property to the extent that such losses are covered in full by a lender’s title insurance policy and such insurer has not denied such coverage; provided that any such affected Collateral shall be deemed to be ineligible with respect to any determination of any Borrowing Base;
(q)
any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or
(r)
any of the Borrowers or Subsidiaries shall have been notified by the Pensions Regulator or the trustees of a Non-U.S. Pension Plan that any of them is liable to pay any amount in respect of Non-U.S. Pension Plans, in each case, that could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or

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other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in the case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and the cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

Article VIII

The Administrative Agent
SECTION VIII.01.
Authorization and Action.
(a)
Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties and the Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and the Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Each Lender and each Issuing Bank exempts the Administrative Agent from the restrictions pursuant to Section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender and Issuing Bank. Any Lender and any Issuing Bank which cannot grant such exemption shall notify the Administrative Agent accordingly and, upon request of the Administrative Agent, either act in accordance with the terms of this Agreement and/or any other Loan Document as required pursuant to this Agreement and/or such other Loan Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. Without limiting the foregoing, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to

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perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)
As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)
In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(i)
the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and

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agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;
(ii)
where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of United States or Germany, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;
(iii)
nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)
The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)
None of any Syndication Agent, any Co-Documentation Agent or the Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)
In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

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(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, the Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Bank or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Borrowers’ right to consent pursuant to and subject to the conditions set forth in this Article, no Borrower nor any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION VIII.02.
Administrative Agent’s Reliance, Indemnification, Etc..
(a)
Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other

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document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)
The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower Representative, a Lender or the Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.
(c)
Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or

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not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION VIII.03.
Posting of Communications.
(a)
The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)
THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT,

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CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT OF DIRECT OR ACTUAL DAMAGES AS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY APPLICABLE PARTY; PROVIDED THAT ANY COMMUNICATION TO ANY LENDERS, PROSPECTIVE LENDERS, PARTICIPANTS OR PROSPECTIVE PARTICIPANTS OR, TO THE EXTENT SUCH DISCLOSURE IS OTHERWISE PERMITTED, TO ANY OTHER PERSON THROUGH THE APPROVED ELECTRONIC PLATFORM SHALL BE MADE SUBJECT TO THE ACKNOWLEDGEMENT AND ACCEPTANCE BY SUCH PERSON THAT SUCH COMMUNICATION IS BEING DISSEMINATED OR DISCLOSED ON A CONFIDENTIAL BASIS (ON TERMS SUBSTANTIALLY THE SAME AS SET FORTH IN SECTION 9.12 OR OTHERWISE REASONABLY ACCEPTABLE TO THE ADMINISTRATIVE AGENT AND THE BORROWER REPRESENTATIVE), WHICH SHALL IN ANY EVENT REQUIRE “CLICK THROUGH” OR OTHER AFFIRMATIVE ACTIONS ON THE PART OF THE RECIPIENT TO ACCESS SUCH COMMUNICATION.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)
Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)
Each of the Lenders, Issuing Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)
Nothing herein shall prejudice the right of the Administrative Agent, any Lender or Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

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SECTION VIII.04.
Reliance. With respect to its Commitment, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank.
SECTION VIII.05.
Successor Administrative Agent.
(a)
The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Bank and the Borrower Representative, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)
Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral

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Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and Issuing Bank. Following the effectiveness of the Administrative Agent's resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
SECTION VIII.06.
Acknowledgements of Lenders and Issuing Bank.
(a)
Each Lender and each Issuing Bank represents and warrants that the Loan Documents set forth the terms of a commercial lending facility, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of

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the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning any Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)
Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.
(c)
Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(i)
Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in

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each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(ii)
The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Payment.
(iii)
Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION VIII.07.
Collateral Matters.
(a)
Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

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(b)
In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)
The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d) or Section 6.02(bb). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
(d)
In relation to the German Collateral Documents the following additional provisions shall apply:
(i)
Each Lender authorizes JPMorgan Chase Bank, N.A. to enter into each of the German Collateral Documents to which it is a party and to take all action contemplated by such documents. The Administrative Agent with respect to the part of the Collateral secured pursuant to the German Collateral Documents or any other security interest in Collateral created under German law (“German Collateral”) shall:
(A)
hold, administer and realise such German Collateral that is transferred or assigned by way of security (Sicherungseigentum/Sicherungsabtretung) or otherwise granted to it and is creating or evidencing a non-accessory security right (nicht akzessorische Sicherheit) in its own name as trustee (Treuhänder) for the benefit of the Secured Parties: and
(B)
hold, administer and realise any such German Collateral that is pledged (verpfändet) or otherwise transferred to the Administrative Agent and is creating or evidencing an accessory security right (akzessorische Sicherheit) as agent.
(ii)
With respect to the German Collateral, each Secured Party hereby authorizes and each future Secured Party authorizes and grants a power of attorney (Vollmacht) to the Administrative Agent (whether or not by or through employees or agents) to:

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(A)
accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Secured Party in connection with the German Collateral Documents and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Collateral Document or any other agreement related to such German Collateral which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security;
(B)
execute on behalf of itself and the Secured Parties where relevant and without the need for any further referral to, or authority from, the Secured Parties or any other person all necessary releases of any such German Collateral secured under the German Collateral Documents or any other agreement related to such German Collateral;
(C)
realise such German Collateral in accordance with the German Collateral Documents or any other agreement securing such German Collateral;
(D)
make and receive all declarations and statements and undertake all other necessary actions and measures which are necessary or desirable in connection with such German Collateral or the German Collateral Documents or any other agreement securing the German Collateral;
(E)
take such action on its behalf as may from time to time be authorized under or in accordance with the German Collateral Documents; and
(F)
to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Secured Parties under the German Collateral Documents together with such powers and discretions as are reasonably incidental thereto.
(iii)
Each of the Secured Parties agrees that, if the courts of Germany do not recognize or give effect to the trust expressed to be created by this Agreement or any Loan Document, the relationship of the Secured Parties to the Administrative Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of Germany, all the other provisions of this Agreement shall have full force and effect between the parties hereto.
(iv)
Each Secured Party hereby ratifies and approves, and each future Secured Party ratifies and approves, all acts and declarations previously done by the Administrative Agent on such Person’s behalf (including, for the avoidance of doubt, the declarations made by the Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of each Secured Party as future pledgee or otherwise); and
(v)
For the purpose of performing its rights and obligations as Administrative Agent and to make use of any authorization granted under the German Collateral Documents each

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Secured Party hereby authorizes, and each future Secured Party hereby authorizes, the Administrative Agent to act as its agent (Stellvertreter), and releases the Administrative Agent from any restrictions on representing several Persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). The Administrative Agent has the power to grant sub-power of attorney, including the release from the restrictions of Section 181 of the German Civil Code.
(e)
Each Loan Party hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the Administrative Agent amounts equal to any amounts owing from time to time by such Loan Party to any Secured Party under this Agreement any other Loan Document or other relevant document pursuant to any Secured Obligations as and when those amounts are due under any Loan Document or other relevant document (such payment undertakings under this Section 8.07(e) and the obligations and liabilities resulting therefrom being the “Parallel Debt”).
(i)
The Administrative Agent shall have its own independent right to demand payment of the Parallel Debt by the Loan Parties. Each Loan Party and the Administrative Agent acknowledge that the obligations of each Loan Party under this Section 8.07(e) are several, separate and independent from, and shall not in any way limit or affect, the corresponding obligations of each Loan Party to any Secured Party under this Agreement any other Loan Document or other relevant document (the “Corresponding Debt”) nor shall the amount for which each Loan Party is liable under Section 8.07(e) be limited or affected in any way by its Corresponding Debt provided that:
(A)
the Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations);
(B)
the Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged;
(C)
the Parallel Debt will be payable in the currency or currencies of the Corresponding Debt;
(D)
the Borrowers shall have all objections and defenses against the Parallel Debt as the Borrowers have against the Corresponding Debt (including Corresponding Debt reinstated for any reason); and
(E)
for the avoidance of doubt the Parallel Debt will become due and payable at the same time when the Corresponding Debt becomes due and payable.

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(ii)
the security granted under any German Collateral Document with respect to Parallel Debt is granted to the Administrative Agent in its capacity as sole creditor of the Parallel Debt.
(iii)
Without limiting or affecting the Administrative Agent’s rights against any Loan Party (whether under this Agreement or any other Loan Document), each Loan Party acknowledges that:
(A)
nothing in this Agreement shall impose any obligation on the Administrative Agent to advance any sum to any Loan Party or otherwise under any Loan Document; and
(B)
for the purpose of any vote taken under any Loan Document, the Administrative Agent shall not be regarded as having any participation or commitment other that those which it has in its capacity as a Lender.
(iv)
The parties to this Agreement acknowledge and confirm that the parallel debt provisions contained herein shall not be interpreted so as to increase the maximum total amount of the Secured Obligations.
(v)
The Parallel Debt shall remain effective in case a third Person should assume or be entitled, partially or in whole, to any rights of any of the Secured Parties under any of the other Loan Documents, be it by virtue of assignment, assumption or otherwise; and
(vi)
All monies received or recovered by the Administrative Agent pursuant to this Agreement and all amounts received or recovered by the Administrative Agent from or by the enforcement of any security granted to secure the Parallel Debt shall be applied in accordance with Section 2.18 of this Agreement.
SECTION VIII.08.
Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the

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equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION VIII.09.
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

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(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)
The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest

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or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION VIII.10.
Flood Laws. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Laws. JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
Article IX

Miscellaneous
SECTION IX.01.
Notices. Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to any Loan Party, to the Borrower Representative at:

The Manitowoc Company, Inc.

One Park Plaza

11270 West Park Place

Suite 1000

Milwaukee, WI 53224

Attention: Chief Financial Officer and Treasurer

Fax No.: (414) 760-4602

(ii) if to the Administrative Agent, Swingline Lender or Issuing Bank, to:

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 22
Chicago, IL 60603
Attention: Asset Based Lending Operations

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Fax No: (312) 377-1091

and, in the case of a notice regarding the German Borrower or any German Swingline Loans, to:

~~J.P. Morgan Europe Limited~~
~~25 Bank Street, Canary Wharf~~
~~London E145JP~~
~~United Kingdom~~

~~Attention: Matthew Sparkes~~

~~Fax: +44 (0)20 3493 1365~~

~~Email: matthew.c.sparkes@jpmorgan.com~~

~~And, in the case of German Swingline Loans, to:~~

J.P. Morgan Europe Limited
Loans Agency 6th floor
25 Bank Street, Canary Wharf
London E145JP
United Kingdom
Attention: Loans Agency
Fax: +44 20 7777 2360

Email: Loan_and_agency_london@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 7
Chicago, IL 60603
Attention: Asset Based Lending Operations

Fax No: (312) 377-1091

(iii) if to any other Lender, to it at its address or fax number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

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(a)
Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms, as applicable, or pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems or Approved Electronic Platforms pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e‑mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e‑mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.
(b)
Any party hereto may change its address, fax number or e‑mail address for notices and other communications hereunder by notice to the other parties hereto.
SECTION IX.02.
Waivers; Amendments. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(a)
Except as provided in the first sentence of Section 2.09(f) (with respect to any commitment increase) and subject to Sections 2.14(b), 2.14(c), and 2.14(d) ~~and 5.14(j)~~, and subject to clauses (c) through (g) of this Section 9.02, neither this Agreement nor any other provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in

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writing entered into by the Borrowers and the Required Lenders; provided that, no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby; provided that, (x) any amendment to the financial covenant, borrowing base or availability definitions in this Agreement shall not constitute a reduction in the rate of interest or the reduction or forgiveness of any interest for purposes of this clause (ii) and (y) the default interest rate specified in Section 2.13(d) may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby; provided that, mandatory prepayments pursuant to Section 2.11(c) may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders, (iv) other than as set forth in Section 9.02(c), change 2.09(c), Section 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (v) change the definition of any Borrowing Base (or any defined terms used therein) in a manner that makes more credit available, increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, in each case, without the written consent of the Supermajority Lenders; provided, that the Administrative Agent may adjust Reserves in its Permitted Discretion, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (vii) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender) directly affected thereby, (viii) release all or substantially all of the value of the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including with respect to a sale, disposition or dissolution of a Loan Guarantor permitted herein), without the written consent of each Lender (other than any Defaulting Lender), or (ix) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, or subordinate the Obligations hereunder, or the Liens granted in connection herewith or under any other Loan Document, to any other Indebtedness or Lien, without the written consent of each Lender (other than any Defaulting Lender); provided further that, no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender); provided further that no such agreement shall amend or modify the

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provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower Representative and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.
(b)
Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(c)
The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent to release (and/or, in connection with clauses (2) through (5), subordinate), and the Administrative Agent shall release (and/or, in connection with clauses (2) through (5), subordinate) any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (1) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization (which may include issuance of a back-up letter of credit covering all Unliquidated Obligations in a manner reasonably satisfactory to each affected Lender), in which case the Administrative Agent is also authorized to terminate the Loan Documents and release the Loan Guaranty, (2) constituting property being sold or disposed of (including transfers of property from a Loan Party to a Restricted Subsidiary that is not a Loan Party) if the Loan Party disposing of such property certifies to the Administrative Agent that the sale, disposition or other transfer is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary (including by way of contribution to a joint venture), the Administrative Agent is authorized to release any Loan Guaranty or license provided by such Subsidiary, (3) constituting property leased or licensed to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (4) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII, (5) subject to Liens permitted under Section 6.02(b), 6.02(c), 6.02(d) or 6.02(f), or (6) constituting Excluded Assets). The Lenders and the Issuing Bank agree that any release of Liens as described above may be automatic to the extent provided in the Collateral Documents and, at the request and sole expense of the Loan Parties, the Administrative Agent is hereby authorized to execute and deliver to the Loan Parties all releases or other documents reasonably requested to evidence the release of such Liens. Except as provided in the preceding sentence, the Administrative Agent will not release or subordinate

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any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release or subordinate its Liens on Collateral valued in the aggregate not in excess of $10,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). Any such release or subordination shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released or subordinated) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release or subordination shall be without recourse to or warranty by the Administrative Agent.
(d)
If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement and such Non-Consenting Lender agrees to be replaced, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

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(e)
A Loan Guarantor shall automatically be released from its obligations under the Loan Guaranty, and any Equity Interests of such Loan Guarantor which have been pledged as Collateral shall be released, upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Guarantor ceases to be a Restricted Subsidiary (including by way of contribution to a joint venture); provided that, if consent of the Required Lenders is expressly required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party's expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), and upon the request of the Company shall, release any Loan Guarantor from its obligations under the Loan Guaranty and release its Liens on any Equity Interests of such Loan Guarantor which have been pledged as Collateral if such Loan Guarantor is no longer a Material Restricted Subsidiary or is otherwise no longer required to be a Loan Party. At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than the Unliquidated Obligations, Swap Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full, the Commitments shall have been terminated and no Letters of Credit shall be outstanding (or have been cash collateralized), the Loan Guaranty and all obligations (other than those expressly stated to survive such termination) of each Loan Party thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
(f)
Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION IX.03.
Expenses; Indemnity; Damage Waiver. The Loan Parties shall, jointly and severally, but subject to the limitations set forth in Sections 9.20 and 11.14, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (which, in the case of counsel, shall be limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary U.S. counsel, one primary European counsel and one additional local counsel in each other relevant jurisdiction, in each case, for the Administrative Agent) in connection with the syndication and distribution (including via the internet or through any Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender (which, in the case of counsel, shall be limited to the reasonable and documented

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out-of-pocket fees, charges and disbursements of one primary U.S. counsel, one primary European counsel and one additional local counsel in each other relevant jurisdiction for the Administrative Agent and one additional counsel for all the Lenders (taken as a whole)), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:
(i)
subject to the limits set forth in Sections 5.11 and 5.12, appraisals, field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each appraisal and field examination;
(ii)
background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;
(iii)
Other Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens in favor of the Administrative Agent;
(iv)
sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and
(v)
forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

Advisors and professionals (other than legal counsel and professionals hired in connection with field exams, appraisals, environmental reviews and insurance diligence and compliance prepared or made in connection with the Loan Documents) shall have been hired with the consent of the Company (such consent not to be unreasonably withheld); provided that such consent shall not be required upon the occurrence and continuation of a Specified Event of Default. All of the foregoing fees, costs and expenses may be charged to the Company as Revolving Loans or to another deposit account, all as described in Section 2.18(c). This Section 9.03(a) is subject to the limitations set forth in Sections 9.20 and 11.14.

(b)
The Loan Parties shall, jointly and severally but subject to the limitations set forth in Sections 9.20 and 11.14, indemnify the Administrative Agent, the Lead Arranger, the Issuing

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Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses for any Indemnitee (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary U.S. counsel, one primary European counsel and one additional local counsel in each other relevant jurisdiction, in each case, as selected by the Administrative Agent and for all Indemnitees and, in light of actual or perceived conflicts of interest or the availability of different claims or defenses, one additional counsel for each similarly affected group of Indemnitees (taken as a whole) and, if necessary, one additional local counsel in each relevant jurisdiction for such affected group of Indemnitees), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Restricted Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Restricted Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by any Loan Party or its respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, (y) a material breach by such Indemnitee or its Related Parties of its express obligations under the Loan Documents pursuant to a claim initiated by the Borrowers or any other Loan Party or (z) disputes solely between or among the Indemnitees not arising from any act or omission by the Company or any of its Subsidiaries or Affiliates, it being understood and agreed that the Administrative Agent and the Lead Arranger fulfilling its role and in its capacity as such, shall remain indemnified in such proceedings. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)
Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, each Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by a Loan Party and without limiting the obligation of any Loan Party to do so), ratably according to their respective Percentage in effect

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on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided, further, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment in full of the Secured Obligations.
(d)
To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or other than direct damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such party or any of its Related Parties. To the extent permitted by applicable law, no Indemnitee shall assert against any Loan Party and no Loan Party shall assert against any indemnitee, and each Indemnitee and each Loan Party hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)
All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor.
SECTION IX.04.
Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations

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hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)
Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)
the Borrower Representative, provided that, the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)
the Administrative Agent;
(C)
the Issuing Bank; and
(D)
the Swingline Lender.
(ii)
Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that, no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;
(B)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)
the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved

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Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 (such fee to be paid by the assignor and/or assignee); and
(D)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender or its parent company, (c) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(iii)
Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)
The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered

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to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)
Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(b)
Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the

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requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or otherwise comply with Tax law. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION IX.05.
Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied

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upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding that has not been cash collateralized in the manner described in Section 2.06(j) (including with the issuance of a back-up letter of credit in a manner reasonably satisfactory to the Administrative Agent) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION IX.06.
Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(a)
Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it (it being understood and agreed that the Administrative Agent accepts, consents to and approves

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of transmission through electronic means of any Electronic Signature that is a reproduction of an image of an actual executed signature page); provided, further, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party for all purposes of this Agreement without further verification thereof (other than any Electronic Signature actually known by the Administrative Agent or such Lender, as applicable, to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signature, and (B) each Loan Party shall be entitled to rely on the Electronic Signatures of the Administrative Agent and each Lender purportedly given by or on behalf of the Administrative Agent or such Lender, as applicable, without further verification thereof (other than any Electronic Signature actually known by such Loan Party to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signatures, and upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and waives any claim against any Indemnitee for any losses, claims, damages or liabilities (collectively, “Liabilities”) arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, other than any Liabilities (x) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of any Indemnitee or (y) that result from a claim brought by any Loan Party and/or any Subsidiary thereof against any Indemnitee for material breach in bad faith

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of this Section 9.06 if such Loan Party or such Subsidiary has obtained a final and nonappealable judgment by a court of competent jurisdiction in its favor on such claim.
SECTION IX.07.
Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION IX.08.
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations held by such Lender, the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or their respective Affiliates shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. In respect of the German Borrower, the German Guaranty Limitations shall apply if and to the extent applicable. The applicable Lender, the Issuing Bank or such Affiliate shall notify the Borrower Representative and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE SECURED OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED

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ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS. This Section 9.08 is subject to the limitations set forth in Sections 9.20 and 11.14.
SECTION IX.09.
Governing Law; Jurisdiction; Consent to Service of Process. This Agreement and the other Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.
(a)
Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(b)
Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York State court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought by any party to this Agreement against the Administrative Agent or any of its Related Parties may only) be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)
Each party to this Agreement irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each German Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to

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in Section 9.09(c) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Loan Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by each the German Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by the German Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof. Each German Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(e). Each German Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon the German Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the German Borrower. To the extent any German Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each German Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION IX.10.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION IX.11.
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION IX.12.
Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information

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and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process (in which case the Administrative Agent, the Issuing Banks and the Lenders agree (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority of governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrowers promptly thereof), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the prior written consent of the Borrower Representative, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Company and its Subsidiaries or (i) on a confidential basis to (1) an rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein. For the purposes of this Section, “Information” means all information received from the Company and its Subsidiaries relating to the them or their operations or business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than customary information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY

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CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION IX.13.
Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
SECTION IX.14.
USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.
SECTION IX.15.
Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
SECTION IX.16.
Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in Collateral which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION IX.17.
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the

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interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB to the date of repayment, shall have been received by such Lender.
SECTION IX.18.
No Fiduciary Duty, etc. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, Tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.
SECTION IX.19.
Intercreditor Agreements. Without limiting the authority granted to the Administrative Agent in Section 8.01 hereof, each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to enter into any Junior Intercreditor Agreement or other intercreditor agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such intercreditor agreement. In the event of any conflict between the terms of any intercreditor agreement and this Agreement, the terms of the applicable intercreditor agreement shall govern and control.

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SECTION IX.20.
Limitation on Subsidiaries. Notwithstanding anything in this Agreement (including Article X and XI) to the contrary, (i) no Foreign Subsidiary or any Domestic Subsidiary owned directly or indirectly by the Foreign Subsidiary shall be the primary obligor or guarantor (pursuant to Section 10.01, Section 11.01 or otherwise) or pledgor of any assets or otherwise responsible for, in each case, any Secured Obligations incurred by or on behalf of any Domestic Loan Party and (ii) no Foreign Subsidiary or any Domestic Subsidiary owned directly or indirectly by such Foreign Subsidiary shall be liable hereunder for any of the Loans made to, or any other Secured Obligations incurred by or on behalf of, any Domestic Loan Party.
SECTION IX.21.
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any the applicable Resolution Authority.
SECTION IX.22.
Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Article I

Loan Guaranty of Domestic Loan Parties
SECTION IX.23.
Guaranty. Each Loan Guarantor that is a Domestic Loan Party (each reference to Loan Guarantors in this Article X being limited to such Domestic Loan Parties) (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and, subject to the limitations set forth in Section 9.03, all costs and expenses, including all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
SECTION IX.24.
Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person

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obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
SECTION IX.25.
No Discharge or Diminishment of Loan Guaranty. Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations (other than Unliquidated Obligations)), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.
(a)
The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(b)
Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations (other than Unliquidated Obligations)).
SECTION IX.26.
Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any other Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations (other than Unliquidated Obligations). Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent

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permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash (other than Unliquidated Obligations). To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
SECTION IX.27.
Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.
SECTION IX.28.
Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.
SECTION IX.29.
Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
SECTION IX.30.
Termination. Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to any Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed

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Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that may exist under clause (p) of Article VII hereof as a result of any such notice of termination.
SECTION IX.31.
Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding of Indemnified Taxes applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made. For purposes of this Section 10.09, the term “Borrower Representative” shall be deemed replaced with “Loan Guarantor” in each place such term appears under Section 2.17(f).
SECTION IX.32.
Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.
SECTION IX.33.
Contribution.
(a)
To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms acceptable to the Administrative Agent and the Issuing Bank, and this Agreement has terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

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(b)
As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)
This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.
(d)
The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.
(e)
The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than (w) Unliquidated Obligations that have not yet arisen, (x) Swap Agreement Obligations that, at such time, are not required to be repaid pursuant to the terms hereof, (y) Banking Services Obligations that are cash collateralized or, at such time, not required to be repaid and (z) Designated Secured Foreign Products Obligations that are cash collateralized or, at such time, not required to be repaid) and the termination or expiry, on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, of the Commitments and all Letters of Credit issued hereunder (unless such Letter of Credit has been cash collateralized in the manner described in Section 2.06(j) or the applicable Borrower has provided a backup letter of credit in such amount and otherwise in form and substance acceptable to the relevant Issuing Bank and the Administrative Agent in their sole discretion) and the termination of this Agreement.
SECTION IX.34.
Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
SECTION IX.35.
Keepwell. Each Qualified ECP Guarantor that is a Loan Guarantor under this Article X hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under any Loan Guarantee in respect of a Swap Obligation (provided, however, that each such Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or

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otherwise under any Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each such Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each such Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Article X

Loan Guaranty of German Loan Parties
SECTION X.01.
Guaranty. Subject to Section 11.14 hereof, each Loan Guarantor that is a German Loan Party (each reference to Loan Guarantors in this Article XI being limited to such German Loan Parties) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the German Secured Obligations, and, subject to the limitations set forth in Section 9.03, all costs and expenses, including all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the German Secured Obligations from, or in prosecuting any action against, any German Borrower, any Loan Guarantor or any other guarantor of all or any part of the German Secured Obligations (such costs and expenses, together with the German Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
SECTION X.02.
Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
SECTION X.03.
No Discharge or Diminishment of Loan Guaranty. Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations (other than Unliquidated Obligations)), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding

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affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.
(a)
The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(b)
Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations (other than Unliquidated Obligations)).
SECTION X.04.
Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash (other than Unliquidated Obligations). To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate,

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pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
SECTION X.05.
Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.
SECTION X.06.
Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.
SECTION X.07.
Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
SECTION X.08.
Termination. Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to any Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 11.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that may exist under clause (p) of Article VII hereof as a result of any such notice of termination.
SECTION X.09.
Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding of Indemnified Taxes applicable to additional amounts payable

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under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made. For purposes of this Section 11.09, the term “Borrower Representative” shall be deemed replaced with “Loan Guarantor” in each place such term appears under Section 2.17(f).
SECTION X.10.
Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.
SECTION X.11.
Contribution.
(a)
To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than (w) Unliquidated Obligations that have not yet arisen, (x) Swap Agreement Obligations that, at such time, are not required to be repaid pursuant to the terms hereof, (y) Banking Services Obligations that are cash collateralized or, at such time, not required to be repaid and (z) Designated Secured Foreign Products Obligations that are cash collateralized or, at such time, not required to be repaid), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms acceptable to the Administrative Agent and the Issuing Bank, and this Agreement has terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)
As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

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(c)
This Section 11.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 11.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.
(d)
The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.
(e)
The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 11.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry, on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, of the Commitments and all Letters of Credit issued hereunder (unless such Letter of Credit has been cash collateralized in the manner described in Section 2.06(j) or the applicable Borrower has provided a backup letter of credit in such amount and otherwise in form and substance acceptable to the relevant Issuing Bank and the Administrative Agent in their sole discretion) and the termination of this Agreement.
SECTION X.12.
Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article XI is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
SECTION X.13.
Keepwell. Each Qualified ECP Guarantor that is a Loan Guarantor under this Article XI hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party that is a Loan Guarantor under this Article XI to honor all of its obligations under this Loan Guaranty in respect of a Swap Obligation (provided, however, that each such Qualified ECP Guarantor shall only be liable under this Section 11.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each such Qualified ECP Guarantor under this Section 11.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor that is a Loan Guarantor under this Article XI intends that this Section 11.13 constitute, and this Section 11.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party that is a Loan Guarantor under this Article XI for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. This Section 11.13 is subject to the limitations set forth in Section 9.20.
SECTION X.14.
German Guaranty Limitations.

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(a)
Limitation. The Administrative Agent agrees to restrict the enforcement of the guarantee or any indemnity granted by each German Loan Party pursuant to this Agreement and any joint and several liability assumed hereunder (together, the “Security”) if and to the extent that (i) such Security secures any liabilities of such German Loan Party’s direct or indirect shareholder(s) (upstream) or any entity affiliated to such shareholder (verbundenes Unternehmen) within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (other than the liabilities of any of such German Loan Party’s Subsidiaries and, for the avoidance of doubt, such German Loan Party’s own liabilities) and (ii) the enforcement of such Security would cause the amount of such German Loan Party’s net assets (Reinvermögen), as adjusted pursuant to the following provisions, to fall below the amount of its registered share capital (Stammkapital) (Begründung einer Unterbilanz) or to increase any already existing capital impairment (Vertiefung einer Unterbilanz) in violation of Sections 30 and 31 of the German Limited Liability Company Act (GmbHG), (each such event is hereinafter referred to as a “Capital Impairment”). For the purposes of the calculation of a Capital Impairment for any German Loan Party, the following balance sheet items shall be adjusted as follows: (a) the amount of any increase of such German Loan Party’s registered share capital after the date of this Agreement that has been effected without prior written consent of the Administrative Agent shall be deducted from such German Loan Party’s registered share capital; (b) loans provided to such German Loan Party shall be disregarded if and to the extent such loans are subordinated or are considered subordinated by operation of law and such loans are not shown in the balance sheet as liability of the German Loan Party; (c) loans or other contractual liabilities incurred in violation of the provisions of the Loan Documents shall be disregarded; (d) non-distributable assets (§ 268 (8) of the German Commercial Code) shall be disregarded (i.e. deducted); and (e) the net assets shall take into account the costs of the Auditor’s Determination (as defined below) either as a reduction of assets or an increase of liabilities.
(b)
Disposal of Relevant Assets. In a situation where any German Loan Party would not have sufficient assets to maintain its registered share capital after satisfaction (in whole or in part) of the relevant demand, such German Loan Party shall dispose of all assets, to the extent legally permitted and to the extent necessary to satisfy the amounts demanded under the Security granted by such German Loan Party which are not necessary for its business (nicht betriebsnotwendig) on market terms where the relevant assets are shown in the balance sheet of such German Loan Party with a book value which is significantly lower than the market value of such assets, unless such disposal would not be commercially justifiable, provided that the Administrative Agent consents to the fact that a disposal would not be commercially justifiable.
(c)
Management Notification/Auditor’s Determination.
(i)
The limitation pursuant to this Section 11.14 shall apply, subject to the following requirements, if, following a notice by the Administrative Agent that it intends to enforce any Security or a demand by the Administrative Agent under any such Security, the applicable German Loan Party notifies the Administrative Agent (“Management Notification”) within fifteen (15)

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days upon receipt of the relevant notice or demand that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur and providing prima facie evidence that a realisation or other measures undertaken in accordance with the mitigation provisions set out above would not prevent such Capital Impairment); provided that until and including the earlier of (x) the date falling fifteen (15) Business Days after the notice or demand of the Administrative Agent regarding the enforcement of any Security and (y) the date of delivery of the Management Notification to the Administrative Agent, the right to enforce such Security (whether in full or in part) shall be suspended.
(ii)
If the Management Notification is contested by the Administrative Agent, the Administrative Agent shall nevertheless be entitled to enforce any Security granted under this Agreement up to such amount, which is, based on the Management Notification, undisputed between itself and the applicable German Loan Party. In relation to the amount which is in dispute, the applicable German Loan Party undertakes (at its own cost and expense) to arrange for the preparation of a balance sheet by its auditors in order to have such auditors determine whether (and if so, to what extent) any payment under the Security would cause a Capital Impairment (the “Auditor’s Determination”). The Auditor’s Determination shall be prepared, taking into account the adjustments set out above in relation to the calculation of a Capital Impairment, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as consistently applied by the applicable German Loan Party in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. The applicable German Loan Party shall provide the Auditor’s Determination to the Administrative Agent within thirty (30) days (or such longer period as has been agreed between the Borrower Representative and the Administrative Agent) from the date on which the Administrative Agent contested the Management Notification in writing. The Auditor’s Determination shall be binding on the applicable German Loan Party and the Administrative Agent.
(iii)
If, and to the extent that, any Security has been enforced without regard to the limitation set forth in this Section 11.14 because the amount of the available net assets pursuant to the Auditor’s Determination is lower than the amount stated in the Management Notification, the Administrative Agent shall upon written demand of the applicable German Loan Party to the Administrative Agent repay any amount (if and to the extent already paid to the Administrative Agent) up to and including the amount calculated in the Auditor’s Determination in accordance with this Section 11.14, provided such demand for repayment is made to the Administrative Agent within six (6) months (Ausschlussfrist) from the date such Security has been enforced.
(iv)
If pursuant to the Auditor’s Determination the amount of the available net assets is higher than set out in the Management Notification, the Administrative Agent shall be entitled to enforce into such available net assets accordingly.

(Continued)

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(d)
Exceptions. Notwithstanding the above, the limitations pursuant to this Section 11.14 shall not apply to any German Loan Party:
(i)
if such German Loan Party is party as dominated entity (beherrschtes Unternehmen) of a domination agreement (Beherrschungsvertrag) and/or a profit and loss transfer agreement (Gewinnabführungsvertrag) pursuant to Section 30, paragraph 1, sentence 2 of the German Limited Liability Company Act (GmbHG) and payment by or enforcement against the German Loan Party would not violate Section 30, paragraph 1 GmbHG; provided, that the limitations pursuant to this Section 11.14 shall apply if the dominating entity is insolvent or payment by the dominated entity would result in the insolvency of the dominated entity;
(ii)
if such German Loan Party has a recourse right (Rückgewähranspruch) pursuant to Section 30, paragraph 1, sentence 2 of the German Limited Liability Company Act (GmbHG) which is fully recoverable (werthaltig);
(iii)
if such German Loan Party fails to deliver the Management Notification and/or the Auditor’s Determination pursuant to this Section 11.14 in the required timeframe, unless such German Loan Party proves in a court proceeding that the disputed amount is necessary for maintaining its registered share capital;
(iv)
to any amounts borrowed under the Loan Documents to the extent the proceeds of such borrowing are on-lent to such German Loan Party or its Subsidiaries to the extent that any amounts so on-lent are still outstanding at the time the relevant demand is made against such German Loan Party and the repayment of such loans as a result of such on-lending is not prohibited by law; or
(v)
to any amounts borrowed under the Loan Documents by such German Loan Party to the extent that any amounts so borrowed are still outstanding at the time the relevant demand for repayment is made against such German Loan Party.
Article XI

The Borrower Representative.
SECTION XI.01.
Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower(s). The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to

(Continued)

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this Section 12.01. For the purpose of this Section, the Borrower Representative is hereby released from any restrictions on representing several Persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).
SECTION XI.02.
Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.
SECTION XI.03.
Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.
SECTION XI.04.
Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.
SECTION XI.05.
Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
Article XII

Subordination of Intercompany Indebtedness.
SECTION XII.01.
Subordination of Intercompany Indebtedness. Each Loan Party agrees that any and all claims of such Loan Party against any Loan Party (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Loan Party may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Loan Party to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Loan Party, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties in those assets. No Loan Party shall have any right to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and

(Continued)

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satisfied (in cash) and all financing arrangements pursuant to any Loan Document, any Swap Agreement or any Banking Services Agreement have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, administration, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold pursuant to any such proceeding, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Loan Party (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Loan Party upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Secured Parties, such Loan Party shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Loan Party where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Loan Party as the property of the Secured Parties. If any such Loan Party fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same.

[Signature Pages Follow]

(Continued)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

THE MANITOWOC COMPANY, INC.

By:
Name:
Title:

GROVE U.S. L.L.C.

By:
Name:
Title:

MANITOWOC CRANE GROUP U.S. HOLDING, LLC

By:
Name:
Title:

MANITOWOC CRANE COMPANIES, LLC

By:
Name:
Title:

MANITOWOC RE-MANUFACTURING, LLC

By:
Name:
Title:

Signature Page to Credit Agreement

The Manitowoc Company, Inc.

(Continued)

Page

MANITOWOC CP, INC.

By:
Name:
Title:

Signature Page to Credit Agreement

The Manitowoc Company, Inc.

(Continued)

Page

MANITOWOC CRANE GROUP GERMANY GMBH

By:
Name:
Title:

By:
Name:
Title:

MANITOWOC CRANE GROUP HOLDING GERMANY GMBH

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Credit Agreement

The Manitowoc Company, Inc.

(Continued)

Page

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender

By:
Name:
Title:

Signature Page to Credit Agreement

The Manitowoc Company, Inc.

(Continued)

Page

BANK OF MONTREAL, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

The Manitowoc Company, Inc.

(Continued)

Page

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

The Manitowoc Company, Inc.

(Continued)

Page

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$123,750,000
Bank of Montreal	$75,625,000
Bank of America, N.A.	$75,625,000

Total	$275,000,000

(Continued)

Page

EXHIBIT B

Modified Form of Borrowing Request

[Attached]

278145257v.3Exhibit H

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 22
Chicago, IL 60603
Attention: ~~[__]~~Asset Based Lending Operations

~~Telephone No: [__]~~
Fax No: ~~[__]~~(312) 377-1091

[J.P. Morgan Europe Limited

Loans Agency 6th floor

25 Bank Street, Canary Wharf

London E145JP

United Kingdom

Attention: Loans Agency

Fax: +44 20 7777 2360

Email: ~~[__~~Loan_and_agency_london@jpmorgan.com]

Date:

Ladies and Gentlemen:

This Borrowing Request is furnished pursuant to Section 2.03 of that certain the Credit Agreement dated as of March 25, 2019 (as amended, restated, supplemented renewed, extended or otherwise modified from time to time, the “Credit Agreement”) among The Manitowoc Company, Inc., GROVE U.S. L.L.C., Manitowoc Crane Group Germany GmbH, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Borrowing Request have the meanings ascribed thereto in the Credit Agreement. The Borrower Representative identified below represents that, as of this date, the conditions precedent set forth in Section[s] [4.01 and]~~1~~ 4.02 of the Credit Agreement are satisfied.

The Borrower Representative hereby notifies the Administrative Agent pursuant to Section 2.03 of the Credit Agreement of its request for the following Borrowing:

1. Name of applicable Borrower(s):	_____________________
2. Aggregate amount of the requested Borrowing:	$____________________
3. Borrowing Date of the Borrowing (must be a Business Day):	________________, 20__
4. Type of Borrowing: ~~2~~	[~~Adjusted LIBO Rate][~~Term Benchmark][RFR][ABR] ~~[Overnight LIBO Rate]~~
5. Class:	[Domestic][German] [Revolving] [Swingline] Loan
6. Interest Period and last day thereof:	[one~~][two~~][three][six] month[s], ending on ____________, 20__
7. Agreed Currency:	[U.S. Dollars][Euro][Sterling]
8. Proceeds of Borrowing are to be disbursed to the following account(s) of the applicable Borrower(s):

Amount: ______________________

Bank Name: ___________________

ABR Routing No.: ______________

Bank Address: _________________

                          _________________

Account No.: __________________

Account Name: ________________

Attn/Reference: ________________

[Signature Page Follows]

Exhibit H

~~1234369360v~~2234369360v.1

THE MANITOWOC COMPANY, INC., as the Borrower Representative

By:
Name:
Title:

EXHIBIT C

Closing Checklist

[Attached]

THE MANITOWOC COMPANY, INC.

and

GROVE U.S. L.L.C.

as Domestic Borrowers

and

MANITOWOC CRANE GROUP GERMANY GMBH

as German Borrower

AMENDMENT NO. 2 TO CREDIT AGREEMENT

May 19, 2022

LIST OF CLOSING DOCUMENTS

A. LOAN DOCUMENTS

1.
Amendment No. 2 to Credit Agreement (the “Credit Agreement”), dated as of March 15, 2019 (“Amendment No. 2”), by and among the Manitowoc Company, Inc. (the “Company”), GROVE U.S. L.L.C. (“Grove” and Company, each a “Domestic Borrower”, and collectively the “Domestic Borrowers”), Manitowoc Crane Group Germany GmbH (the “German Borrower”, collectively with the Domestic Borrowers, the “Borrowers”), the other Loan Parties party thereto, the financial institutions from time to time party thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), together with a reaffirmation of Obligations and Liens.

EXHIBITS

Exhibit A -- Modified Credit Agreement

Exhibit B -- Modified Form of Borrowing Request

Exhibit C -- Closing Checklist

B. U.S. COLLATERAL DOCUMENTS

2.
Certificates of Insurance listing the Administrative Agent as (x) lender loss payee for the property and casualty insurance policies of the Loan Parties and (y) additional insured with respect to the liability insurance policy of the Loan Parties.
3.
Bring-down UCC lien, tax lien, judgment, pending suit and name variation search reports naming each Loan Party from the appropriate offices in relevant jurisdictions.
4.
Intellectual property search reports under the name of each Domestic Loan Party in each of the U.S. Copyright Office and the U.S. Patent and Trademark Office.
1.
Confirmatory Grant of Security Interest in United States Patents made by Manitowoc Crane Companies, LLC in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A	--	Registered Patents; Patent Applications; Other Patents

C. U.S. CORPORATE DOCUMENTS

5.
A certificate of each Domestic Loan Party, executed by its Secretary or Assistant Secretary, which shall certify (i) the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of Amendment No. 2, the Credit Agreement as amended by Amendment No. 2, and the Loan Documents to which it is a party and the pledge of its shares in favor of the Administrative Agent, (ii) the name and title and signatures of the Financial Officers, to the extent available, and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (iii) appropriate attachments, including the certificate or articles of incorporation or organization (or similar document) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws constitutional documents or operating, management or partnership agreement (or similar document).
6.
A good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent, if any, available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

D. U.S. OPINIONS

7.
Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Domestic Loan Parties.
8.
Opinion of Foley & Lardner LLP, as Wisconsin counsel for the Domestic Loan Parties.
9.
Opinion of Bass, Berry & Sims PLC, as Tennessee counsel for the Domestic Loan Parties.
10.
Opinion of Holland & Hart LLP, as Nevada counsel for the Domestic Loan Parties.

E. CLOSING CERTIFICATES AND MISCELLANEOUS

11.
Certificate, signed by a Financial Officer of the Company (i) stating that no Default has occurred and is continuing and (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as the Effective Date.
12.
Solvency Certificate from a Financial Officer of the Company.
13.
Borrowing Base Certificate, calculating the Borrowing Base as of March 31, 2022.

F. GERMAN DOCUMENTATION

14.
A copy of a resolution signed by all the holders of the issued shares of each German Loan Party incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung), approving the execution, delivery and performance of Amendment No. 2, the Credit Agreement as amended by Amendment No. 2 and the Loan Documents to which the German Loan Party is a party.
2.
Certificate for each German Loan Party containing:
a.
the articles of association
b.
the shareholder list

c.
an excerpt from the commercial register
d.
by-laws (if any)
e.
specimen signatures of each person authorized by the resolution above

3.
A German junior-ranking share pledge agreement.
4.
A German junior-ranking account pledge agreement.
5.
PoAs authorizing certain individuals to execute the German junior-ranking share pledge agreement in front of a German notary (i) on behalf of behalf of Manitowoc Crane Group Holding Germany GmbH as pledgor; (ii) on behalf of Grove US LLC as pledgor; (iii) on behalf of Manitowoc Crane Group Germany GmbH as pledged company and (iv) on behalf of JPM.
15.
Opinion of Mayer Brown LLP, as German counsel for JPMorgan Chase Bank, N.A.
16.
Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the German Loan Parties.

G. U.S. REAL PROPERTY DOCUMENTATION

17.
With respect to each Mortgaged Real Property listed on Appendix A:
A.
Title searches

APPENDIX A

Mortgaged Real Property Locations

Entity of Record	Common Name and Address	Purpose/Use	Legal Description	Filing Office for Mortgage
GROVE U.S. L.L.C.	1190 Mineral Springs Drive Port Washington, WI 53074	Manufacturing facility	See Mortgage.	Register of Deeds of Ozaukee County, Wisconsin
GROVE U.S. L.L.C.	1565 Buchanan Trail East Shady Grove, PA 17256	Manufacturing/ Processing	See Mortgage.	Franklin County, Pennsylvania Recorder